SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

Filed	by the Registrant [X]

Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[X]	Preliminary Proxy Statement [ ] Soliciting Material Under Rule 14a-12
[ ]	Confidential, For Use of the
Commission Only (as permitted by
Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[ ]	Definitive Additional Materials

Capital One Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ]	Fee paid previously with preliminary materials:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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NOTICE OF CAPITAL ONE FINANCIAL CORPORATION’S

2014 ANNUAL STOCKHOLDER MEETING

Important Notice Regarding the Availability of Proxy Materials for

The Stockholder Meeting To Be Held On May 1, 2014

The Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com

The Annual Stockholder Meeting of Capital One Financial Corporation (“Capital One” or the “Company”) will be held at Capital One’s headquarters, 1680 Capital One Drive, McLean, Virginia 22102, on May 1, 2014, at 10:00 a.m.

 Items of Business

As a stockholder you will be asked to:

1.	Elect ten nominated directors, who are listed in the proxy statement, as directors of Capital One;

2.	Ratify the Audit Committee’s selection of Ernst & Young LLP as independent auditors of Capital One for 2014;

3.	Approve Capital One’s Third Amended and Restated 2004 Stock Incentive Plan;

4.	Approve, on a non-binding advisory basis, Capital One’s 2013 Named Executive Officer compensation;

5.	Approve amendments to Capital One’s Restated Certificate of Incorporation to remove supermajority voting standards applicable to the following actions:

Item 5(a): Future amendments to the Amended and Restated Bylaws and the Restated Certificate of Incorporation;

Item 5(b): Removing any director from office;

Item 5(c): Certain business combinations;

6.	Consider a stockholder proposal, if presented at the meeting; and

7.	Transact such other business as may properly come before the meeting.

 Record Date

You may vote if you held shares of Capital One common stock as of the close of business on March 6, 2014.

 Proxy Voting

Your vote is important. You may vote your shares in person at the Annual Stockholder Meeting, via the Internet, by telephone or by mail. Please refer to the section “How do I vote?” for detailed voting instructions. If you choose to vote in person at the Annual Stockholder Meeting, via the Internet or by telephone, you do not need to mail in a proxy card.

 Annual Meeting Admission

Due to space limitations, attendance is limited to stockholders and one guest each. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. A valid government-issued picture identification and proof of stock ownership as of the record date must be presented in order to attend the meeting. If you hold Capital One stock through a broker, bank, trust or other nominee, you must bring a copy of a statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy (described below). Cameras, recording devices and other electronic devices are not permitted.

We look forward to seeing you at the meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

Capital One Financial Corporation

1680 Capital One Drive

McLean, VA 22102

March     , 2014

SECTION I – ABOUT THIS PROXY STATEMENT	1

SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE	6

SECTION III – SECURITY OWNERSHIP	24

SECTION IV – DIRECTOR COMPENSATION	27

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS	31

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION	52

SECTION VII – EQUITY COMPENSATION PLANS	71

SECTION VIII – COMPENSATION COMMITTEE REPORT	73

SECTION IX – AUDIT COMMITTEE REPORT	74

SECTION X – ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)	75

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS (ITEM 2 ON PROXY CARD)	76

SECTION XII – APPROVAL AND ADOPTION OF CAPITAL ONE’S THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 3 ON PROXY CARD)	78

SECTION XIII – ADVISORY APPROVAL OF CAPITAL ONE’S 2013 NAMED EXECUTIVE OFFICER COMPENSATION (ITEM 4 ON PROXY CARD)	90

SECTION XIV – APPROVAL OF AMENDMENTS TO CAPITAL ONE’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING STANDARDS APPLICABLE TO CERTAIN ACTIONS (ITEM 5 ON PROXY CARD)	91

SECTION XV – STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN (ITEM 6 ON PROXY CARD)	95

SECTION XVI – OTHER BUSINESS	98

APPENDIX A – CAPITAL ONE FINANCIAL CORPORATION’S THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN	A-1

APPENDIX B – PROPOSED AMENDMENTS TO CAPITAL ONE FINANCIAL CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING STANDARDS APPLICABLE TO CERTAIN ACTIONS	B-1

SECTION I – ABOUT THIS PROXY STATEMENT

 Why did I receive a Notice Regarding the Internet Availability of Proxy Materials?

In accordance with rules of the Securities and Exchange Commission (“SEC”), instead of mailing printed copies of our proxy materials, we are furnishing the proxy materials to our stockholders via the Internet. This process will save the Company some of the cost of printing and mailing the proxy materials and will reduce the impact of our annual stockholder meetings on the environment. Accordingly, on or about March     , 2014, we mailed to our stockholders a Notice Regarding the Internet Availability of Proxy Materials (the “Notice”). If you received a Notice, you will not receive a printed copy of the proxy materials unless you request one. The Notice provides instructions on how to access the proxy materials for Capital One’s 2014 Annual Stockholder Meeting (the “Annual Meeting”) via the Internet, how to request a printed set of proxy materials and how to vote your shares.

 What is the purpose of the proxy materials?

The Board of Directors of Capital One is providing you these materials in connection with the solicitation by Capital One’s Board of Directors of proxies to be voted at the Annual Meeting. All stockholders who held shares as of the close of business on March 6, 2014 (the “record date”), are entitled to attend the Annual Meeting and to vote on the items of business outlined in this proxy statement. If you choose not to attend the Annual Meeting, you may vote your shares via the Internet, by telephone or by mail.

 How do I access the proxy materials?

The Notice provides instructions regarding how to view our proxy materials for the Annual Meeting online. As explained in greater detail in the Notice, to view the proxy materials and to vote, you will need to visit www.proxyvote.com and have available your 12-digit control number(s) contained on your Notice.

 How do I request paper copies of the proxy materials?

You may request paper copies of the 2014 proxy materials by following the instructions listed at www.proxyvote.com, by telephoning 1-800-579-1639 or by sending an e-mail to sendmaterial@proxyvote.com.

 What is the difference between a record holder and a holder of shares in street name?

You are a record holder if you hold shares of Capital One common stock directly in your name through Capital One’s transfer agent, Computershare Trust Company, N.A. (“Computershare”).

If you hold shares of Capital One common stock through a broker, bank, trust or other nominee, then you are a holder of shares in street name. As a result, you must instruct the broker, bank, trust or other nominee about how to vote your shares. Under the rules of the New York Stock Exchange (“NYSE”), if you do not provide such instructions, the firm that holds your shares will have discretionary authority to vote your shares only with respect to “routine” matters, as described below.

 Can I attend the Annual Meeting?

If you held shares of Capital One common stock as of the close of business on March 6, 2014, you may attend the Annual Meeting. Because seating is limited, only you and a guest may attend the meeting. Admission to the meeting is on a first-come, first-served basis. Registration begins at 9:00 a.m. You must present a valid government-issued picture identification and proof of Capital One stock ownership as of the record date. If you hold Capital One stock in street name, you must also bring a copy of a brokerage statement reflecting your stock ownership as of the record date. If you plan to attend as the proxy of a stockholder, you must present a legal proxy (described below). Cameras, recording devices and other electronic devices are not permitted.

 Am I entitled to vote?

You are entitled to vote if you were the record holder of shares of Capital One common stock as of the close of business on March 6, 2014. All stockholders of record are entitled to one vote per share of common stock held for each matter submitted for a vote at the meeting.

If you hold your shares of Capital One common stock in street name, you may instruct your broker regarding voting your shares using the same methods described below under “How do I vote?”

On March 6, 2014, there were              shares of Capital One’s common stock issued and outstanding.

 How do I vote?

By Internet

You may vote via the Internet by going to www.proxyvote.com and following the instructions on the screen. Have your Notice, proxy card (for record holders) or voting instruction form (for holders of shares in street name) available when you access the web page.

By Telephone

You may vote by telephone by calling the toll-free telephone number on the proxy card (1-800-690-6903), which is available 24 hours a day, and following the prerecorded instructions. Have your Notice or proxy card available when you call. If you hold your shares in street name, your broker, bank, trustee or other nominee may provide additional instructions to you regarding voting your shares by telephone.

By Mail

If you received your proxy materials by mail, you may vote by mail by completing the enclosed proxy card, dating and signing it and returning it in the postage-paid envelope provided.

Time for Voting Your Shares By Internet, By Telephone or By Mail

You may vote via the Internet or by telephone up until 11:59 PM Eastern Daylight Time on April 30, 2014. If you vote by mail, your proxy card must be received by April 30, 2014.

In Person

If you are a record holder of shares of Capital One common stock, you may vote in person at the Annual Meeting. A record holder must present a valid government-issued picture identification and, if the shares are held in the name of an entity, evidence of valid authorization from that entity in order to attend the meeting. Stockholders of record also may be represented by another person at the Annual Meeting by executing a legal proxy designating that person as the proxy holder. See “Can I attend the Annual Meeting?” above for more information regarding attending the Annual Meeting.

If you hold your shares of Capital One common stock in street name, you must bring a valid government-issued picture identification and a copy of a statement reflecting your stock ownership as of the record date in order to attend the meeting. You must also obtain a legal proxy from your broker, bank, trust or other nominee and present it to the inspector of elections with your ballot to be able to vote at the Annual Meeting. To request a legal proxy, please follow the instructions at www.proxyvote.com.

What if I hold my shares in street name and I do not provide my broker, bank, trustee or other nominee with instructions about how to vote my shares?

You may instruct your broker, bank, trustee or other nominee on how to vote your shares using the methods described above. If you do not vote via the Internet or by telephone and do not return your voting instructions to the firm that holds your shares prior to the Annual Meeting, the firm has discretion to vote your shares only with respect to Item 2 on the proxy card, which is considered a “routine” matter under NYSE rules. The election of members of the Board of Directors and Items 3, 4, 5 and 6 are not considered “routine” matters, and the firm that holds your shares will not have discretionary authority to vote your shares for these Items if you do not provide instructions using one of the methods described above. Therefore, you are encouraged to return your voting instructions so that your shares are voted for non-routine matters at the Annual Meeting. If you hold shares in several different accounts, you must provide voting instructions for each account in order to authorize all of your shares to be voted.

 How do I vote my 401(k) shares?

If you participate in the Capital One Associate Savings Plan, you may vote the number of shares equivalent to your interest in the Capital One Pooled Stock Fund as credited to your account on the record date. You will receive instructions on how to vote your shares via e-mail from Broadridge Financial Solutions, Inc. (“Broadridge”). The trustee of the Associate Savings Plan will vote your shares in accordance with your duly executed instructions if they are received by April 28, 2014. If you do not send instructions, the trustee will not vote the share equivalents credited to your account.

 Can I revoke my proxy or change my vote?

Yes, you may revoke any proxy that you previously granted or change your vote by:

•	submitting another timely vote via the Internet, by telephone or by mailing a new proxy card or voting instruction form;
•	attending the Annual Meeting and voting in person; or
•	if you are a record holder, giving written notice of revocation to the Corporate Secretary, Capital One Financial Corporation, 1680 Capital One Drive, McLean, VA 22102.

Your new vote or revocation must be submitted in accordance with the timeframes above under “Time for Voting Your Shares By Internet, By Telephone or By Mail.”

 What constitutes a quorum?

A quorum of stockholders is necessary to transact business at the Annual Meeting. A quorum exists if the holders of a majority of the voting power of Capital One’s outstanding shares entitled to vote generally in the election of directors are present in person or represented by proxy. Abstentions and broker non-votes will be counted in determining if there is a quorum, but neither will be counted as votes cast.

 What is a broker non-vote?

As described above, under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the firm that holds your shares, the firm has discretionary authority to vote your shares only with respect to “routine” matters. For non-routine matters, which include the election of directors and Items 3, 4, 5 and 6, if you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares. This is called a “broker non-vote.”

 Who will count the vote?

Votes will be tabulated by Broadridge. The Board of Directors has appointed a representative of American Elections Services, LLC to serve as the Inspector of Elections.

 Will a list of stockholders be made available?

Capital One will make a list of stockholders available at the Annual Meeting and, for ten days prior to the meeting, at our offices located at 1680 Capital One Drive in McLean, Virginia. Please contact Capital One’s Corporate Secretary at (703) 720-1000 if you wish to inspect the list of stockholders prior to the Annual Meeting.

 How much did the solicitation cost?

Capital One will pay the costs of the solicitation. We have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for an aggregate fee of $15,000, plus reasonable out-of-pocket expenses. In addition to Capital One soliciting proxies via the Internet, by telephone and by mail, our directors, officers and employees may solicit proxies on our behalf, without additional compensation.

 What is “householding?”

Under SEC rules, a single package of Notices may be sent to any household at which two or more stockholders reside if they appear to be members of the same family unless contrary instructions have been received. Each stockholder continues to receive a separate Notice within the package. This procedure, referred to as householding, reduces the volume of duplicate materials stockholders receive and reduces mailing expenses. Stockholders may revoke their consent to future householding mailings or enroll in householding by contacting Broadridge toll free at 1-800-542-1061 or by writing to Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY 11717. Capital One will deliver promptly, upon written or oral request, a separate copy of the proxy materials to any stockholder at a shared address to which a single copy was delivered. Stockholders who wish to receive a separate set of proxy materials now should contact Broadridge at the same phone number or mailing address.

 What are the Board of Directors’ recommendations?

If you properly submit a proxy without giving specific voting instructions, the individuals named as proxy holders will vote in accordance with the recommendations of the Board of Directors as follows:

FOR the election of Richard D. Fairbank, Patrick W. Gross, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Pierre E. Leroy, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West, as directors of Capital One (see page 75);

FOR the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2014 (see page 76);

FOR the approval of Capital One’s Third Amended and Restated 2004 Stock Incentive Plan (see page 78);

FOR the advisory approval of Capital One’s 2013 Named Executive Officer compensation (see page 90);

FOR the approval of each of the amendments to Capital One’s Restated Certificate of Incorporation to remove supermajority voting standards applicable to certain actions (see page 91); and

AGAINST the stockholder proposal (see page 95).

The Board of Directors is not aware of any other matter that will be presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting, the persons named on the accompanying proxy card will, in the absence of stockholder instructions to the contrary, vote such proxy at their discretion.

 What vote is necessary to approve each item?

All stockholders of record are entitled to one vote per share of common stock held for each nominee for director and for each other matter presented for a vote at the meeting.

Item 1 requests your vote for the election of ten candidates for director. Richard D. Fairbank, Patrick W. Gross, Ann Fritz Hackett, Lewis Hay, III, Benjamin P. Jenkins, III, Pierre E. Leroy, Peter E. Raskind, Mayo A. Shattuck III, Bradford H. Warner and Catherine G. West will each be elected as a director of Capital One if a majority of the votes cast in his or her election is voted in favor of such election. Capital One also maintains a “majority voting” policy, which requires that any director who fails to receive a majority of votes cast in favor of his or her election tender a resignation for the Board’s consideration. Cumulative voting for the election of directors is not permitted. For more information regarding Capital One’s director nomination process see page 16.

Item 2, the ratification of the Audit Committee’s selection of Ernst & Young LLP as independent auditors of the Company for 2014, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Item 3, the approval of Capital One’s Third Amended and Restated 2004 Stock Incentive Plan, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Item 4, the advisory approval of Capital One’s 2013 Named Executive Officer compensation, will be approved if a majority of the votes cast on the proposal are voted in favor of the proposal.

Items 5(a) through (c), three proposals amending Capital One’s Restated Certificate of Incorporation to remove supermajority voting standards applicable to certain actions, will each be approved if at least 80% of the shares of common stock outstanding vote in favor of the proposal, as described more specifically in each of the three parts of Item 5. For Item 5(c), the vote must also represent at least 80% of the voting power of the then outstanding common stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Restated Certificate of Incorporation), as determined by the Board of Directors pursuant to the Restated Certificate of Incorporation. Approval of any one of the three parts of Item 5 is not conditioned upon approval of the other parts.

Item 6, the stockholder proposal, will be approved if a majority of votes cast on the proposal are voted in favor of the proposal.

As described under “How do I vote?” on page 2, under NYSE rules, if you hold your shares in street name and you do not submit voting instructions to the broker, bank, trust or other nominee that holds your shares, the firm will only have discretionary authority to vote your shares with respect to Item 2. If you do not submit voting instructions, the firm that holds your shares will not have discretion to vote your shares with respect to Items 1, 3, 4, 5 and 6. Abstentions and broker non-votes are not considered “votes cast” and thus do not have an effect on the outcome of the vote as to Items 1, 2, 3, 4 and 6. With respect to Item 5, abstentions and broker non-votes will have the same effect as a vote against the proposal.

SECTION II – CORPORATE GOVERNANCE AT CAPITAL ONE

 Corporate Governance Principles and Code of Business Conduct and Ethics

Capital One is dedicated to strong and effective corporate governance principles and practices. The Board of Directors has adopted Corporate Governance Principles to formalize the Board’s governance practices and to provide its view of effective governance. Our Corporate Governance Principles embody many of our long-standing practices, policies and procedures, which collectively form a corporate governance framework that promotes the long-term interests of our shareholders, ensures responsible decision-making and accountability, and fosters a culture that allows our Board and management to pursue Capital One’s strategic objectives. The Board reviews and periodically updates these principles and practices as legal, regulatory, and best practice developments evolve.

The Board has also adopted Capital One’s Code of Business Conduct and Ethics (the “Code of Conduct”), which applies to Capital One directors and associates, including Capital One’s Chief Executive Officer (“CEO”), Chief Financial Officer, Principal Accounting Officer and other persons performing similar functions. The Code of Conduct reflects Capital One’s commitment to honesty, fair dealing and integrity and guides the ethical actions and working relationships of Capital One’s directors, officers and associates with investors, current and potential customers, fellow associates, competitors, governmental entities, the media and other third parties with whom Capital One has contact.

The Board of Directors believes that these policies, principles and practices are vital to the future success and growth of Capital One and create a foundation for the ethical and effective functioning of the Board of Directors, its Committees and Capital One as a whole. They are also critical to preserving the trust of our stakeholders, including stockholders, associates, customers, suppliers, governmental entities and the general public. Capital One’s Corporate Governance Principles and the Code of Conduct, each as amended from time to time, are available free of charge on the Corporate Governance page of Capital One’s Internet site at www.capitalone.com under “About Us/Investors.” Capital One will disclose on its website any amendment to the Code of Conduct or any waiver under the Code of Conduct granted to any of its directors or executive officers.

 Board Structure and Committee Composition

The Board of Directors oversees Capital One’s business and directs its management. The Board of Directors does not involve itself with the day-to-day operations and implementation of Capital One’s business. Instead, the Board of Directors meets periodically with management to review Capital One’s performance, risks and business strategy. Directors also regularly consult with management outside of formal meetings to keep themselves informed about Capital One’s progress.

The Board of Directors met twelve times during 2013. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees occurring during the year while they were members. In accordance with our Corporate Governance Principles and New York Stock Exchange Listing requirements, the Board has executive sessions of non-management directors without senior management on a regularly scheduled basis and no less than two times per year. In addition, at least one executive session of only independent directors without senior management is held annually. In 2013, the Board met these requirements and the number of times non-management directors held executive sessions without senior management present exceeded the standard set forth in the Corporate Governance Principles. During these executive sessions, the non-management directors or independent directors, as the case may be, have complete access to such members of the Company’s senior executive management as they may request, including the Chief Financial Officer, General Counsel, Chief Risk Officer, Chief Internal Auditor, Chief Credit Review Officer and Chief Compliance Officer.

Capital One expects all of its directors to attend the Annual Meeting. In 2013, the ten directors who were continuing service after the Annual Meeting were present at the meeting.

Leadership Structure of the Board of Directors

Our Board has carefully considered the critical issue of Board leadership and believes that the leadership structure must be considered in the context of Capital One’s specific circumstances, culture, strategic objectives and challenges. The diverse backgrounds and experiences of our directors provide the Board with broad perspectives from which to determine the leadership structure that is best for Capital One and the long-term interests of Capital One’s shareholders and other stakeholders. Our Corporate Governance Principles allow the roles of Chair and CEO to be filled by the same or different individuals, a policy which appropriately provides the Board with the flexibility to determine Capital One’s current leadership structure.

Mr. Fairbank founded Capital One and has served as CEO since shortly before Capital One’s initial public offering in late 1994 and Chair since early 1995. Given Mr. Fairbank’s role in the formation and growth of Capital One, the Board strongly believes that it is in the Company’s best interest to have him serve as the Chair and CEO, particularly given the Board’s recognition and implementation of strong independent leadership on the Board through an active and empowered Lead Independent Director and independent Board committee structure. Importantly, the Corporate Governance Principles provide for a Lead Independent Director who supports the Board in assuring effective governance in managing the affairs of the Board and Capital One. The Lead Independent Director is elected annually by the independent directors and is currently Ms. Hackett. The Lead Independent Director performs the following responsibilities:

With respect to executive sessions:

•	organizes and presides over executive sessions;
•	sets the agendas for and leads executive sessions; and
•	is responsible for soliciting feedback for and engaging the Chief Executive Officer on executive sessions;

With respect to Board meetings and agendas:

•	presides at all meetings of the Board at which the Chair of the Board is not present;
•	has the authority to call meetings of the independent directors;
•	approves meeting agendas for the Board;
•	approves information sent to the Board; and
•	approves meeting schedules and works with the Chair of the Board and Committee chairpersons to assure that there is sufficient time for discussion of all agenda items;

With respect to other responsibilities related to the independent directors:

•	facilitates discussion among the independent directors on key issues and concerns outside of Board meetings;
•	serves as liaison between the Chair of the Board and the independent directors;
•	facilitates teamwork and communication among the independent directors; and
•	in a crisis, calls together the independent directors to establish appropriate Board leadership responsibility; and

With respect to performance assessments:

•	leads the performance assessment of the Chief Executive Officer;
•	facilitates the Board’s engagement with the Chief Executive Officer and Chief Executive Officer succession planning; and
•	leads the Board’s self-assessment and recommendations for improvement, if any.

In addition, if requested by major stockholders, the Lead Independent Director ensures that he or she is available for consultation and direct communication.

The Board of Directors has four standing Committees: Audit, Risk, Compensation, and Governance and Nominating. Each of the Audit, Compensation, and Governance and Nominating Committees is composed solely of independent directors and has a separate independent chair. The Risk Committee is led by an independent chair. Detailed information on each Committee is contained below under “Committees of the Board of Directors.”

We believe that our existing Board leadership structure provides the most effective governance framework that allows our company to benefit from Mr. Fairbank’s knowledge and leadership while appropriately maintaining strong independent and effective oversight of our business and affairs as demonstrated by our empowered Lead Independent Director, independent key committees that oversee the Company’s operations, risks, performance and business strategy, experienced and committed directors, and frequent executive sessions without management in attendance. This structure demonstrates for our associates, customers, stockholders, investors, regulators and other stakeholders that Capital One’s Board of Directors is committed to engaged, independent leadership and performance of its responsibilities. The Board of Directors believes that combining the Chair and Chief Executive Officer positions takes advantage of the talent and knowledge of Mr. Fairbank as the founder of Capital One and effectively combines the responsibilities for strategy development and execution with management of day-to-day operations. It also reduces the potential for confusion or duplication of efforts and provides clear leadership for Capital One. The Board of Directors believes that the combination of the Chair and the Chief Executive Officer roles, together with its strong governance practices, including its supermajority of independent directors and its clearly defined Lead Independent Director responsibilities, provides an appropriate balance among strategy development, operational execution and independent oversight of Capital One.

Board’s Role in Succession Planning

The Board is responsible for ensuring that a succession plan for the Chief Executive Officer exists. The succession plan is reviewed annually by the Board. Each year, as part of its succession planning process, the Board reviews the senior executive team’s experience, skills, competencies and potential to assess which executives possess or have the ability to develop the attributes that the Board believes necessary to lead and achieve the Company’s goals. Among other steps taken to promote this process, the two levels of executives below the Chief Executive Officer, which include all of the Chief Executive Officer’s direct reports, often attend Board meetings and present to the Board, providing the Board numerous opportunities to interact with our senior management and assess their leadership capabilities. There is also available, on a continuing basis, the Chief Executive Officer’s recommendation as to a successor should the Chief Executive Officer become unexpectedly unable to serve. The Board also reviews the Chief Executive Officer’s successor recommendations on an annual basis.

Board’s Role in Risk Oversight

The Board of Directors believes that effective risk management and control processes are critical to Capital One’s safety and soundness, our ability to predict and manage the challenges that Capital One and the financial services industry face and, ultimately, Capital One’s long-term corporate success. Management is responsible for implementing Capital One’s risk assessment and management functions and for reporting to the Board of Directors with respect to the management of risk. The Board of Directors, in turn, both directly and through its committees, is responsible for overseeing management’s risk functions. In an effort to heighten Capital One’s risk management focus, as well as effectively respond to regulatory expectations, management enhanced its enterprise-wide risk management framework in 2013, which included a redesign of our risk appetite statements and metrics. The Board approves the Company’s strategic direction and overall risk appetite. The enterprise-wide risk management framework defines the Board’s appetite for risk taking and enables senior management to understand, manage and report on risk. The risk management framework is implemented enterprise wide and includes all eight risk categories: Strategic, Legal, Market, Liquidity, Operational, Reputation, Compliance and Credit. Management has worked to develop risk appetite statements with accompanying metrics which are meaningful to the organization and reflect the aggregate level and types of risk Capital One is willing to accept in order to achieve its business objectives, clarifying both risks the Company is actively taking and risks that are purposely avoided.

The Risk Committee oversees Capital One’s enterprise-wide risk management framework, including policies and practices established by management to identify, assess, measure and manage key risks facing Capital One across the eight risk categories identified above, as set forth in its charter. In addition, the Risk Committee oversees management’s specific responsibilities with respect to identification and management of, and planning for, Capital One’s market, liquidity, operational and credit risks. The Audit Committee is responsible for risk oversight with respect to compliance by Capital One with legal and regulatory requirements. In addition, the Audit Committee reviews and discusses generally the policies and practices that govern the processes by which key risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis and meets jointly with the Risk Committee to assess Capital One’s enterprise-wide risk management framework. The Risk Committee oversees that the Chief Risk Officer, and other members of management, as applicable, review with the Compensation Committee the risks that Capital One’s incentive compensation programs, such as its senior executive, corporate incentive and other material incentive compensation programs, may pose as more fully described below under “Risk Assessment of Compensation Policies and Practices.”

The Chief Risk Officer, Chief Financial Officer, Chief Internal Auditor, Chief Credit Review Officer and General Counsel each meet with, or provide reports to, Capital One’s Risk Committee at least once per quarter as well as separately with the Risk Committee throughout the year on a periodic basis without other members of management present. The Risk Committee also meets on a periodic basis with the Chief Compliance Officer without other members of management present. The Chief Risk Officer also meets at least annually with the full Board of Directors to review the Company’s enterprise risk profile. In addition, the Audit Committee meets on a periodic basis with the Chief Compliance Officer and meets at least quarterly with the Chief Financial Officer to discuss Capital One’s financial results and financial forecasts. Throughout the year, strategic presentations and line of business updates to the Board of Directors or its Committees typically include reports on risk management.

Corporate Audit Services provides independent and objective assurance services and advice and counsel regarding risk management and control practices to provide that risk management, internal controls and governance systems are adequate and functioning on a consistent and reliable basis. The Chief Internal Auditor reports organizationally to the Audit Committee of the Board of Directors, which has the authority to hire and compensate the Chief Internal Auditor and to terminate his or her employment. The Chief Credit Review Officer reports organizationally to the Risk Committee of the Board of Directors, which has the authority to hire and compensate the Chief Credit Review Officer and to terminate his or her employment.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee actively oversees all of our compensation policies and practices, including our incentive compensation policies and practices, to monitor that such policies and practices encourage balanced risk-taking, are compatible with effective controls and risk management and align with our business strategy. In 2013, the Company continued to participate in the horizontal review of incentive compensation practices that the Federal Reserve Board began in 2010 with respect to the incentive compensation practices at 25 large banking organizations. The purpose of the review has been to assess the incentive compensation practices at these organizations and their compliance with the interagency guidance on sound incentive compensation practices issued by the Federal Reserve Board and other bank regulators in June 2010. We believe that the Compensation Committee’s active oversight, together with the Company’s interactions and discussions with its regulators, has further enhanced the Company’s risk management and control processes with respect to incentive compensation at the Company. In January 2012, the Compensation Committee adopted an Incentive Compensation Governance Policy applicable to all Company employees that governs incentive compensation decisions and provides the framework for oversight of the design of incentive compensation programs, which it reviews and re-approves annually. In the context of setting executive compensation, the Compensation Committee assessed each of the named executive officers against one or more performance objectives specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role and also implemented additional risk-balancing features for certain equity awards, as described in more detail in the “Compensation Discussion and Analysis” beginning on page 31.

The Compensation Committee reviews the Company’s named executive officer and other senior executive compensation programs as well as any other material incentive compensation programs. During the course of these reviews, the Compensation Committee discusses the Company’s most significant risks, including the Company’s status with respect to managing those risks and the relationship of those risks to applicable compensation programs. The review includes discussion and analysis of risk-balancing features embedded in these incentive compensation programs and other actions taken by the Company designed to achieve conformance with regulatory guidance and appropriately balance risk. The Compensation Committee also discusses these programs with the Company’s Chief Risk Officer, Chief Human Resources Officer and the Compensation Committee’s independent compensation consultant, as appropriate. Based on these discussions, the Compensation Committee believes that these compensation programs are consistent with safety and soundness and operate in a manner that appropriately balances risk.

 Director Independence

The Board of Directors has assessed whether each of its non-management members is “independent” under Capital One’s Director Independence Standards. These standards, which have been adopted by the Board of Directors as part of Capital One’s Corporate Governance Principles, reflect, among other things, the director independence requirements set forth in the listing standards of the NYSE and other applicable legal and regulatory rules, and describe certain relationships that the Board has determined to be immaterial for purposes of determining director independence. As noted above, Capital One’s Corporate Governance Principles, including the Director Independence Standards, are available on the Corporate Governance page of Capital One’s Internet site at www.capitalone.com under “About Us/Investors.” The Board of Directors has determined that each of Mr. Gross, Ms. Hackett, Mr. Hay, Mr. Jenkins, Mr. Raskind, Mr. Shattuck, Mr. Warner and Ms. West is independent under these standards. The Board of Directors previously determined that Mr. W. Ronald Dietz, who served on the Board until he passed away on March 21, 2013, was an independent director.

 Related Person Transactions

Capital One’s policies and procedures for the review, approval or ratification of related person transactions are set forth in the charter of the Governance and Nominating Committee, Capital One’s Code of Conduct and internal written procedures. The charter of the Governance and Nominating Committee requires the Committee to review on an annual basis any transactions involving Capital One and any of its directors, executive officers or their immediate family members and, as appropriate, to consider potential conflicts of interest or the appearance of potential conflicts of interest, as well as issues relating to director independence. The Governance and Nominating Committee performs this review each year based on the information provided by each director and executive officer on an annual questionnaire and through a review of Capital One’s internal systems for payments or other transactions that could indicate the presence of a related person transaction. In developing its assessment and recommendation regarding related person transactions to the Board of Directors, the Governance and Nominating Committee relies upon criteria set forth in the Code of Conduct to evaluate activities or relationships that may create a conflict of interest, including potential related person transactions. In addition to specific prohibitions, these criteria include the extent to which the proposed relationship would be authorized and permitted (or prohibited) by Capital One policies, as well as the potential perspective of third parties regarding such relationships.

Internal written procedures require that any potential conflict of interest, including related person transactions involving any of Capital One’s directors or executive officers, be reviewed by the General Counsel (in the case of a director) and by either the General Counsel or Chief Human Resources Officer (in the case of an executive officer). If the reviewer believes that such relationship could create a conflict of interest or require disclosure as a related person transaction, a second review is conducted by the disinterested members of the Governance and Nominating Committee (in the case of a director) or by the Chief Executive Officer (in the case of other executive officers).

From time to time in the ordinary course of its business, Capital One issues loans to directors, executive officers and/or nominees for director, or to a director’s, executive officer’s or director nominee’s immediate family member, including persons sharing the household of such director, executive officer or director nominee (other than a tenant or employee). Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Company and do not involve more than the normal risk of collectability or present other unfavorable features.

As of June 2013, Mr. Leroy has ceased to serve as Executive Chairman and Chief Executive Officer of a company in which Mr. Leroy holds approximately 17% equity interest (assuming full vesting and conversion of all of his equity interests) based upon information provided by Mr. Leroy to Capital One for 2013. Such company, through a majority owned subsidiary, receives payments from other companies that provide and are expected to continue to provide certain services to Capital One, which payments are based on the extent of Capital One’s dealings with such other companies. In 2013, the amount of payments received by such companies that were attributable to Capital One’s business was approximately $1.39 million. These dealings are continuing in 2014, although Capital One does not have information on the amounts to date that are attributable to its business.

Committees of the Board of Directors

In order to assist it in fulfilling its functions, the Board of Directors conducts business through four Committees: the Audit Committee, the Risk Committee, the Compensation Committee and the Governance and Nominating Committee. In May 2013, the Board of Directors re-organized its Committee structure. The Board of Directors restructured its Audit and Risk Committee into two separate Committees, which are the current Audit Committee and Risk Committee, and also disbanded its Finance and Trust Oversight Committee. The responsibilities of the former Finance and Trust Oversight Committee were redistributed to the current Audit Committee, Risk Committee and the Board of Directors, as appropriate. Pursuant to Capital One’s Corporate Governance Principles and applicable law, the Audit, Compensation, and Governance and Nominating Committees are comprised solely of independent directors, and the Audit and Compensation Committees are comprised solely of directors who satisfy the NYSE’s heightened independence requirements for audit and compensation committee members, respectively. The Chair of each Committee determines the frequency, length and agenda of meetings for his or her Committee in accordance with such Committee’s charter, in consultation with other members of the Committee and with appropriate members of management, and establishes an annual calendar of topics for consideration by the Committee. The Chair of each Committee may also seek comments on key issues from other directors who are not part of the Committee and reports Committee activities to the full Board of Directors. In January 2014, each of Audit, Risk, Compensation, and Governance and Nominating Committees and the Board of Directors approved the respective Committee’s charter. Copies of the charter of each Committee are available free of charge on the Corporate Governance page of Capital One’s Internet site at www.capitalone.com under “About Us/Investors.” Below is a description of each Committee.

Audit Committee

Description

The Audit Committee assists the Board of Directors with overseeing Capital One’s accounting, financial reporting and internal controls, including the responsibilities set forth below.

Key Responsibilities

•	Monitor the integrity of Capital One’s financial statements and internal controls;
•	Review both the acceptability and quality of major changes to the Company’s accounting principles and practices as suggested by the independent auditor, Chief Internal Auditor or management, and be responsible for the resolution of any disagreements between management and the independent auditor regarding financial reporting issues;
•	Monitor Capital One’s compliance with legal and regulatory requirements;
•	Review and discuss generally the policies and practices that govern the processes by which key risk exposures are identified, assessed, managed and controlled on an enterprise-wide basis;
•	Review and discuss with management their assessment of the effectiveness of the Company’s disclosure controls and procedures and whether any changes are necessary in light of such assessment;
•	Oversee the establishment of and monitor procedures for: (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting control or auditing matters; and (ii) the confidential, anonymous submission by the employees of the Company of concerns regarding accounting or auditing matters;
•	Recommend to the Board whether to include the audited financial statements in the Corporation’s Form 10-K;
•	Review the qualifications, independence and performance of Capital One’s independent auditor;

•	Appoint, compensate, retain and oversee Capital One’s independent auditor; and
•	Assess the performance of Capital One’s Chief Internal Auditor.

The Committee may delegate authority for certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law.

Financial Expert

Although other members of the Audit Committee may qualify as “audit committee financial experts” under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and the NYSE promulgated thereunder, the Board of Directors has designated Mr. Raskind and Mr. Warner as its “audit committee financial experts.”

Service

No member of the Audit Committee simultaneously serves on the audit committees of more than three public companies, including that of Capital One. For a part of 2013, Mr. Gross served on the audit committees of three public companies in addition to serving on Capital One’s Audit and Risk Committee. However, Mr. Gross is no longer a member of Capital One’s Audit Committee since the Committee restructuring in May 2013. The Board of Directors has determined, in accordance with NYSE rules, that Mr. Gross’ simultaneous service did not impair his ability to effectively serve on Capital One’s Audit and Risk Committee.

2013 Meetings

During 2013, the Audit Committee met five times since June 2013.

During 2013, the former Audit and Risk Committee met five times prior to the Committee’s restructuring in May 2013.

Risk Committee

Description

The Risk Committee assists the Board of Directors with overseeing Capital One’s risk assessment and management processes, including the responsibilities set forth below.

Key Responsibilities

•	Monitor the processes by which management assesses and manages risk;
•	Monitor Capital One’s enterprise-wide risk management framework, including policies and practices established by management to identify, assess, measure and manage key risks facing Capital One across all of Capital One’s eight risk categories: strategic, compliance, operational, reputation, legal, credit, market, and liquidity risk;
•	Review Capital One’s capital adequacy, including compliance with legal, regulatory and supervisory requirements;
•	Discuss with management the enterprise’s risk appetite and tolerance and recommend to the Board the statement of risk appetite and tolerance to be communicated throughout the Company;
•	Review and approve annually the credit review plans and policies, and any significant changes to such plans, as appropriate;
•	Annually review and recommend to the Board the Company’s liquidity risk tolerance, taking into account the Company’s capital structure, risk profile, complexity, activities, size and other appropriate risk-related factors as the Committee may determine in its judgment, and at least semi-annually review information from management regarding adherence to the established liquidity risk tolerance;
•	Assess the performance of Capital One’s Chief Credit Review Officer; and
•	Oversee management’s specific responsibilities with respect to identification and management of, and planning for, the Company’s market risk, liquidity risk, operational risk and credit risk.

The Committee may delegate authority for certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law. The Audit Committee is responsible for risk oversight with respect to compliance by Capital One with legal and regulatory requirements. In furtherance of its responsibility for oversight of Capital One’s enterprise-wide risk management framework, the Risk Committee coordinates with the Audit Committee to provide risk oversight with respect to compliance by Capital One with legal and regulatory requirements.

2013 Meetings

During 2013, the Risk Committee met seven times since June 2013.

During 2013, the former Audit and Risk Committee met five times prior to the Committee’s restructuring in May 2013.

Governance and Nominating Committee

Description

The Governance and Nominating Committee assists the Board of Directors with respect to a variety of corporate governance matters and practices, including the responsibilities set forth below.

Key Responsibilities

•	Advise the Board of Directors on its organization, membership and function;
•	Identify and recommend director nominees and the structure and membership of each Committee of the Board;
•	Advise and recommend action on corporate governance matters applicable to Capital One;
•	Develop and recommend to the Board a set of corporate governance principles applicable to the Company and periodically review and reassess the adequacy of such corporate governance principles and recommend any proposed changes to the Board for approval;
•	Review on an annual basis any transactions involving the Company and any director or executive officer or immediate family member thereof and, as appropriate, consider potential conflicts of interest or the appearance thereof and issues relating to director independence;
•	Advise the Board of Directors on the frequency of the Company’s advisory vote on executive compensation; and
•	Oversee the Board’s and the Chief Executive Officer’s annual evaluation processes and provide that the directors engage in periodic discussions to plan for the Chief Executive Officer’s succession, as described in more detail in Capital One’s Corporate Governance Principles.

The Committee may delegate authority for certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law.

2013 Meetings

During 2013, the Governance and Nominating Committee met six times.

Compensation Committee

Description

The Compensation Committee assists the Board of Directors with respect to the compensation programs and benefit plans for the directors, the Chief Executive Officer, the other executive officers and other employees; the annual Committee report and Capital One’s Compensation Discussion and Analysis; the election of officers and the hiring or promotion of senior executives; and such other responsibilities and activities as may be required by law or regulation, including the responsibilities set forth below.

Key Responsibilities

•	Recommend to the Board annually officers for election or re-election or the manner in which such officers will be chosen;
•	Evaluate, approve and recommend to the independent directors the Chief Executive Officer’s compensation, including any salary, incentive awards, perquisites and termination arrangements, in light of the Committee’s assessment of his performance and anticipated contributions with respect to the Company’s strategy and objectives;

•	Review, approve and recommend the salary levels, incentive awards, perquisites and termination arrangements for executive officers, other than the Chief Executive Officer, to the independent directors and the hiring or promotion of such executive officers to the Board;
•	Review and approve the Company’s goals and objectives relevant to compensation, oversee the Company’s policies and programs relating to compensation and benefits available to executive officers to ensure that they align with such goals and objectives, and review relevant market data in establishing compensation and benefits programs;
•	Oversee incentive compensation programs for executive officers and others who can expose the Company to material risk to ensure such programs are designed and operated in a manner that achieves balance and is consistent with safety and soundness;
•	Review data and analyses to allow an assessment of whether the design and operation of incentive compensation programs is consistent with the Company’s safety and soundness as provided under applicable regulatory guidance;
•	Administer Capital One’s 2004 Stock Incentive Plan, 2002 Associate Stock Purchase Plan and other employee benefit plans;
•	Review periodically and recommend director compensation to the Board; and
•	Recommend the inclusion of the Compensation Discussion and Analysis in our annual proxy statement or our Annual Report on Form 10-K.

The independent directors of the Board may meet concurrently with the Compensation Committee, as appropriate, to review and approve compensation for the Chief Executive Officer and other executive officers.

The Committee may also delegate authority for certain responsibilities to subcommittees or members of management as the Committee deems appropriate and as permitted by law and applicable plan documents.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee are Ms. Hackett and Messrs. Shattuck, Gross, Hay and Jenkins. No interlocking relationship exists between any member of Capital One’s Board of Directors or Compensation Committee and any member of the board of directors or compensation committee of any other company, nor has any such interlocking relationship existed in the past. No director who served on the Compensation Committee during 2013 is or was formerly an officer or an employee of Capital One.

Compensation Committee Consultant

The Compensation Committee has the authority to retain and terminate legal counsel and other consultants and to approve such consultants’ fees and other retention terms. The Committee has retained the services of Frederic W. Cook & Co., Inc., an independent executive compensation consulting firm (“F.W. Cook”). F.W. Cook reports to the Chair of the Committee, and its engagement may be terminated by the Committee at any time.

The Committee determines the scope and nature of F.W. Cook’s assignments. In 2013, F.W. Cook:

•	Provided to the Committee independent competitive market data and advice related to the compensation for the Chief Executive Officer, the other executive officers and the directors, including the development of a group of comparator companies for purposes of competitive analysis;
•	Reviewed for the Committee management-provided market data and recommendations on the design of compensation programs for senior executives other than the Chief Executive Officer;
•	Reviewed for the Committee Capital One’s executive compensation levels, performance and the design of incentive programs;
•	Reviewed the compensation program for Capital One’s directors and provided competitive compensation data and director compensation program recommendations to the Committee for review; and
•	Provided information to the Committee on executive and director compensation trends and analyses of the implications of such trends for Capital One.

Consultants from F.W. Cook generally attend Committee meetings and executive sessions upon the Chair of the Committee’s request, including meetings held jointly with the independent directors to review or approve the compensation for the Chief Executive Officer and the other executive officers, to provide an independent perspective regarding such compensation practices.

The services provided by F.W. Cook are limited in scope as described above. F.W. Cook does not provide any services to the Company or its management other than the services provided to the Compensation Committee as described above. The Compensation Committee has considered factors relevant to F.W. Cook’s independence from management under SEC rules and has determined that F.W. Cook is independent from management.

2013 Meetings

During 2013, the Compensation Committee met six times.

 Committee Membership

The table below provides a summary of the Board’s current Committee structure, membership and related information. As a management director, Richard D. Fairbank is not a member of any Board Committee.

	Chair	Member	Audit Committee Financial Expert
	Audit Committee	Compensation Committee	Risk Committee	Governance and Nominating Committee

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Benjamin P. Jenkins, III

Pierre E. Leroy

Peter E. Raskind

Mayo A. Shattuck III

Bradford H. Warner

Catherine G. West

 How to Contact the Board of Directors and the Lead Independent Director

Interested parties may make their concerns known to the Board of Directors or independent directors as a group by contacting the Lead Independent Director, Ms. Ann Fritz Hackett, care of the Corporate Secretary, at the address below:

Lead Independent Director

Board of Directors

c/o Corporate Secretary’s Office

Capital One Financial Corporation

1680 Capital One Drive

McLean, Virginia 22102

Communications may also be sent to individual directors at the same address.

The Corporate Secretary reviews all communications sent to the Board of Directors, Committees or individual directors and forwards all substantive communications to the appropriate parties. Communications to the Board of Directors, the independent directors or any individual director that relate to Capital One’s accounting, internal accounting controls or auditing matters are referred to the Chair of the Audit Committee and Capital One’s Chief Internal Auditor. Other communications are referred to the Lead Independent Director, the Chair of the appropriate Committee and/or the specified director, as applicable.

 Director Nomination Process

The Governance and Nominating Committee considers and makes recommendations to the Board of Directors concerning nominees to create or fill open positions within the Board. Stockholders may propose nominees for consideration by the Committee by submitting the names and other relevant information as required by Capital One’s Amended and Restated Bylaws (the “Bylaws”) to the Corporate Secretary at the address set forth on the Notice of Annual Stockholder Meeting. Capital One’s Amended and Restated Corporate Governance Principles also require that a copy of the information provided to the Corporate Secretary relating to the proposed nominee must be delivered to the Chair of the Governance and Nominating Committee.

Director candidates, other than current directors, may be interviewed by the Chair of the Governance and Nominating Committee, other directors, the Chief Executive Officer and/or other members of senior management. The Committee considers the criteria described below, as well as the results of interviews and any background checks the Committee deems appropriate, in making its recommendation to the Board of Directors. The Committee also considers current directors for re-nomination in light of the criteria described below and their past and potential contributions to the Board of Directors.

Consideration of Director Nominees

All director candidates, including incumbent directors and those recommended by stockholders, are evaluated using the same criteria. These criteria are as follows:

•	Candidates should possess a strong educational background, substantial tenure and breadth of experience in leadership capacities, and business and financial acumen;
•	Candidates may also be selected for their background relevant to Capital One’s business strategy, their understanding of the intricacies of a public company, their international business background and their experience in risk management; and
•	Other relevant criteria may include a reputation for high personal and professional ethics, integrity and honesty, good character and judgment, the ability to be an independent thinker and diversity along a variety of dimensions, including the candidate’s professional and personal experience, background, perspective and viewpoint.

The Governance and Nominating Committee and the Board of Directors believe that diversity along multiple dimensions, including opinions, skills, perspectives, personal and professional experiences and other differentiating characteristics, is an important element of its nomination recommendations. The Board of Directors considers each nominee in the context of the Board as a whole, with the objective of assembling a Board that can best maintain the success of Capital One’s business. Although the Board of Directors does not have a formal diversity policy, the Governance and Nominating Committee and the Board periodically review the Board’s membership in light of Capital One’s business model and strategic objectives, consider whether the directors possess the requisite skills, experience and perspectives to oversee the Company in achieving those goals, and may seek additional directors from time to time as a result of its considerations.

Capital One’s Corporate Governance Principles provide that a director shall not be eligible for election to the Board upon reaching the age of 70. The Board may waive this requirement if it deems that it is in the best interests of the Company and its stockholders to issue a waiver.

In 2013, Capital One contracted with a third-party director search firm to identify, evaluate and verify references for potential director candidates and with a third-party to perform various background verification services for director candidates, including those related to federal and state criminal background checks, employment and education verification and credit reporting.

 Information about our Directors and Executive Officers

Each director who is nominated for election at the Annual Meeting and each of Capital One’s executive officers is listed below with a brief description of his or her business experience.

 Directors

All of our directors have demonstrated business acumen, the ability to exercise sound judgment and a commitment of service to Capital One and the Board of Directors. Our directors also bring to our Board of Directors a wealth of executive leadership experience derived from their service as executives and, in many cases, chief executive officers, of large corporations. We also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards.

Individually and as a whole, our directors demonstrate the high degree of engagement and possess the necessary skills and qualifications to provide effective oversight of Capital One’s business and management. Our Board includes seven directors who have experience in the banking and financial services industry, most as former executives of financial institutions; five directors with risk management experience; eight directors with commercial or consumer-facing business backgrounds; and six directors who serve or have served as chief executive officers. In addition, the Board of Directors is composed of directors with a variety of tenures, ranging from one independent director who has served on the Board from the time Capital One became a public company to two new independent directors added within the past year, reflecting a diversity of perspectives that creates an effective balance between directors who have direct experience with Capital One’s operations, history and business cycles and directors with fresh perspectives. Accordingly, we believe the Board possesses the appropriate combination of skills and qualifications, independence, knowledge of Capital One and its industry, and business acumen that enables it to operate as an engaged and effective Board.

Set forth below is each director’s biographical information and a description of the nature of each director’s experience that the Board of Directors believes supports his or her continuing service as a director.

Richard D. Fairbank, 63

Chair, Chief Executive Officer and President

Mr. Fairbank is founder, Chair, Chief Executive Officer and President of Capital One Financial Corporation. Mr. Fairbank also serves as Chair of Capital One Bank (USA), National Association and Capital One, National Association.

Mr. Fairbank has been Chair of Capital One since February 1995. Mr. Fairbank was appointed and served as the Fifth Federal Reserve District’s representative on the Federal Advisory Council from January 2010 until December 2012. As a member of the Council, he conferred periodically with the Board of Governors of the Federal Reserve System on business conditions and issues related to the banking industry. Mr. Fairbank also served on MasterCard International’s Global Board of Directors from February 2004 until May 2006 and, prior to that, as Chairman of MasterCard’s U.S. Region Board.

Mr. Fairbank’s experience in leading the business as founder and Chief Executive Officer of Capital One, his responsibilities for the strategic direction and management of Capital One’s day-to-day operations and his former roles with the Federal Advisory Council and MasterCard International bring broad industry and specific institutional knowledge and experience to the Board of Directors.

Patrick W. Gross, 69

Director

Mr. Gross is Chairman of The Lovell Group, a private business and technology advisory and investment firm he founded in 2002 to work with private venture-funded technology companies on a range of business, management and financial strategies. Prior to his role with Lovell, he was a founder, and served as a principal executive officer from 1970 to 2002, of American Management Systems, Inc. (“AMS”), an information technology, consulting, software development and systems integration firm.

He has been a director of Capital One Financial Corporation since February 1995 and is also a director of Capital One Bank (USA), National Association. He served on the Audit and Risk Committee from March 1995 until the Committee’s restructuring in May 2013, the Risk Committee since May 2013, the Compensation Committee since April 2005 and the Governance and Nominating Committee since April 2008.

Mr. Gross is currently a director of the following publicly-held companies: Career Education Corporation, Liquidity Services, Inc., Rosetta Stone, Inc., and Waste Management, Inc. Mr. Gross also served on the board of Taleo Corporation from 2006 to 2012.

Mr. Gross’s experience in applying information technology, advanced data analytics and risk management analytics within global financial services firms, as well as his roles in founding and leading AMS and with other public company boards, assists the Board of Directors in overseeing, among other matters, Capital One’s entrepreneurial innovations, digital initiatives and information systems.

Ann Fritz Hackett, 60

Director

Ms. Hackett has been President of Horizon Consulting Group, LLC since she founded the company in 1996. Horizon Consulting Group provides strategic, organizational and human resources advice to clients worldwide. She has worked with boards of directors, chief executive officers and senior executives to identify strategic opportunities and execute solutions during periods of business and financial challenges. Prior to Horizon Consulting, Ms. Hackett was Vice President and Partner of a leading national strategy consulting firm where she served on the Management Committee and, among other assignments, led Human Resources and developed her expertise in managing cultural change, creating performance management processes and a performance-based culture, nurturing leadership talent and planning for executive succession.

Ms. Hackett has been a director of Capital One Financial Corporation since October 27, 2004, and is also a director of Capital One, National Association. She served on the Audit and Risk Committee from October 2004 until the Committee’s restructuring in May 2013, the Risk Committee since May 2013, the Governance and Nominating Committee since October 2004 and on the Compensation Committee since April 2005. Ms. Hackett became the Chair of the Governance and Nominating Committee and the Lead Independent Director in April 2007. She is also a director of Fortune Brands Home & Security, Inc. and of Beam, Inc. (formerly Fortune Brands, Inc.). In 2012, Ms. Hackett joined the Tapestry Networks’ Lead Director Network, a select group of lead directors who collaborate on matters regarding board leadership.

Ms. Hackett has experience in leading change initiatives, talent management and succession planning and in creating performance management processes and performance-based compensation. She also has experience in corporate governance and risk matters as a result of her participation with public company boards of directors and related governance committees, non-profit boards and consulting engagements. This combination of skills assists the Board of Directors in its discussions on these and other matters.

Lewis Hay, III, 58

Director

Mr. Hay currently acts as an Operating Advisor for Clayton, Dubilier & Rice, LLC, a private equity investment firm. Mr. Hay served as Executive Chairman of NextEra Energy, Inc. (formerly FPL Group, Inc.), one of the nation’s leading electricity-related services companies and the largest renewable energy generator in North America from July 2012 until he retired in December 2013. At NextEra Energy, he served as Chief Executive Officer from June 2001 to July 2012, Chairman from January 2002 to July 2012 and President from June 2001 to December 2006. He also served as Chief Executive Officer of Florida Power & Light Company from January 2002 to July 2008. He joined NextEra Energy in 1999 as Vice President, Finance and Chief Financial Officer and served as President of NextEra Energy Resources, LLC (formerly FPL Energy, LLC) from March 2000 until December 2001.

Mr. Hay has been a director of Capital One Financial Corporation since October 31, 2003, and is also a director of Capital One, National Association. He has served on the Compensation Committee since April 2004, the Risk Committee since May 2013, and the Governance and Nominating Committee since April 2007. He also served on the Finance and Trust Oversight Committee, of which he has served as Chair, from April 2005 until the Committee was disbanded in May 2013. He is also a director of Harris Corporation and of WellPoint, Inc. Mr. Hay is a former chairman of both the Edison Electric Institute, the association of U.S. shareholder-owned electric companies, and the Institute of Nuclear Power Operations. Mr. Hay also served on President Obama’s President’s Council on Jobs and Competitiveness from February 2011 to February 2013.

Mr. Hay has extensive knowledge of complex strategic, operational, management, regulatory, financial and governance issues faced by a large public company. His background in leading finance and accounting, treasury, credit, investor relations, mergers and acquisitions and information systems functions, as well as his understanding of enterprise risk management, executive compensation and public company governance, provides the Board of Directors with valuable insight on these and other matters.

Benjamin P. Jenkins, III, 69

Director

Mr. Jenkins served as Senior Advisor, Managing Director, and Vice Chairman for Retail Banking at Morgan Stanley & Co., a financial services firm, from January 2009 to January 2011. Prior to that, he had a 38-year career with Wachovia Corporation (now Wells Fargo & Company), a financial services company, where he was Vice Chairman and President of the General Banking Group. He is credited with advancing the profitability of the General Bank through improvements in customer service and the reduction of customer attrition to industry-leading levels. He and his team were instrumental in the integration of the First Union/Wachovia and Wachovia/SouthTrust mergers, and Mr. Jenkins led the successful expansion of Wachovia’s banking network.

Mr. Jenkins has been a director of Capital One Financial Corporation since February 2013 and is also a director of Capital One, National Association. He has served on the Audit Committee since May 2013 and the Compensation Committee since May 2013.

Mr. Jenkins’ experience in corporate banking, banking operations, investment banking, and management of customer relationships brings valuable insight to the Board of Directors in overseeing, among other areas, matters critical to Capital One’s banking business.

Pierre E. Leroy, 65

Director

Mr. Leroy served as Executive Chairman from March 2012 and Chief Executive Officer from July 2012 until June 2013 of Vigilant Solutions (formerly Vigilant Video, Inc.), a leading provider of video analytics software and systems. Mr. Leroy retired in 2005 from Deere & Company as President of both the Worldwide Construction & Forestry Division and the Global Parts Division. Deere & Company is a world leader in providing advanced products and services for agriculture, forestry, construction, lawn and turf care, landscaping and irrigation, and also provides financial services worldwide and manufactures and markets engines used in heavy equipment. During his professional career with Deere, Mr. Leroy served in a number of positions in Finance, including Treasurer, Vice-President and Treasurer, and Senior Vice-President and Chief Financial Officer.

Mr. Leroy has been a director of Capital One Financial Corporation since September 1, 2005. Mr. Leroy has served on the Risk Committee since May 2013.

Mr. Leroy has been a director of United Rentals, Inc. since April 2012. He also served on the Boards of Directors of RSC Holdings Inc. and RSC Equipment Rental from 2008 to April 2012 (when RSC was acquired by United Rentals), Beam, Inc. (formerly Fortune Brands, Inc.) from September 2003 to February 2012 and ACCO Brands from August 2005 to April 2009.

Mr. Leroy’s experience in capital markets and asset-liability management, as well as leading and managing large complex international marketing, engineering and manufacturing organizations and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

Peter E. Raskind, 57

Director

Mr. Raskind is the owner of JMB Consulting, LLC, which he established in February 2009 to provide consulting services to financial services firms. In 2011, he served as Interim Chief Executive Officer of the Cleveland Metropolitan School District, and in 2010, he served as Interim Chief Executive Officer of the Cleveland-Cuyahoga County Port Authority. Until its merger with PNC Financial Services Group in December 2008, Mr. Raskind served as Chairman, President and Chief Executive Officer of National City Corporation, one of the

largest banks in the United States, where he was appointed as a Director in January 2007 and Chief Executive Officer in July 2007. He also became Chairman of the Board in December 2007. Mr. Raskind joined National City in 2000 as the Manager of the Consumer Finance Division and served in a number of executive positions throughout his tenure. Prior to National City, Mr. Raskind had a 21-year career with U.S. Bancorp/First Bank System and Harris Bank, holding positions of successively greater responsibility in a broad range of disciplines, including cash management services, corporate finance, international banking, corporate trust, retail banking, operations and strategic planning.

Mr. Raskind has been a director of Capital One Financial Corporation since January 31, 2012 and is also a director of Capital One Bank (USA), National Association. He served on the Audit and Risk Committee from January 2013 until the Committee’s restructuring in May 2013, and has served on the Audit Committee since May 2013 and as the Chair of the Risk Committee since May 2013. He qualifies as an “audit committee financial expert” under SEC guidelines and was designated an “audit committee financial expert” for Capital One in 2014.

Mr. Raskind served as a director of Omek Interactive, Inc. from January 2012 to June 2013 and United Community Banks, Inc. from May 2011 to January 2012. Mr. Raskind previously served as a director of Visa USA and Visa International, served on the Board of Directors of the Consumer Bankers Association and was a member of the Financial Services Roundtable.

Mr. Raskind is experienced in corporate banking, retail banking, wealth management/trust, mortgage, operations, technology, strategy, asset/liability management, risk management and acquisition integration from his extensive career in banking. He provides the Board with valuable insight on these and other matters.

Mayo A. Shattuck III, 59

Director

Mr. Shattuck is Chairman of the Board of Chicago-based Exelon Corporation, a Fortune 100 company and the nation’s largest competitive energy provider. From March 2012 through February 2013, he served as Executive Chairman of the Board of Exelon. Prior to joining Exelon, he was Chairman, President and Chief Executive Officer of Constellation Energy, a leading supplier of electricity to large commercial and industrial customers, a position he held from 2001 to 2012. Mr. Shattuck was previously at Deutsche Bank, where he served as Chairman of the Board of Deutsche Banc Alex. Brown and, during his tenure, served as Global Head of Investment Banking and Global Head of Private Banking.

Mr. Shattuck has been a director of Capital One Financial Corporation since October 31, 2003 and also serves as a director of Capital One, National Association. He has served on the Compensation Committee since April 2004 and became its Chairman in April 2005. He also served as Chairman of the Finance and Trust Oversight Committee from April 2004 to April 2005 and was a member from December 2003 until the Committee was disbanded in May 2013. Mr. Shattuck has served on the Governance and Nominating Committee since May 2013. Mr. Shattuck is also a director of Gap, Inc. and chairs its Audit and Finance Committee.

Mr. Shattuck’s experience in corporate finance, capital markets, risk management and private banking, as well as his experience in leading a large, publicly-held company and serving on other public company boards, provides the Board of Directors with valuable insight on these and other matters.

Bradford H. Warner, 62

Director

Mr. Warner served in a variety of positions at BankBoston, FleetBoston and Bank of America from 1975 until his retirement in 2004. These positions included President of Premier and Small Business Banking, Executive Vice President of Personal Financial Services, and Vice Chairman of the Investment Services and Consumer Business Group.

Throughout his banking career, Mr. Warner served in leadership roles for many of the major business lines and functional disciplines that constitute commercial banking, including leadership of retail and branch banking, consumer lending (credit cards, mortgage and home equity), student lending and small business; various corporate banking functions, including community banking and capital markets businesses, such as underwriting, trading and sales of domestic and international fixed income securities, foreign exchange and derivatives; international banking businesses in northern Latin America and Mexico; and several investment related businesses, including private banking, asset management and brokerage. He also served on the senior most management policy and governance committees at BankBoston, FleetBoston and Bank of America.

Mr. Warner has been a director of Capital One Financial Corporation since April 24, 2008, and also serves as a director of Capital One Bank (USA), National Association. He was a member of the Audit and Risk and Finance and Trust Oversight Committees from April 2008 until the Committees were restructured in May 2013. Mr. Warner has been a member of the Risk Committee since May 2013 and has served as Chair of the Audit Committee since May 2013. He qualifies as an “audit committee financial expert” under SEC guidelines and was designated an “audit committee financial expert” for Capital One in 2014.

Mr. Warner’s experience in a broad range of commercial, consumer, investment and international banking leadership roles, as well as his experience in corporate banking functions, customer relationships and corporate culture change management, brings valuable insight to the Board of Directors in overseeing, among other matters, a broad range of matters critical to Capital One’s banking business.

Catherine G. West, 54

Director

Ms. West joined Promontory Financial Group, a financial services consulting firm, in April 2012 as a Managing Director and then served as a Special Advisor from May 2013 to October 2013, where she focused on internal administrative activities. From March 2011 to April 2012, Ms. West was the Associate Director and Chief Operating Officer of the Consumer Financial Protection Bureau (the “CFPB”), a federal agency tasked with regulating U.S. consumer protection with regard to financial services and products, where she led the start-up of the agency’s infrastructure. While at the CFPB, Ms. West also played an integral part in implementing a Consumer Response unit designed to solicit views from consumers regarding their experiences with financial institutions and leverage those views to effect policy change. She was previously the Chief Operating Officer of J.C. Penney from August 2006 to December 2006. From March 2000 to July 2006, Ms. West was an executive officer at Capital One Financial Corporation where she served in roles that included President of the U.S. Card business and Executive Vice President of U.S. Consumer Operations.

Ms. West has been a director of Capital One Financial Corporation since February 2013 and is also a director of Capital One Bank (USA), National Association. She has served on the Audit Committee since May 2013 and the Risk Committee since May 2013.

Ms. West has a multifaceted background in financial services with more than 25 years of experience in financial services operations, regulatory matters and strategy. She has hands-on experience in leveraged buyouts, initial public offerings, and mergers and acquisitions, and has a keen understanding of both business strategy and the regulatory perspective. Ms. West provides the Board with valuable insight on these and other matters.

 Executive Officers

Robert M. Alexander, 49

Chief Information Officer

Mr. Alexander joined Capital One in April 1998. From April 1998 to May 2007, Mr. Alexander had responsibility at various times for a number of Capital One’s lending businesses, including the U.S. consumer credit card and installment loan businesses. Mr. Alexander became Chief Information Officer in May 2007, and in this role he is responsible for overseeing all technology activities for Capital One.

Jory A. Berson, 43

Chief Human Resources Officer

Mr. Berson joined Capital One in July 1992. From July 1992 to June 2009, Mr. Berson held a variety of roles at Capital One, including President, Financial Services and President, U.S. Card. In June 2009, Mr. Berson became Chief Human Resources Officer, and in this role Mr. Berson is responsible for overseeing Capital One’s Human Resources strategy, recruitment efforts and development programs.

Kevin S. Borgmann, 42

Chief Risk Officer

Mr. Borgmann joined Capital One in August 2001. Since that time he has served in a variety of roles in Capital One’s Corporate Strategy, Partnership Finance, Upmarket Acquisitions, Credit Card, Auto Finance and Risk departments, including serving as Senior Vice President with the Credit Card Division from March 2008 until September 2010, President of Capital One Auto Finance from September 2010 until October 2012 and Deputy Chief Risk Officer from October 2012 until January 31, 2013. On January 31, 2013, Mr. Borgmann became Chief Risk Officer, and in this role he is responsible for overseeing Capital One’s credit, compliance, operational, market and liquidity, and enterprise risk management functions.

Stephen S. Crawford, 49

Chief Financial Officer

Mr. Crawford joined Capital One in February 2013 as Chief Financial Officer Designate and served as Capital One’s Chief Financial Officer beginning May 24, 2013. Prior to joining Capital One, Mr. Crawford co-founded Centerview Partners, an investment banking and advisory firm, in 2006. Prior to that, Mr. Crawford served in various leadership roles at Morgan Stanley & Co., a financial services firm, including as the Co-President of the firm during 2005, Executive Vice President and Chief Administrative Officer from 2004 to 2005, Executive Vice President and Chief Financial Officer from 2001 to 2004, and Executive Vice President and Chief Strategic Officer from 2000 to 2001.

John G. Finneran, Jr., 64

General Counsel and Corporate Secretary

Mr. Finneran joined Capital One in September 1994. Since that time, he has served as General Counsel and Corporate Secretary and is responsible for managing Capital One’s legal, governmental affairs, corporate governance, regulatory relations and corporate affairs departments. He also manages Capital One’s internal audit department for administrative purposes.

Frank G. LaPrade, III, 47

Chief Enterprise Services Officer

Chief of Staff to the CEO

Mr. LaPrade joined Capital One in January 1996. Since that time he has served in various positions, including as Capital One’s Deputy General Counsel responsible for managing the company’s litigation, employment, intellectual property and transactional practice areas. In 2004, Mr. LaPrade became Chief of Staff to the Chief Executive Officer. In 2010, Mr. LaPrade added responsibilities as Chief Enterprise Services Officer. In that capacity, Mr. LaPrade manages Information Technology, Brand Marketing, Corporate Development, Corporate Real Estate, Digital Banking and Procurement for the company.

Gary L. Perlin, 62

Former Chief Financial Officer

Mr. Perlin joined Capital One in July 2003 and retired as Capital One’s Chief Financial Officer effective May 24, 2013. Mr. Perlin was responsible for Capital One’s corporate finance, corporate accounting and reporting, planning and financial risk management, treasury and investor relations functions. Mr. Perlin also served as a director of Capital One, National Association and Capital One Bank (USA), National Association. Mr. Perlin served as a senior advisor to the Chief Executive Officer following his retirement through February 1, 2014.

Ryan M. Schneider, 44

President, Card

Mr. Schneider joined Capital One in December 2001. From December 2001 to December 2007, Mr. Schneider held a variety of positions within Capital One including Executive Vice President, Auto Finance and Executive Vice President, US Card. Mr. Schneider became President, Card in December 2007, and in this role he is responsible for all of Capital One’s consumer and small business credit card lines of business, including those in the United States, the United Kingdom and Canada. Mr. Schneider also serves as a director of Capital One Bank (USA), National Association.

Michael C. Slocum, 57

President, Commercial Banking

Mr. Slocum joined Capital One in August 2007. From August 2007 to September 2011, Mr. Slocum was Executive Vice President of Capital One’s Banking Business, leading the company’s Commercial Banking business including asset-based lending, leasing and private banking. Mr. Slocum became President, Commercial Banking in September 2011 and in this role he is responsible for leading multiple broad lines of business, including Commercial Real Estate, Middle Market Banking, Commercial & Specialty Finance and Treasury Services. Before joining Capital One, Mr. Slocum served in various leadership roles at Wachovia Bank (now Wells Fargo & Company), a provider of consumer and commercial financial services, including as the Regional Chief Executive Officer for Northeastern US.

Jonathan W. Witter, 44

President, Retail and Direct Banking

Mr. Witter joined Capital One in December 2010 as an Executive Vice President in Retail Banking. From September 2011 until February 2012, Mr. Witter served as President, Retail and Small Business Banking. In February 2012, he became President, Retail and Direct Banking and in this role, he provides strategic direction and leadership for the Retail and Direct Banking organization and is responsible for more than 14,000 associates, nearly 1,000 branch and office locations, and 2,200 ATMs in California, Connecticut, Delaware, Louisiana, Maryland, Minnesota, New Jersey, New York, Texas, Virginia, Washington and Washington, D.C. In February 2012, Mr. Witter also became a director of ING Bank, fsb. Prior to joining Capital One, Mr. Witter held various positions, including executive vice president and head of general Bank Distribution at Wachovia, managing director and president of Morgan Stanley Private Bank NA, a global financial services firm, and Chief Operating Officer of Morgan Stanley’s Retail Banking Group.

Sanjiv Yajnik, 57

President, Financial Services

Mr. Yajnik joined Capital One in July 1998. From July 1998 to June 2009, Mr. Yajnik held a number of positions within Capital One’s European credit card business, Canadian credit card business and small business services organization. Mr. Yajnik became President, Financial Services in June 2009, and in this role he is responsible for overseeing Capital One’s auto finance and home loans businesses. Mr. Yajnik also serves as a director of Capital One, National Association. Prior to joining Capital One, Mr. Yajnik held a broad range of positions, including General Manager at Circuit City Stores (USA), Market Manager at PepsiCo (Canada), and Chief Engineer at Mobil Oil (International).

SECTION III – SECURITY OWNERSHIP

 Security Ownership of Certain Beneficial Owners

Based on Schedule 13D and 13G filings submitted to the SEC, Capital One is aware of the following beneficial owners of more than 5% of Capital One’s outstanding common stock. All percentage calculations are based on the number of shares of common stock issued and outstanding on December 31, 2013, which was 572,675,375.

Name and Address	Amount and Nature of Beneficial Ownership	Percent of Class
Dodge & Cox (1) 555 California Street, 40th Fl. San Francisco, CA 94104	46,807,942	8.17%

BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	36,170,715	6.31%

FMR LLC (3) 245 Summer Street Boston, MA 02210	29,940,583	5.22%

(1)	On a Schedule 13G (Amendment No. 10) filed on February 13, 2014, Dodge & Cox reported beneficial ownership of 46,807,942 shares of Capital One’s common stock as of December 31, 2013 with sole voting power with respect to 44,105,595 shares and sole dispositive power over all shares beneficially owned.

(2)	On a Schedule 13G (Amendment No. 1) filed on January 28, 2014, BlackRock, Inc. reported beneficial ownership of 36,170,715 shares of Capital One’s common stock as of December 31, 2013 with sole voting power with respect to 29,703,725 shares and sole dispositive power over all shares beneficially owned.

(3)	On a Schedule 13G (Amendment No. 1) filed on February 14, 2014, FMR reported beneficial ownership of 29,940,583 shares of Capital One’s common stock as of December 31, 2013 with sole voting power with respect to 3,462,457 shares and sole dispositive power over all shares beneficially owned.

 Security Ownership of Directors and Named Executive Officers

The following table lists the beneficial ownership of Capital One’s common stock as of January 31, 2014, by our directors, the named executive officers in this proxy statement and all directors and executive officers as a group.

Except as otherwise indicated below, each director or executive officer had sole voting and investment power for the applicable shares of common stock shown in the table.

	Amount and Nature of Beneficial Ownership
Name	Common and Restricted Stock (1)	Stock that May Be Acquired Within 60 days (2)	Total Beneficial Ownership	Percent of Class	Stock Settled RSUs (3)	Total (4)
Richard D. Fairbank	1,862,428	5,575,413	7,637,841	1.32%	24,662	7,662,503
Stephen S. Crawford	174,000	0	174,000	*	23,962	197,962
Gary L. Perlin	77,242	435,366	512,608	*	0	512,608
Ryan M. Schneider	154,611	240,380	394,991	*	19,321	414,312
John G. Finneran, Jr.	159,421	528,530	687,951	*	16,855	704,806
Jonathan Witter	77,532	34,231	111,763	*	15,502	127,265
Patrick W. Gross	7,539	92,936	100,475	*	0	100,475
Ann Fritz Hackett	20,656	66,732	87,388	*	0	87,388
Lewis Hay, III	2,728	90,137	92,865	*	0	92,865
Benjamin P. Jenkins, III	2,192	3,723	5,915	*	0	5,915
Pierre E. Leroy	4,900	80,458	85,358	*	0	85,358
Peter E. Raskind	2,000	17,732	19,732	*	0	19,732
Mayo A. Shattuck III	1,589	86,813	88,402	*	0	88,402
Bradford H. Warner	14,640	68,229	82,869	*	0	82,869
Catherine G. West	0	3,723	3,723	*	0	3,723
All directors and executive officers as a group (20 persons)	2,907,029	8,249,779	11,356,808	1.95%	182,040	11,538,848

*	Less than 1% of the outstanding shares of common stock.

(1)	Includes shares of unvested restricted stock that have voting rights but are not transferable until the end of the period of restriction.

(2)	This amount includes shares underlying stock options that are exercisable within 60 days after January 31, 2014, and restricted stock units for which delivery of the shares of common stock underlying the stock units is deferred until the director’s service with the Board of Directors, or for Mr. Fairbank, his employment with the company, ends.

(3)	Restricted stock units held by our officers and which are settled in equivalent number of shares of our common stock.

(4)	The amount includes the aggregate total of the “Total Beneficial Ownership” column and the “Stock Settled RSUs” column.

Some of the shares shown in the preceding table are either subject to restrictions or not held directly by the director or executive officer. Below is a table showing the number of shares subject to restrictions or not held directly by the director or executive officer.

Name	Restricted Stock Units For Which Delivery of Stock is Deferred	Stock Held by, or Tenant in Common With, Family Member, Trust or Partnership
Richard D. Fairbank	241,680	0
Stephen S. Crawford	0	0
Gary L. Perlin	0	0
Ryan M. Schneider	0	0
John G. Finneran, Jr.	0	48,985
Jonathan Witter	0	0
Patrick W. Gross	33,476	0
Ann Fritz Hackett	33,476	5,006
Lewis Hay, III	33,476	1,806
Benjamin P. Jenkins, III	3,723	0
Pierre E. Leroy	32,476	0
Peter E. Raskind	7,307	0
Mayo A. Shattuck III	33,476	0
Bradford H. Warner	26,700	140
Catherine G. West	3,723	0

 Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Capital One’s executive officers and directors, and persons that beneficially own more than 10% of Capital One’s common stock, file certain reports of beneficial ownership of the common stock and changes in such ownership with the SEC and provide copies of these reports to Capital One. As a matter of practice, members of our staff assist our executive officers and directors in preparing initial ownership reports and reporting ownership changes and typically file these reports on their behalf. Based solely on our review of the copies of such forms in our possession and written representations furnished to us, we believe that in 2013 each of the reporting persons complied with these filing requirements except for one grant of equity compensation that was omitted from a timely filed report for Stephen S. Crawford, the Company’s Chief Financial Officer, as a result of an administrative error by the Company which was subsequently corrected by an amended filing and four grants of equity compensation for Peter A. Schnall, the Company’s former Chief Risk Officer, that were not timely reported as a result of an administrative error by the Company. Each of the amendment and the report was promptly filed after the Company became aware of the error.

SECTION IV – DIRECTOR COMPENSATION

 Director Compensation Objectives

The Board of Directors approves the compensation for non-management directors, based on recommendations made by the Compensation Committee. The Board of Directors has designed the director compensation program to achieve four primary objectives:

•	Attract and retain talented directors with the skills and capabilities to perpetuate Capital One’s success;
•	Fairly compensate directors for the work required in a company of Capital One’s size and scope;
•	Recognize the individual roles and responsibilities of the directors; and
•	Align directors’ interests with the long-term interests of Capital One stockholders.

Management directors do not receive compensation for their service on the Board of Directors. In 2013, Mr. Fairbank was Capital One’s only management director.

 Director Compensation Procedures

The Compensation Committee reviews the compensation program for Capital One’s non-management directors on an annual basis. F.W. Cook provides competitive compensation data and program recommendations to the Compensation Committee for review. Please see the discussion under “Compensation Committee – Compensation Committee Consultant” in the “Corporate Governance at Capital One” section on page 14 for further information on the role and responsibilities of F.W. Cook. The competitive compensation data includes the compensation (cash, equity and other benefits) of non-management directors within Capital One’s peer comparator group. Please see the discussion under “Market Data” in the “Compensation Discussion and Analysis” section on page 46 for further information on the selection of the peer comparator group. The Compensation Committee considers this information, as well as F.W. Cook’s recommendations, and finalizes a proposed compensation structure. The proposed structure is then reviewed and approved by the full Board of Directors, typically in April or May of each year.

Based on their review of competitive market data and guidance from F.W. Cook in the second quarter of 2013, the Compensation Committee determined that the director compensation program described below meets the objectives listed above.

 Director Compensation Structure

On May 2, 2013, the Board of Directors approved a compensation program for Capital One’s non-management directors for the period from May 2, 2013 until Capital One’s 2014 Annual Meeting that is similar to the program for the preceding year. The compensation program consists of an annual cash retainer of $90,000 (the annual cash retainer was $80,000 for the period from May 8, 2012, until May 2, 2013) as well as cash retainers for committee service detailed in the notes to the table below. Each non-management director serving on May 2, 2013 also received an annual award of restricted stock units of Capital One common stock (“RSUs”) on such date, valued at $170,002. Lastly, the Lead Independent Director received a cash retainer of $25,000. Ms. Hackett was the Lead Independent Director in 2013.

 Other Benefits

Under the Capital One Financial Corporation Non-Employee Directors Deferred Compensation Plan, non-management directors may voluntarily defer all or a portion of their cash compensation and receive deferred income benefits. Participants in the plan have the opportunity to direct their individual deferrals among thirteen different investments available through the plan. Directors that elected a deferral will begin to receive their deferred income benefits in cash when they cease serving as directors, upon certain other distribution events specified in the plan, or at such earlier time as is authorized by the Compensation Committee. Upon a change of control, Capital One will pay to each director within thirty days of the change of control a lump sum cash payment equal to such director’s account balance as of the date of the change of control. In 2013, Mr. Jenkins elected to defer his cash compensation under this plan.

Capital One offered non-management directors the opportunity to direct a contribution of up to $10,000 annually from Capital One to a charitable organization of their choice. Each non-management director serving on May 2, 2013 elected to make such a charitable contribution in 2013.

Directors also receive reimbursements for certain board-related expenses including, among other things, external educational seminars and travel-related costs incurred to attend Board meetings. Such reimbursements are not included as compensation for the directors in the table below.

In 2013, directors did not receive any additional compensation for their service to Capital One beyond what is described above and disclosed in the table below.

 Stock Ownership Requirements

Capital One requires non-management directors to retain all shares underlying restricted stock units granted to them by Capital One until their service with the Board of Directors ends, pursuant to the terms of their respective grant agreements. The Board of Directors may grant an exception for any case where this requirement would impose a financial hardship on a director. No directors have been granted an exception to this requirement for any outstanding awards of restricted stock units.

 Compensation of Directors

Directors of Capital One received the following compensation in 2013:

Name	Fees Earned or Paid in Cash (4)	Stock Awards (5)	Option Awards (6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (7)	Total

W. Ronald Dietz (1)	$65,000	$0	—	—	—	$65,000

Richard D. Fairbank (2)	—	—	—	—	—	—

Patrick W. Gross	$75,000	$170,002	—	—	$10,000	$255,002

Ann Fritz Hackett	$177,500	$170,002	—	—	$10,000	$357,502

Lewis Hay, III	$75,000	$170,002	—	—	$10,000	$255,002

Benjamin P. Jenkins, III (3)	$80,000	$212,551	—	—	$10,000	$302,551

Pierre E. Leroy	$105,000	$170,002	—	—	$10,000	$285,002

Peter E. Raskind	$75,000	$170,002	—	—	$10,000	$255,002

Mayo A. Shattuck III	$67,500	$170,002	—	—	$10,000	$247,502

Bradford H. Warner	$80,000	$170,002	—	—	$10,000	$260,002

Catherine G. West (3)	$87,500	$212,551	—	—	$10,000	$310,051

(1)	Mr. Dietz passed away on March 21, 2013. The payments shown in the table above represent the cash retainer Mr. Dietz received in 2013.

(2)	In 2013, Mr. Fairbank was Capital One’s only management director.

(3)	Mr. Jenkins and Ms. West were appointed as directors by the Board on February 19, 2013, and elected by our stockholders at our 2013 Annual Meeting. The Board approved a pro-rated compensation package for each of Mr. Jenkins and Ms. West for the period from February 19, 2013 until our 2013 Annual Meeting, consisting of a $20,000 retainer and a RSU grant with a grant date fair value of $42,549. Mr. Jenkins and Ms. West did not serve on any Board committees prior to the 2013 Annual Meeting.

(4)	Figures above represent cash payments during 2013, which includes half of the payments under the compensation program for the period from May 2, 2013 until Capital One’s 2014 Annual Meeting and, for any director who did not elect in 2012 to forgo his or her cash retainers in exchange for a grant of non-qualified stock options, half of the payments under the compensation program for the period from May 8, 2012 until Capital One’s 2013 Annual Meeting.

Compensation for committee service includes retainers for service as chairperson or as a member of a committee as described under the heading “Committee Membership” in the “Corporate Governance at Capital One” section of this proxy statement. Under the most recently approved compensation program, retainers are as follows:

¡	Lead Independent Director Retainer: $25,000
¡	Chair of the Risk Committee: $45,000
¡	Chair of the Audit Committee, Compensation Committee or Governance and Nominating Committee: $30,000
¡	Member of the Risk Committee (other than the chair): $30,000
¡	Member of the Audit Committee, Compensation Committee or Governance and Nominating Committee (other than the chair): $15,000

(5)	Each non-management director serving on May 2, 2013, received a grant of 2,922 RSUs with a grant date fair value of $170,002 valued at $58.18 per share. Each of Mr. Jenkins and Ms. West received an additional grant on February 19, 2013, pro-rated for their service between February 19, 2013, and May 2, 2013, of 801 RSUs with a grant date fair value of $42,549 valued at $53.12 per share. All RSUs were granted under the terms of the 2004 Stock Incentive Plan and were valued at the fair market value of a share of Capital One common stock on the date of grant. RSUs vest one year from the date of grant. Delivery of the underlying shares is deferred until the director’s service with the Board of Directors ends. The following table shows the number of RSUs outstanding for each director as of December 31, 2013:

Director Name	Number of Outstanding Restricted Stock Units
W. Ronald Dietz	0
Patrick W. Gross	33,476
Ann Fritz Hackett	33,476
Lewis Hay, III	33,476
Benjamin P. Jenkins, III	3,723
Pierre E. Leroy	32,476
Peter E. Raskind	7,307
Mayo A. Shattuck III	33,476
Bradford H. Warner	26,700
Catherine G. West	3,723

(6)	In prior years, directors were offered the opportunity to elect to forego their cash retainers in exchange for a grant of non-qualified stock options under the 2004 Stock Incentive Plan. In 2013, the Compensation Committee determined not to include stock options as part of the director compensation program.

The following table sets forth the total number of stock options outstanding for each director as of December 31, 2013. The options expire ten years from the date of grant. Upon termination from Board service (other than by removal for cause), a director will have the remainder of the full option term to exercise the vested stock options.

Director Name	Number of Outstanding Stock Options
W. Ronald Dietz	0
Patrick W. Gross	59,460
Ann Fritz Hackett	33,256
Lewis Hay, III	56,661
Benjamin P. Jenkins, III	0
Pierre E. Leroy	47,982
Peter E. Raskind	10,425
Mayo A. Shattuck III	53,337
Bradford H. Warner	41,529
Catherine G. West	0

(7)	Each non-management director serving on May 2, 2013 elected to direct a contribution from Capital One of $10,000 to a charitable organization of his or her choice.

SECTION V – COMPENSATION DISCUSSION AND ANALYSIS

 Introduction

Capital One’s executive compensation program is designed to attract, retain and motivate leaders who have the ability to foster strong business results and promote the long-term success of the Company. The Compensation Committee of the Board of Directors (the “Committee”) is responsible for, among other matters, developing, approving, monitoring and managing the compensation of all of our executive officers, including the named executive officers defined below. Final decisions regarding the compensation of our executive officers, including our Chief Executive Officer, are made by our independent directors. This Compensation Discussion and Analysis will review the compensation of the CEO, Richard D. Fairbank, and the following executive officers for 2013:

•	Stephen S. Crawford, Chief Financial Officer
•	Gary L. Perlin, Former Chief Financial Officer
•	Ryan M. Schneider, President, Card
•	John G. Finneran, Jr., General Counsel and Corporate Secretary
•	Jonathan W. Witter, President, Retail and Direct Banking

As used throughout this proxy statement, the “NEOs” means the five executive officers listed above, and the “named executive officers” means the CEO and the NEOs, collectively.

 2013 Company Performance

In 2013, Capital One delivered strong financial results. We generated capital on a strong trajectory, putting the Company in position in 2013 to meet our assumed target for the fully phased-in Basel III Tier I common capital requirement, years ahead of regulatory deadlines. We increased our dividend in 2013 after completing the 2013 CCAR process and completed our announced share repurchase program. In addition, we successfully completed the integrations of both ING Direct and the U.S. credit card business of HSBC. The Committee believes that the actions taken by the CEO and the NEOs throughout 2013 contributed greatly to the Company’s results and helped position the Company to deliver stockholder value over the long-term. These accomplishments included:

•	$4.2 billion in net income for 2013, or $6.96 per common share (fully diluted), with return on tangible common equity ranking fourth among our peer comparator group;
•	Tier 1 common capital ratio of 12.2% at the end of 2013, up from 11.0% at the end of 2012, while increasing our dividend and completing our $1.0 billion share repurchase program;
•	Strong credit risk performance, with a net charge-off rate of 2.04% for 2013;
•	$2.4 billion in net income from our Domestic Card business, up from $1.4 billion in 2012;
•	Solid overall profitability in the Auto business, with new loan originations of $17.4 billion; and
•	Solid loan and revenue growth in our Commercial Banking business with net income of $769 million for 2013.

 Important Aspects of Our Executive Compensation Programs

The Committee believes that our named executive officer compensation programs balance risk and financial results, reward named executive officers for their achievements, promote our overall compensation objectives and encourage appropriate, but not excessive, risk-taking. The following are some of the highlights of our compensation program:

•	Capital One’s executive compensation programs consist primarily of a variety of long-term equity-based compensation vehicles. See “Compensation Components” on page 33 for more details on the specific components of the CEO and NEO compensation programs.
•	Since 1997, the CEO’s compensation program has consisted entirely of equity awards and other incentive awards with payouts deferred for three years in lieu of any salary, retirement plan contributions or other traditional forms of compensation.
•	We do not pay cash bonuses to the NEOs. Instead, we grant equity-based awards following the end of the year based on Company and individual performance during the year.

•	We have eliminated excise tax gross-up provisions from our named executive officer change of control agreements. All named executive officer change of control agreements containing an excise tax gross-up that previously were entered into have expired as of the date of this proxy statement and have been replaced with new agreements that do not provide for an excise tax gross-up. See below under “Change of Control Agreements” on page 48 for more information.

•	We have designed our incentive compensation programs such that they continue to appropriately balance risk and do not jeopardize the safety and soundness of Capital One. See “Risk Assessment of Compensation Policies and Practices” in the “Corporate Governance at Capital One” section on page 9 for more information.

The awards granted to our named executive officers include the following provisions that are designed to further enhance alignment between pay and performance and balance risks:

Performance- Based Vesting Provisions	Since January 2012, we have included performance-based vesting provisions as part of each stock option, restricted stock and stock-settled RSU award to the named executive officers and each cash-settled RSU award to the CEO. These provisions will reduce the total value delivered to the executive at vesting if the Company does not meet certain performance thresholds during the three-year vesting period. The total value can be reduced to zero if the performance metric is not met for all three years in the performance period.
Performance Share Reduction	Each performance share award to the named executive officers since January 2012 provides that the total value delivered at vesting will be reduced if for any year in the three-year performance period the Company does not achieve positive Adjusted ROA. The total value can be reduced to zero if the metric is not met for all three years in the performance period. These terms are in addition to the performance metric relative to a comparator group.
Clawback Provisions	Each incentive award to the named executive officers since January 2013 is subject to clawback provisions that allow the Committee to seek recovery of all unvested portions of the awards in the event there has been misconduct resulting in a violation of law or Company policy and the named executive officer committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks.
Financial Restatement Clawback	Since January 2011, each performance share award to the named executive officers has included clawback provisions that allow the Company to recover shares under the award following a financial restatement.

See “Additional Performance Conditions and Recovery Provisions” on page 44 for more details.

Capital One does not distinguish the terms and conditions of compensation and awards between the NEOs and all other executive officers. All of the terms and features described above, including the clawback and performance-based vesting provisions, apply to awards granted to all executive officers and not just the named executive officers.

 Our Compensation Objectives

Capital One’s executive compensation program has four primary objectives.

Strongly link rewards with both business and individual performance while appropriately balancing risk

Capital One emphasizes pay-for-performance at all organizational levels. Typically, as an executive’s level of responsibility increases, so does the proportion of the executive’s pay that is subject to performance criteria. Therefore, the named executive officers have the highest relative portion of their pay directly linked to Company and individual performance, as compared to other associates. Awards made in January 2014 for the 2013 performance year were based on Company and individual performance, as well as on the demonstration of specific leadership competencies assessed through a comprehensive performance management process that included an individual assessment against one or more performance objectives specifically designed to evaluate the degree to which the executive balanced risks inherent in his or her role. The Chief Human Resources Officer and the Chief Risk Officer reviewed these assessments, and the Committee considered the assessments in making its determinations regarding individual performance and compensation levels.

Ensure that total compensation rewards performance over multiple time horizons

Our compensation programs are structured to encourage our executives to deliver strong results over the short-term while making decisions that create sustained value for our stockholders over the long-term. For 2013, approximately 85% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, with all of his compensation deferred for a three-year period. For the NEOs in 2013, approximately 80% of total target compensation was provided through equity-based vehicles which were all at-risk to the performance of the Company’s stock price and subject to vesting over multiple time horizons. The use of deferred, equity-based compensation vehicles with multi-year vesting terms advances our goal of aligning the ultimate value realized by the named executive officers with the performance of the Company’s stock over time because the value of these compensation vehicles increases and decreases based on the performance of the Company’s stock price.

Attract, retain and motivate top executive talent

To attract, retain and motivate exceptional leaders, we believe that compensation opportunities at Capital One must be competitive with the marketplace for talent. The Committee and the independent directors strive to preserve a competitive pay mix and total target compensation values in the executive compensation program, as well as provide competitive total rewards based on our selected peer group.

Align our executives’ interests with those of our stockholders

The Committee and the independent directors remain committed to designing incentive compensation programs that reward individual and corporate performance and that are aligned with the creation of stockholder value over the long-term. Because the majority of named executive officer compensation is delivered through deferred, equity-based vehicles that vest over multiple time horizons, the named executive officers have a significant stake in the success of the Company. In addition, we established specific stock ownership policies that the named executive officers must meet on an annual basis and stock retention provisions applicable to certain equity awards.

 Consideration of 2013 Say on Pay Vote and Stockholder Engagement

The Committee values the input of our stockholders and strives to foster a constructive dialogue with stockholders on matters of executive compensation. At our 2013 Annual Meeting of Stockholders, our stockholders supported our executive compensation program by approving our non-binding advisory vote on executive compensation (“2013 Say on Pay”). However, the Committee recognizes that the percentage of stockholders supporting our executive compensation program for the 2013 Say on Pay was lower than in years past. In 2013, we enhanced our direct outreach to stockholders to ensure that we continue to maintain strong lines of communication with our stockholders and that the perspectives of our stockholders are shared with the Committee. The Committee continues to actively oversee our stockholder engagement and has considered stockholder feedback in structuring and approving the 2014 compensation program for the CEO. The Committee and the independent directors continue to believe that our executive compensation programs support the objectives outlined above.

 Compensation Components

CEO Compensation

In 2013, as in past years, the Committee granted equity awards to the CEO at the beginning of the year that are designed to provide an incentive to focus on longer term performance. The Committee also established the opportunity for the CEO to receive an additional year-end incentive award based on the Committee’s evaluation of the Company’s performance and the CEO’s contributions over the year. All of the CEO’s awards are subject to a three-year deferred vesting or payout.

The table below summarizes the elements of compensation that the Committee approved for the 2013 performance year for the CEO.

Compensation Element	Timing of Award Determination	Basis for Award	Approximate % of CEO Total Target Compensation	Vesting Schedule
Base Salary	Not applicable	Not applicable	0%	Not applicable

Stock Options	January 2013	Incentive for Future Company Performance	25%	3-year cliff vesting; expires in 10 years

Performance Shares	January 2013	Incentive for Future Company Performance	50%	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors

Year-End Incentive Opportunity	January 2014	Reward for 2013 Company Performance	25%	Delivered as combination of cash-settled RSUs and deferred cash bonus; payout after 3 years

NEO Compensation

The NEOs traditionally receive a mix of cash and equity-based compensation. As noted above, we do not pay cash bonuses to the NEOs for annual performance. Instead, following the end of the year the Committee may grant a variety of equity-based awards based on the Committee’s evaluation of Company and individual performance during the past year. All of these equity-based awards are subject to deferred vesting over a three-year period.

The table below summarizes the elements of compensation that the Committee approved for the 2013 performance year for the NEOs.

Compensation Element	Timing of Award Determination	Basis for Award	Approximate % of NEO Total Target Compensation	Vesting Schedule
Base Salary - Cash	January 2013	Overall experience, skills, performance, and knowledge	20%	Paid in cash throughout the performance year
Base Salary - RSUs	January 2013	Incentive for Current Year Company Performance	15%	Awarded as RSUs which settle in cash on December 15 following the performance year
Cash Bonus	Not applicable	Not applicable	0%	Not applicable
Cash-Settled RSUs	January 2014	Reward for 2013 Company Performance	15%	3-year ratable vesting
Stock Options	January 2014	Reward for 2013 Individual Performance and Incentive for Long-Term Performance	50%	3-year ratable vesting; expires in 10 years
Performance Shares				Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors
Stock-Settled RSUs				3-year ratable vesting

Performance and Recovery Provisions

The table below summarizes the performance and recovery provisions applicable to the elements of compensation that the Committee approved for the 2013 performance year for the named executive officers. See “Additional Performance Conditions and Recovery Provisions” on page 44 for more details.

Compensation Element	Performance and Recovery Provisions
NEO Cash-Settled RSUs	•Clawback provisions
Stock Options	•Performance-based vesting provisions •Clawback provisions
Performance Shares	•Performance share reduction •Clawback provisions •Financial restatement clawbacks
Stock-Settled RSUs	•Performance-based vesting provisions •Clawback provisions
CEO Year-End Incentive Opportunity	•Performance-based vesting provisions (RSUs) •Clawback provisions

 Chief Executive Officer Compensation

Goals and Principles

The Committee’s top priority is to align the interests of the CEO with the interests of our stockholders by directly linking his awards with the Company’s performance and his contributions to that performance over appropriate time horizons. The Committee believes that the CEO’s compensation should be at-risk based on his and the Company’s performance. Each year the Committee approves the form, timing and amount of CEO compensation and makes recommendations to the independent directors for final approval. The Committee takes into account the CEO’s historical performance and how to most effectively align the CEO’s interests with the interests of our stockholders over the appropriate time horizons, support safety and soundness and appropriately balance risk. The Committee and the independent directors have the flexibility to adjust compensation decisions from year to year to take into account the Company’s performance and evolving market practices.

2013 CEO Compensation Decisions

In January 2013, the Committee and the independent directors reviewed the compensation structure utilized since 2009 for Mr. Fairbank and determined that for 2013 the compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on the Company’s actual performance for 2013. In this manner, the CEO’s compensation continues to be completely at-risk based on the Company’s and Mr. Fairbank’s performance. The Committee and independent directors determined that the compensation program structured in this manner remained appropriate for Mr. Fairbank in 2013 given that the compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles. After considering various factors as described below, without giving particular weight to any specific factor, the Committee and the independent directors determined that a total target compensation amount of $17.5 million was appropriate for Mr. Fairbank’s 2013 compensation program.

When determining the structure and total target compensation amount for Mr. Fairbank’s 2013 compensation program, as well as the value for each component of the award, the Committee considered Mr. Fairbank’s and the Company’s performance during 2012 relative to the financial, operating, safety and soundness and strategic performance factors described below under “Year-End Incentive Opportunity.” In addition, the Committee and the independent directors considered the Company’s performance in 2012 relative to the peer comparator companies’ performance in 2012, the structure and amount of compensation awarded to the chief executive officers of the peer comparator companies and the structure and amount of Mr. Fairbank’s compensation awards in prior years. The Committee and the independent directors also considered the Company’s risk profile and the time horizon over which the deferred, equity-based vehicles will vest, as well as the fact that the ultimate value of Mr. Fairbank’s deferred, equity-based awards will depend on the Company and Mr. Fairbank’s performance over time.

Performance Share Award

In January 2013, based on the above determination by the Committee and the independent directors, Mr. Fairbank was granted an award of performance shares under which he may receive from 0% to 150% of a target number of 155,363 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2013 through December 31, 2015. The Company’s performance will be assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW Bank Sector index, excluding custody banks (the “KBW index”). The Committee believes that the KBW index is an appropriate index against which to assess the Company’s performance because its members are principally lending businesses similar to the Company. Moreover, under the performance share reduction feature of this award, the number of shares issued at settlement will be reduced if the Company’s Adjusted ROA for one or more fiscal years completed during the performance period is not positive, no matter how well it compares to the peer group. If the Company’s Adjusted ROA is not positive for all three fiscal years in the performance period, Mr. Fairbank will forfeit the entire award of performance shares. Thus, although the award had a grant date value of $8,750,044, the number of shares that Mr. Fairbank ultimately receives, if any, will be solely dependent on the Company’s performance over the performance period. The performance share award also is subject to certain clawback provisions. See “Performance Share Reduction” and “Financial Restatement Clawbacks” on pages 45 and 46 for more information.

After the end of the three-year performance period, the Committee will certify the Company’s performance and issue the corresponding number of shares of the Company’s common stock, if any, in accordance with the table below.

		Relative Metric: Adjusted ROA
		≥ 75th Percentile	50th Percentile	< 20th Percentile
Number of years with positive Adjusted ROA:	Three	150%	100%	0%
	Two	125%	83%	0%
	One	100%	67%	0%
	None	0%	0%	0%

The table above shows potential payouts based on specific Company performance results. Payouts will range between the values shown above for performance that falls between the performance results shown in the table.

Stock Option Award

In January 2013, Mr. Fairbank also received a grant of 325,985 nonstatutory stock options at an exercise price of $56.32 per share (which was the fair market value of the Company’s common stock on the date of grant). The benefits to Mr. Fairbank of the stock options are deferred, as the options cannot be exercised until three years after the date of grant and will expire ten years after the date of grant. The option grant had a fixed grant date value of $4,375,012; however, the ultimate value Mr. Fairbank realizes, if any, is solely dependent on the long-term appreciation in the Company’s stock price. Mr. Fairbank can only realize value from the stock options if and to the extent the Company’s stock price increases after the date of grant and the market value of the stock exceeds the exercise price at some point after the three-year vesting period when the options are exercised. The stock option award is also subject to performance-based vesting conditions and clawback provisions, each as described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 44.

Year-End Incentive Opportunity

A portion of Mr. Fairbank’s 2013 compensation award consisted of an opportunity for a year-end incentive award based on the Company’s actual performance in 2013. The award had a target value of $4,375,000, but the ultimate value of the award was determined based on the Committee’s evaluation of the Company’s performance during 2013 and Mr. Fairbank’s contributions to that performance relative to the financial, operating, safety and soundness and strategic factors shown below (which were evaluated on a qualitative basis without any specific pre-established targets).

Financial Performance	Operating Performance	Safety and Soundness	Strategic Performance
• Operating earnings	• Revenue generation	• Capital adequacy	• CEO leadership and performance
• Earnings per share	• Expense management	• Risk management and	of executive team
• Return on tangible capital	• Operating effectiveness	compliance	• Capital management
	• Customer satisfaction	• Credit loss management	• Progress toward achievement
		• Underwriting quality • Balance sheet management	of long-term strategy • Execution against corporate imperatives
• Recruitment and development of world class talent
• Disciplined investment in infrastructure
• Corporate reputation and community engagement
• Preservation of corporate culture and values

In January 2014, the Committee considered the Company’s performance on both a quantitative and qualitative basis, including the results described under “2013 Company Performance” on page 31. In particular, the Committee considered:

•	Capital One’s delivery of strong financial results in 2013, particularly the solid growth in earnings per share and the Company’s return on tangible common equity relative to the peer comparator group;

•	The Company’s exceptional three-year total stockholder return, ranking second among the peer comparator group;

•	The Company’s ability in 2013 to return substantial capital to stockholders in the form of both an increased dividend and share repurchases while maintaining strong capital generation and trajectory towards anticipated Basel III minimum capital requirements;

•	Management’s success in delivering non-interest expense in line with expectations, taking proactive steps to manage costs in 2013 and beyond;

•	The successful completion of the integrations of both ING Direct and the U.S. credit card business of HSBC, with great execution, delivered on-time and under budget;

•	The Company’s progress enhancing its compliance and risk management programs across the enterprise;

•	The Company’s sound credit management across the enterprise and solid financial results in the lines of business;

•	The continued exceptional talent management and recruiting by the CEO and his management team; and

•	The strong progress in delivering on the Company’s national banking and digital strategies and other long-term investments in franchise-enhancing initiatives.

The Committee considered these factors in light of the challenges still facing management in order to position Capital One to generate future loan growth and deliver superior and sustainable returns, including the Company’s ongoing work to manage costs as well as to meet heightened regulatory expectations across the financial services industry. The Committee also considered the Company’s one-year TSR, recognizing that it was just behind the median for the peer comparator group in 2013.

The Committee also took into account peer comparator group CEO compensation levels, although the comparability of such information was limited due to evolving market conditions, the different tenures of each of the peer companies’ CEOs as compared to Mr. Fairbank’s tenure as the CEO of Capital One and the varying degrees of success those CEOs have had in leading their respective companies.

After considering all of the above factors together, in January 2014 the Committee and the independent directors approved awards for Mr. Fairbank totaling $5,687,543. The Committee and the independent directors determined to award that amount using two vehicles: (i) an award of 40,076 restricted stock units (which had a total grant date value of $2,843,793) and (ii) a deferred cash bonus in the amount of $2,843,750. The award of restricted stock units will vest in full in three years, will settle in cash based on the Company’s average stock price over the fifteen trading days preceding the vesting date, and is subject to performance-based vesting provisions. The cash bonus is mandatorily deferred for three years into the Company’s Voluntary Non-Qualified Deferred Compensation Plan and will pay out in the first calendar quarter of 2017. Both the award of restricted stock units and the deferred cash bonus are subject to clawback provisions. The performance-based vesting provisions applicable to the restricted stock units and the clawback provisions applicable to both awards are described in more detail under “Additional Performance Conditions and Recovery Provisions” beginning on page 44.

CEO Compensation by Performance Year

Below is a table showing Mr. Fairbank’s compensation awards as they are attributable to the performance years indicated.

Performance Year	Cash Salary	Deferred Cash Bonus	Cash-Settled RSUs	Stock-Settled Awards	Option Awards	Total
2013	$0	$2,843,750	$2,843,793	$8,750,044	$4,375,012	$18,812,599
2012	$0	$2,187,500	$2,187,525	$8,750,008	$4,375,009	$17,500,042
2011	$0	$0	$7,200,044	$4,000,046	$8,003,906	$19,203,996

The table above is presented to show how the Committee views compensation actions and to which year the compensation awards relate. This table differs substantially from the Summary Compensation Table on page 53 required for purposes of this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the table above:

•	The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the restricted stock unit award granted to the CEO in January 2014 for the 2013 performance year, for example, is shown in the table above as 2013 compensation. The Summary Compensation Table reports equity-based awards only in the year in which they were granted.
•	The Summary Compensation Table reports the change in pension value and nonqualified deferred compensation earnings and all other compensation. These amounts are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

As part of the CEO compensation program, the Committee and the independent directors also approved certain other programs intended to support Mr. Fairbank’s productivity and well-being. These include:

•	Executive term life insurance with a benefit level of $5 million;
•	The ability to participate in a comprehensive voluntary annual health screening;
•	Office supplies and other maintenance for Mr. Fairbank’s home office;
•	The use of a driver who also provides for Mr. Fairbank’s personal security; and
•	The monitoring and maintenance of an electronic home security system.

Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 52. There are no other perquisites provided to Mr. Fairbank by the Company that constitute additional compensation.

2014 CEO Compensation Decisions

In January 2014, the Committee and the independent directors reviewed the compensation structure utilized in 2013 for Mr. Fairbank and determined that for 2014 the compensation program would continue to consist of equity awards granted at the beginning of the year plus an opportunity for an additional year-end incentive award based on the Company’s actual performance for 2014. In this manner, the CEO’s compensation will continue to be completely at-risk based on the Company’s and Mr. Fairbank’s performance. The Committee and the independent directors continue to believe that the compensation program aligns Mr. Fairbank’s compensation with the Company’s performance over the appropriate time horizons and supports the Company’s executive compensation goals and principles. The Committee and the independent directors determined that for Mr. Fairbank’s 2014 compensation program a total target compensation amount of $17.5 million was appropriate.

However, after careful consideration of a number of different factors, the Committee and the independent directors determined to change the mix of the vehicles for the 2014 CEO compensation program. For the 2014 CEO compensation program, the Committee and the independent members determined to reduce the proportion of total target compensation represented by stock options. To account for the reduction of the stock option component of the CEO’s total target compensation, the year-end incentive opportunity has been increased from 25% of the CEO’s total target compensation program to 30% and the Committee and the independent directors introduced a stock-settled RSU award representing 10% of the CEO’s 2014 total target compensation. In addition, the Committee and the independent directors determined to reduce the maximum value of Mr. Fairbank’s year-end incentive opportunity to one and a half times the target value.

The Committee and the independent directors made these decisions after taking into account the perspectives of stockholders, proxy advisory firms, the Federal Reserve and other federal banking regulators. In deciding to leave Mr. Fairbank’s total target compensation unchanged since 2012, change the mix of the compensation components and reduce the maximum value of the year-end incentive opportunity, the Committee and the independent directors considered the 2013 Say on Pay Vote and stockholder feedback as described above under “Consideration of 2013 Say on Pay Vote and Stockholder Engagement” on page 33 as well as guidance from federal banking regulators. The Committee and the independent directors believe that reducing the upside opportunity provided by stock options and the maximum upside for the year-end incentive opportunity, while increasing the proportion of Mr. Fairbank’s total target compensation that will be determined at the end of 2014 and increasing the proportion of his total target compensation that will settle in shares of Capital One stock, further aligns the interests of the CEO and the interests of our stockholders, enhances the link between his awards and the Company’s performance and strengthens the risk-balancing features of the CEO compensation program.

The table below summarizes the elements of compensation that the Committee and the independent directors approved for the 2014 CEO compensation program.

Compensation Element	Timing of Award Determination	Basis for Award	Approximate % of CEO Total Target Compensation	Vesting Schedule

Base Salary	Not applicable	Not applicable	0%	Not applicable
Stock Options	January 2014	Incentive for Future Company Performance	10%	3-year cliff vesting; expires in 10 years
Performance Shares	January 2014	Incentive for Future Company Performance	50%	Vest at the end of the 3-year performance period; the number of shares vesting depends on achievement of performance factors
Stock-Settled RSUs	January 2014	Incentive for Future Company Performance	10%	3-year cliff vesting; settles in Company stock
Year-End Incentive Opportunity	January 2015	Reward for 2014 Company Performance	30%	Delivered as combination of cash-settled RSUs and deferred cash bonus; payout after 3 years

Based on this framework, in January 2014 the Committee and the independent directors granted to Mr. Fairbank a performance share award under which he may receive from 0% to 150% of a target number of 123,309 shares of the Company’s common stock based on the Company’s performance over the three-year period from January 1, 2014 through December 31, 2016. Mr. Fairbank also received a grant of 108,944 nonstatutory stock options at an exercise price of $70.96 per share (which was the fair market value of the Company’s common stock on the grant date) and a grant of 24,662 stock-settled RSUs. The Committee also determined that Mr. Fairbank will have an opportunity to receive an award in late 2014 or early 2015. Any such award will consist of deferred cash, an equity-based award or both and will pay out or vest after a three-year deferral period. The Committee and the independent directors will have absolute discretion to determine whether to make the award, the form of the award and the value of the award relative to the target amount of $5,250,000, and will base these determinations on the Committee’s evaluation of the Company’s performance in 2014 relative to the same financial, operating, safety and soundness and strategic factors described above under “2013 CEO Compensation Decisions – Year-End Incentive Opportunity.” The maximum value of the award, if granted, will not exceed one and a half times the target value. The Company expects that any such award will be subject to a clawback provision similar to the clawback provision applicable to the 2014 stock option award and described below.

The terms of the performance share and stock option awards granted to Mr. Fairbank in January 2014 are substantially similar to the terms described above under “2013 CEO Compensation Decisions” except that the stock option award is subject to revised performance-based vesting provisions. The stock-settled RSU grant is also subject to performance-based vesting and clawback provisions. See “Additional Performance Conditions and Recovery Provisions” on page 44 for more details.

 NEO Compensation

Goals and Principles

As with the CEO, the Committee seeks to align the interests of the NEOs with the interests of our stockholders by directly linking compensation to performance over the appropriate time horizons while supporting safety and soundness and appropriately balancing risk. The Committee annually reviews and approves the compensation structure for all of our executive officers, including those who are ultimately reported as NEOs, and makes recommendations to the independent directors for final approval. The Committee takes into account each NEO’s historical performance, individual roles and responsibilities and contributions expected from each NEO in the future as well as the recommendations of the CEO, including his assessment of each NEO’s performance. In determining 2013 NEO compensation, the Committee also considered the specific factors discussed below. Final decisions regarding NEO compensation are made by the independent directors.

2013 NEO Compensation Decisions

The 2013 NEO compensation program approved by the Committee and the independent directors was designed to be consistent with the Company’s pay-for-performance philosophy and is generally consistent with the 2012 compensation program. Base salary remains a smaller portion of total target compensation than equity based vehicles, and cash bonuses are not included in the 2013 NEO compensation program. The Committee believes that this pay mix serves to balance stockholder interests while effectively rewarding and motivating key talent.

Based on the above framework, the Committee and the independent directors then determined the 2013 total target compensation for each NEO by considering the following factors:

•	Each NEO’s performance relative to the Company’s strategic objectives;
•	Capital One’s historical performance;
•	The role and qualifications of each NEO (for example, the NEO’s scope of responsibility, experience and tenure and the demonstration of competencies consistent with the Company’s values and the ability to deliver strong, sustainable business results);
•	Appropriate internal pay differentials and the desire to foster teamwork and collaboration;
•	Historical pay levels;

•	Available role-specific market compensation data from peer comparator companies;
•	Available information on the structure of compensation packages for senior executives at peer comparator companies;
•	Market trends in executive compensation (for example, current rates of pay and the prevalence and types of incentive vehicles); and
•	The overall structure of the compensation program.

Base Salaries

For the 2013 performance year, the Committee chose to defer a significant portion of each NEO’s base salary until the end of the year. Rather than award each NEO a base salary entirely in cash, the 2013 base salary for NEOs was delivered in a mix of cash (approximately 20% of total target compensation) and restricted stock units that settled in cash on December 15, 2013 (approximately 15% of total target compensation). In this way, the 2013 compensation program further deferred cash compensation for each NEO and placed it at risk to the performance of the Company’s stock price for the entire performance year.

In January 2013, the Committee and the independent directors approved 2013 base salaries for the NEOs, including the portion of base salary delivered as restricted stock units, ranging from $1,504,014 to $2,347,131. Individual details for each NEO are provided in the table below showing compensation by performance year.

Year-End Incentive Awards

In addition to base salary, in January 2014 the Committee determined to award each NEO various equity-based incentive awards as a reward for Company and individual performance in 2013.

Cash-Settled Restricted Stock Unit Awards

In January 2014, the Committee and the independent directors approved awards of restricted stock units for the NEOs ranging from $990,034 to $1,530,323, representing a payout at 150% of the target award values established by the Committee in January 2013. Individual details for each NEO are provided in the table below showing compensation by performance year. The Committee and the independent directors determined that these awards were appropriate in light of the Company’s performance as described under “Year-End Incentive Opportunity” on page 37 in connection with the determinations by the Committee and the independent directors relating to the CEO’s year-end incentive awards.

Equity Incentive Awards

In January 2014, the Committee and the independent directors awarded various equity incentive awards to the NEOs for the 2013 performance year. At Capital One, equity incentive awards are linked to performance in two ways:

•	The size of the award is based on each NEO’s individual performance assessment for the year just completed; and
•	The ultimate value of the award is dependent on Capital One’s performance over time.

Equity incentive awards are designed to emphasize elements that are of particular importance to Capital One given the Company’s unique goals and continually evolving business strategies and objectives. In determining the actual amounts to be awarded to each NEO, the Committee considered each NEO’s contribution to the Company’s performance for 2013 as well as the individual performance of each NEO. The Committee also received input from the CEO on his assessment of each NEO’s individual performance and his recommendations for compensation of the NEOs. The CEO also assessed each NEO’s performance against one or more specific objectives designed to evaluate the degree to which the NEO balanced risks inherent in the NEO’s role. These assessments included the use of both quantitative and qualitative risk measures and were reviewed by the Chief Human Resources Officer and the Chief Risk Officer before being presented to the Committee and the independent directors for their consideration.

The equity incentive awards consisted of stock-settled RSUs, performance share awards and stock options. The terms of the performance share awards are substantially similar to the terms of the performance share awards granted to our CEO, as described above under “2014 CEO Compensation Decisions.” The NEO stock options and stock-settled RSUs vest ratably in one-third increments starting on the first anniversary of the grant date and are subject to performance-based vesting and clawback provisions as discussed below under “Additional Performance Conditions and Recovery Provisions” on page 44. The stock options have an exercise price of $56.32 per share, which was the fair market value of the Company’s common stock on the date of grant.

Mr. Crawford, the Company’s Chief Financial Officer, was awarded 47,046 nonstatutory stock options, 23,962 stock-settled RSUs and a target amount of 14,378 performance shares with a total grant date value for all three awards of $3,476,320. The Committee and the independent directors determined to grant these awards based upon Mr. Crawford’s leadership in managing the Company’s balance sheet in 2013, particularly the Company’s capital generation and its successful completion of the share repurchase program. The Committee and the independent directors also considered Mr. Crawford’s leadership in driving enhanced risk management processes within the Company’s finance operations as well as his positioning of Capital One for 2013 and beyond, providing enhanced transparency and clear communication to the market.

Mr. Perlin, the Company’s Former Chief Financial Officer, was awarded 41,555 nonstatutory stock options, 23,517 stock-settled RSUs and a target amount of 14,111 performance shares with a total grant date value for all three awards of $3,337,593. The Committee determined to grant these awards based upon Mr. Perlin’s tenure as Chief Financial Officer through the first quarter of 2013 and his leadership over the course of the past several years in managing the Company’s balance sheet and finance operations through two significant acquisitions and dramatically changing regulatory requirements. The Committee also recognized Mr. Perlin’s guidance and advice to senior management throughout 2013, particularly in supporting a smooth transition of the Chief Financial Officer role to Mr. Crawford.

Mr. Schneider, President, Card, was awarded 37,934 nonstatutory stock options, 19,321 stock-settled RSUs and a target amount of 11,593 performance shares with a total grant date value for all three awards of $2,803,002. The Committee and the independent directors determined to grant these awards based upon the strong performance of the Credit Card business in 2013, including increased net income for Domestic Card with strong credit performance and the successful delivery of several new card products and brand enhancements to market. The Committee and the independent directors also considered the well-managed integration of the U.S. credit card business of HSBC and Mr. Schneider’s leadership enhancing the compliance and risk management programs within the Credit Card business.

Mr. Finneran, General Counsel and Corporate Secretary, was awarded 29,783 nonstatutory stock options, 16,855 stock-settled RSUs and a target amount of 10,113 performance shares with a total grant date value for all three awards of $2,392,062. The Committee and the independent directors determined to grant these awards based upon Mr. Finneran’s management of the Company’s relations with its bank regulators in an environment of heightened regulatory scrutiny and examination. In addition, the Committee and the independent directors considered Mr. Finneran’s leadership enhancing the Corporation’s governance and management frameworks in 2013 and supporting the Company’s enterprise-wide enhancements to its compliance and risk management programs.

Mr. Witter, the Company’s President, Retail and Direct Banking, was awarded 30,436 nonstatutory stock options, 15,502 stock-settled RSUs and a target amount of 9,302 performance shares with a total grant date value for all three awards of $2,248,995. The Committee and the independent directors determined to grant these awards based upon Mr. Witter’s successful management of the integration and rebranding of ING Direct as well as his continued success in recruiting and retaining superior talent in the retail banking business. The Committee and the independent directors also considered Mr. Witter’s success in managing operating costs in the business and his success in building the retail banking brand and delivering on its digital strategies.

NEO Compensation by Performance Year

The table below shows actual NEO compensation as it is attributable to the performance year indicated.

Name	Performance Year	Cash Salary	Cash Bonus	Cash-Settled RSUs[1]	Stock-Settled Awards[2]	Option Awards	Total
Stephen S. Crawford	2013	$1,326,923	$0	$2,550,531	$2,720,606	$755,714	$7,353,774

	2013	$1,335,000	$0	$2,503,196	$2,670,083	$667,510	$7,175,789
Gary L. Perlin	2012	$1,335,000	$0	$2,102,678	$2,670,019	$741,679	$6,849,376
	2011	$1,000,000	$0	$3,398,557	$2,670,062	$741,667	$7,810,286

	2013	$1,097,000	$0	$2,057,566	$2,193,657	$609,345	$5,957,568
Ryan M. Schneider	2012	$1,065,000	$0	$1,677,443	$1,704,018	$473,342	$4,919,803
	2011	$968,000	$0	$2,162,808	$2,129,617	$591,559	$5,851,984

John G. Finneran, Jr.	2013	$957,000	$0	$1,795,055	$1,913,649	$478,413	$5,144,117
	2012	$929,000	$0	$1,463,232	$1,858,053	$464,511	$4,714,796

Jonathan W. Witter	2013	$880,000	$0	$1,650,048	$1,760,092	$488,903	$4,779,043

(1)	For 2013, includes RSU portion of base salary granted in January 2013 and cash-settled RSUs granted in January 2014.

(2)	For 2013, includes stock-settled RSU and performance share awards granted in January 2014.

This table is presented to show how the Committee views compensation actions and to which year the compensation awards relate, but it differs substantially from the Summary Compensation Table on page 53 required for purposes of this proxy statement and is therefore not a substitute for the information required in that table. There are two principal differences between the Summary Compensation Table and the above table:

•	The table above reports equity-based awards as compensation for the performance year for which they were awarded, even if the award was granted in one year based on performance for the prior year. As a result, the cash-settled RSU, stock option, stock-settled RSU and performance share awards granted in January 2014 for the 2013 performance year, for example, are shown in the above table as 2013 compensation. The Summary Compensation Table reports equity-based awards only in the year in which they were granted.
•	The Summary Compensation Table reports the change in pension value and nonqualified deferred compensation earnings and all other compensation. These amounts are not a result of current year compensation determinations and are not shown above.

Additional Pay Elements

The Committee provides certain other programs intended to support the NEOs’ productivity, well-being and security. These programs provide some level of personal benefit and are not generally available to all associates. For 2013, these included the following:

•	The ability to participate in a comprehensive voluntary annual health screening;
•	Executive term life insurance with a benefit level of approximately $5 million;
•	An automobile lease; and
•	The monitoring and maintenance of an electronic home security system.

The Committee has determined that the nature and value of these programs are comparable to those offered to similarly situated executives at our peers. Additional details on these programs can be found in the “Named Executive Officer Compensation” section beginning on page 52.

2014 NEO Compensation Decisions

For 2014, the Committee and the independent directors approved an NEO compensation program that is substantially similar to the 2013 program. The plan consists of multiple compensation vehicles that directly link the NEOs’ compensation with the Company’s performance over multiple time horizons, align the NEOs’ interests with the interests of the Company’s stockholders, support safety and soundness and encourage appropriate risk-taking.

 Additional Performance Conditions and Recovery Provisions

The awards granted to our named executive officers include the following provisions that are designed to further enhance alignment between pay and performance and balance the risks that our incentive compensation programs might otherwise encourage:

•	Performance-based vesting provisions;
•	Performance share reduction;
•	Clawback provisions; and
•	Financial restatement clawbacks.

These terms and conditions apply to incentive awards granted to every executive officer and not just to the named executive officers.

Performance-Based Vesting Provisions

The ultimate value that our named executive officers receive from equity-based incentive awards is tied to our stock price performance over the vesting period. The Committee nevertheless determined that these awards should be subject to additional performance conditions so that the value received by the executives is also conditioned upon the Company continuing to meet certain operating performance thresholds. The vesting of awards subject to performance-based vesting provisions is conditioned upon the Company meeting specific performance thresholds for each and every fiscal year ending in the three-year vesting period. Any forfeitures will be cumulative over the three-year vesting period. In this manner, regardless of our executives’ past performance and of our stock price performance, the awards subject to performance-based vesting remain at risk of complete forfeiture over the three-year vesting period.

Since January 2012, performance-based vesting provisions have applied to the following awards:

•	All named executive officer stock option awards;
•	All named executive officer restricted stock and stock-settled RSUs; and
•	All CEO cash-settled RSUs.

In setting the threshold operating performance conditions, the Company took into account discussions with federal bank regulators. These performance conditions do not present any upside potential for the named executive officers’ compensation but instead create an additional at-risk element to the compensation that has been awarded to them. Imposing these additional performance conditions is designed to further reflect our approach of balancing risk and performance over the long-term.

For awards granted in January 2014, vesting is conditioned on the Company achieving positive Core Earnings. If Core Earnings are not positive for any fiscal year in the vesting period, the named executive officer will automatically forfeit 50% of one-year’s worth of vesting (i.e., one-sixth of the total award). In addition, the Committee will determine the extent to which any named executive officer was accountable for the outcome and, based on such determination, the Committee will decide whether any or all of the remaining 50% of one-year’s worth of vesting will be forfeited. The Committee may also decide to delay the vesting of the applicable portion of the award not so forfeited. For the NEOs, these determinations will be made each year prior to the scheduled vesting date, based on the Core Earnings for the fiscal year ended prior to such vesting date. For the CEO, these determinations will be made prior to the scheduled vesting date at the end of the three-year vesting period, taking into account Core Earnings for each fiscal year within the period.

For awards granted in January 2013, vesting is conditioned on the Company achieving positive Core Earnings and a Base ROA better than or equal to negative one percent (-1%) for each year during the vesting period. For any year during the vesting period in which the Base ROA threshold is not met, the executive will forfeit one full year’s worth of vesting (i.e., one-third of the total award). Even if the Base ROA threshold is met, the named executive officer will forfeit 50% of one-year’s worth of vesting if Core Earnings is not positive for the applicable year.

Core Earnings focuses on whether profits are being generated by our basic business, as opposed to other factors that may not reflect business fundamentals. The terms of the applicable award agreements define “Core Earnings” to mean the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of (i) impairment or amortization of intangible assets, (ii) the build or release of the allowance for loan and lease losses, calculated as the difference between the provision for loan and lease losses and charge-offs, net of recoveries, and (iii) the change in the combined uncollectible finance charge and fee reserve. For the January 2013 awards, Core Earnings also excluded the credit portion of other than temporary impairment of the securities portfolio. The Committee believes that Core Earnings is an appropriate performance metric to employ for these performance-based vesting provisions because the metric captures major operational costs and risks to the Company’s business, including charge-offs, operating expenses, market and competitive risks and costs to maintain adequate levels of capital and liquidity. Because the metric is based on net income available to common stockholders, it also includes the impact of discontinued operations.

“Base ROA” is defined in the applicable award agreements as the ratio, expressed as a percentage, of (i) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of any impairment of intangible assets, to (ii) the Company’s average total assets for the period.

Performance Share Reduction

As described above, the performance share awards granted to the named executive officers since January 2012 employ Adjusted ROA as the performance metric, with the Company’s performance assessed on the basis of Adjusted ROA relative to a comparator group consisting of companies in the KBW index. Each of these performance share awards is subject to reduction in the event that the Company’s Adjusted ROA for any fiscal year in the three-year performance period is not positive. These reductions will occur regardless of how well the Company’s Adjusted ROA compares to its peers in the KBW index. If the Company does not achieve positive Adjusted ROA for one year in the performance period, the total number of shares issued on the vesting date will be reduced by one-sixth. If the Company does not achieve positive Adjusted ROA for two years in the performance period, the total number of shares issued on the vesting date will be reduced by one-third. If the Company does not achieve positive Adjusted ROA for any of the three years in the performance period, the named executive officers will forfeit the entire award. In this manner, even if we outperform compared to the comparator group, the performance share awards are at risk of complete forfeiture if we do not achieve a threshold level of performance on an absolute basis.

“Adjusted ROA” means the ratio, expressed as a percentage, of (a) the Company’s net income available to common stockholders, excluding, on a tax-adjusted basis, the impact of impairment or amortization of intangible assets to (b) the Company’s average tangible assets for the period. This metric is intended to reflect our earnings capacity by focusing on a component of our net income relative to our tangible assets. For the January 2013 awards, the credit portion of other than temporary impairment of the securities portfolio is also excluded, on a tax-adjusted basis, from the Company’s net income available to common stockholders for purposes of determining Adjusted ROA.

Clawback Provisions

Capital One has included clawback provisions in certain equity awards since 2011. Beginning with awards granted in January 2013, every incentive award granted to our executive officers, including our named executive officers, includes a clawback provision designed to provide the Committee the opportunity to recover compensation previously awarded in the event the clawback is triggered. Under these clawback provisions, the Committee will determine the amount of compensation to recover in the event that the Committee determines (i) there has been misconduct resulting in either a violation of law or of Company policy that in either case causes significant financial or reputational harm to the Company and (ii) either the executive committed the misconduct or failed in his or her responsibility to manage or monitor the applicable conduct or risks. The portions of all applicable incentive awards that are unvested at the time the Committee makes a determination to exercise the clawback provisions will be subject to recovery and at risk of complete forfeiture.

In the event the Committee exercises the clawback provisions in the future, the Company intends to disclose the aggregate amount that the Committee has determined to recover, so long as the underlying event has already been publicly disclosed in the Company’s filings with the SEC. This disclosure would appear in the proxy following any such determination by the Committee and would provide the aggregate amount of recovery for each event if there is more than one applicable event.

Financial Restatement Clawbacks

All performance share awards to our executive officers beginning in January 2011 include a clawback that is triggered in the event of a financial restatement by the Company within three years of the vesting of the award if the executive would have been entitled to fewer shares on the vesting date as a result of the restatement. This restatement clawback is designed to recoup the shares awarded to the executive or, in the event the executive has sold or otherwise transferred the shares, the net proceeds from that sale or transfer.

 Criteria and Process for Compensation Decisions

The Committee considers a number of factors in making compensation decisions with respect to the named executive officers. The Committee relies on a range of objective data including Company performance data, peer comparator group performance data, historical pay information, data on specific market practices and trends and other relevant points of information to inform its business judgment.

Use of Outside Consultants for CEO Compensation

The Committee engages F.W. Cook to assist in the design of the CEO compensation program. F.W. Cook assists the Committee in a number of ways, including proposing and evaluating a peer comparator group, gathering relevant compensation data from the peer comparator companies, discussing relevant market trends and context and developing recommendations on possible plan designs. Please see the discussion under “Compensation Committee – Compensation Committee Consultant” in the “Corporate Governance at Capital One” section beginning on page 14 for additional information about F.W. Cook.

Use of Outside Consultants for NEO Compensation

The Chief Human Resources Officer and other members of the Company’s Human Resources department assist the CEO in developing compensation recommendations to the Committee for the NEOs. The Human Resources department typically uses multiple surveys as sources of market compensation data. F.W. Cook also provides additional market reference points that the Committee and the independent directors use when evaluating NEO compensation. Other outside consultants provide information to the Human Resources department regarding market practices and trends and research reports and provide subject matter expertise on specific concepts and technical issues related to executive compensation. However, these outside consultants do not recommend either the form or amount of compensation that is to be paid to the NEOs. The Human Resources department is responsible for analyzing the information obtained from the outside consultants and presenting it to the CEO. The CEO then considers all of the information provided by the Human Resources department and the Chief Human Resources Officer and makes his compensation recommendations for the NEOs to the Committee and the independent directors.

Management does not have a contractual arrangement with any compensation consultant to determine or recommend compensation programs for the NEOs. A consultant from F.W. Cook is present at Committee meetings during which CEO and NEO compensation is discussed and provides market data as well as an outsider’s perspective regarding CEO and NEO compensation practices. F.W. Cook has no other engagement with, and performs no other services for, Capital One besides the services described above.

Market Data

The Committee reviews pertinent data from a group of peer comparator companies within the financial services industry. These organizations are intended to represent the marketplace of companies with whom Capital One competes for business and for executive talent.

F.W. Cook plays a lead role in evaluating the peer comparator group on an annual basis. Each year, a consultant from F.W. Cook presents a comprehensive report to the Committee that highlights size, scope and performance information from the peer comparator companies across a variety of metrics. The Committee specifically considers the Company’s percentile rank versus peer comparator companies across the following financial metrics:

•	Revenue;
•	Assets;

•	Market value;
•	Net income available to common stockholders;
•	U.S. deposits;
•	Loans held for investment;
•	Diluted earnings per share growth;
•	Return on tangible common equity;
•	Adjusted ROA;
•	Tier 1 common capital ratio;
•	Charge-off rate;
•	Ratio of stock price to tangible book value;
•	Ratio of stock price to earnings; and
•	Total stockholder return.

After reviewing this information, the Committee recommends a final peer comparator group to the independent directors for approval. The peer comparator group is adjusted each year, as appropriate, so that the size, scope, performance and business focus of the peer comparator companies reflect Capital One’s competitive environment. After the peer comparator group was significantly adjusted in 2009 due to considerable consolidation within the peer comparator group caused by the turmoil in the financial sector, the same peer group has been used for competitive analysis when the Committee approved the 2010, 2011, 2012 and 2013 compensation programs and target award values. The Committee determined to maintain the same peer comparator group for purposes of designing the 2014 compensation programs, and approved the following peer comparator group in July 2013:

American Express	Fifth Third Bancorp	Regions Financial

Bank of America Corporation	J.P. Morgan Chase	SunTrust Banks

BB&T Corporation	KeyCorp	U.S. Bancorp

Citigroup	PNC Financial Services	Wells Fargo & Company

Typically, compensation data from the peer comparator group is used to inform the Committee’s determination of the total compensation target values for the named executive officers. As of December 31, 2013, the Company ranked second and ninth among the peer comparator group in three-year and one-year total stockholder return, respectively, and fourth in return on tangible common equity. Capital One was positioned at or near the median of the peer comparator group in terms of total assets, revenues, net income, market value and ratio of price to tangible book value.

Tally Sheets

In addition to considering market data from our peer comparator group (when available), the Committee also considers information contained on total compensation tally sheets for the CEO and each NEO. The tally sheets summarize multiple components of current and historical compensation, as well as the potential value of post-termination arrangements. The tally sheets are just one point of information used by the Committee in the process of determining CEO and NEO compensation. They help the Committee understand the historical context that is relevant to current compensation decisions, such as the CEO and each NEO’s accumulated equity value. The tally sheets also help the Committee assess the potential downstream consequences of its decisions, such as the potential value to be received by the CEO and each NEO upon separation due to a change of control, retirement or other termination scenarios.

 Other Compensation Arrangements

Pension and Non-Qualified Deferred Compensation Plans

Capital One does not currently have any active pension plans for the CEO or the NEOs. We offer a voluntary, non-qualified deferred compensation plan that restores participating NEOs to the level of savings they would have achieved if they had not been impacted by IRS limits governing our qualified 401(k) plan. It also allows the NEOs to defer additional pre-tax compensation in order to save for retirement.

Capital One annually reviews programs and practices at our peer comparator companies and across the financial services industry. We also review changes in the legal and regulatory environment pertaining to retirement programs. Each of our named executive officers participated in Capital One’s Voluntary Non-Qualified Deferred Compensation Plan (the “Plan”) in 2013. Details of the Plan can be found under “Capital One’s Voluntary Non-Qualified Deferred Compensation Programs” on page 62.

Employment Agreements

Capital One typically does not enter into employment agreements with the named executive officers in order to maintain maximum flexibility in establishing separation terms at the appropriate time and considering then current circumstances. The Committee retains full discretion to approve employment agreements on an exception basis and has done so for exceptional circumstances in the past.

Change of Control Agreements

Each named executive officer is a party to an agreement providing certain benefits if their employment terminates in connection with a change of control. The Committee determined that such agreements were appropriate based on their prevalence within the banking and financial services industry and given the dynamic nature of merger and acquisition activity among these institutions.

The change of control agreements define compensation and benefits payable to named executive officers in certain merger and acquisition scenarios, giving them some degree of certainty regarding their individual outcomes in these circumstances. The Committee believes these agreements allow the named executive officers to remain neutral and consider a full range of decisions that are focused on maximizing stockholder value. The change of control agreements are also intended to allow Capital One’s businesses to operate with minimal disruption in the event of a change of control by providing each named executive officer with an incentive to remain in his leadership roles up to and beyond the transaction date. The named executive officers are only entitled to benefits under the agreements if their employment is actually terminated as a result of (or in anticipation of) certain merger and acquisition scenarios.

Both eligibility for participation and the structure of payments under these agreements are designed to be aligned with market practice in the banking and financial services industry. This is designed so that our stockholders are not faced with disproportionate severance costs that may impair potential merger opportunities. It also supports our ability to attract and retain talented executives by providing them with a competitive level of benefit.

Projections of potential payouts to the named executive officers under these agreements are included in the total compensation tally sheets reviewed by the Committee on an annual basis. Although the potential change of control payouts do not necessarily impact annual decisions on CEO and NEO pay, reviewing this information allows the Committee to fully understand the downstream implications of its decisions and the resulting impact to the Company and its stockholders.

Our change of control agreements for the named executive officers no longer provide for excise tax “gross-up” payments. On March 1, 2011, Capital One delivered notice to all executive officers that their change of control agreements, which included excise tax gross-up provisions, would not be renewed. The Committee and the independent directors also approved a new form of change of control agreement to be used after March 1, 2011 for new hires, promotions and renewals which does not provide for an excise tax gross-up. Accordingly, all named executive officer change of control agreements providing for a potential excise tax gross-up after a change of control have expired and been replaced with the new form of agreement that does not provide for an excise tax gross-up.

Post-Employment Compensation Practices

The CEO has no employment or severance arrangement with the Company other than the change of control agreement as described above. If an NEO separates from Capital One, he or she is entitled to receive the amounts set forth in the Company’s Executive Severance Plan, which provides for a payment of up to 30% of the NEO’s current target total compensation plus health, dental and vision benefits through COBRA and outplacement services. The Committee may exercise its business judgment in approving additional amounts in light of all relevant circumstances, including the NEO’s term of employment, past accomplishments, reasons for separation from the Company, potential risks and the NEO’s willingness to restrict his or her future action(s), such as through an agreement not to compete or solicit the Company’s customers or employees. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product. For additional information, please see “Restrictive Covenants” in the “Named Executive Officer Compensation” section beginning on page 52. Each of the NEOs also has a change of control agreement as described above. Upon retiring from the Company, certain employees who became retirement eligible on or before December 31, 2012 are entitled to receive certain retiree medical benefits.

 Other Aspects of Executive Compensation

Stock Ownership and Retention Requirements

Consistent with their responsibilities to our stockholders, the executive officers are required to maintain a significant financial stake in the Company. To this end, the CEO and the NEOs must own shares of Capital One stock with a fair market value of at least the following annual cash salary multiples:

Role	Salary Multiple

CEO	5X

Other NEOs and Executive Officers	3X

Given that the CEO’s compensation program does not include a base salary, his ownership requirement is based on a notional salary established by the Committee and the independent directors, which is currently $1,000,000.

Ownership requirements may be fulfilled using the following shares:

•	Shares owned without restriction;
•	Unvested restricted stock;
•	Unvested stock-settled restricted stock units;
•	Shares acquired through the Associate Stock Purchase Plan; and
•	Shares owned through Capital One’s 401(k) Plan.

The Committee annually reviews the guidelines and monitors the named executive officers’ compliance with them. New executive officers are given two years from the date of promotion to or appointment as an executive officer to comply with these requirements. In the event that an executive officer is not in compliance with these requirements, the Committee has the right to take action, including reducing the executive officer’s compensation. The named executive officers are currently in compliance with this requirement.

In addition, beginning in January 2011, the Company implemented stock retention requirements for certain equity awards made to the named executive officers. For equity awards granted in January 2014, throughout each executive’s term of employment with Capital One, and for all shares that are acquired during the one-year period following termination of employment, each executive must hold 50% of the after-tax net shares acquired under performance share and stock-settled restricted stock unit awards for one year. These stock ownership and retention requirements apply to all of our executive officers.

Prohibition of Hedging and Speculative Trading Activities

All of Capital One’s executive officers are prohibited from engaging in short sales, hedging transactions or speculative trading in derivative securities of Capital One stock and from using their Capital One stock as collateral for margin loans.

Equity Grant Practices

Capital One strives to maintain equity grant practices that demonstrate high standards of corporate governance. Annual incentive awards are approved by the Committee and the independent directors at regularly scheduled meetings in the first quarter of each year. The date of grant is the actual date on which the Committee approves the awards. The Committee may grant awards of restricted stock, restricted stock units, stock options or other equity awards outside of the annual incentive cycle, usually in connection with hiring a new executive. For a newly hired executive, the date of grant is the later of the date of Committee approval or the executive’s start date. The Committee has delegated authority to the CEO to award restricted stock and stock-settled RSUs and to the Chief Human Resources Officer to award cash-settled RSUs (but not options or other equity awards) to associates who are not executive officers, subject to a maximum amount of $2 million for any employee in any one year. These awards are designed to be used for new hires and for special programs designed by management to incentivize and reward current employees of the Company. The Committee reviews all grants made by delegation at least twice a year.

With respect to awards of stock options, the exercise price is always the Fair Market Value of the Company’s stock on the date of grant. Under the terms of our 2004 Stock Incentive Plan, “Fair Market Value” is equal to the closing price of the Company’s common stock on the date of grant.

The Company does not seek to time equity grants to take advantage of material non-public information and in no event is the grant date set to a date that is prior to the date of approval.

Tax Considerations

The Committee carefully considers the tax impacts of its compensation programs on the Company, as well as on its executives. To maintain flexibility in compensating executive officers, the Committee does not require all compensation to be awarded in a tax-deductible manner. However, it is the Committee’s intent to maximize tax deductibility to the extent reasonable, provided the Company’s programs remain consistent with the Company’s overall executive compensation objectives.

With respect to the named executive officers (other than the Chief Financial Officer), Section 162(m) of the Internal Revenue Code limits the federal tax deduction for compensation paid to the executive to $1 million. Amounts in excess of $1 million are also eligible for the deduction if the compensation qualifies as “performance-based.” The Company’s 2004 Stock Incentive Plan provides for the establishment of specific performance thresholds to be tied to equity-based awards in order to qualify these incentive awards as “performance-based.”

The Company expects that the award of stock options and performance shares to the CEO and NEOs in 2013 were deductible as “performance-based” compensation. The vesting of restricted stock units granted to the CEO and restricted stock awards granted to the NEOs in January 2013 is based on the achievement of the performance-based vesting conditions described in detail under “Additional Performance Conditions and Recovery Provisions – Performance-Based Vesting Provisions” beginning on page 44 and therefore are expected to be deductible as “performance-based” compensation.

In January 2013, the Committee and the independent directors established a performance threshold that the Company had to meet in order for the cash-settled restricted stock units (other than the RSUs representing a portion of base salary) to be awarded to the named executive officers and the deferred cash bonus to be awarded to the CEO in January 2014 to be deductible. Under the threshold, the named executive officers would receive their awards as long as the Company achieved positive earnings per share (“EPS”) on continuing operations, less extraordinary items, for the 2013 fiscal year.

The 2004 Stock Incentive Plan allows for certain extraordinary items to be excluded from the EPS calculation, including, among other things, asset write-downs, reorganization and restructuring programs, mergers, acquisitions or divestitures, and the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results. The Company’s EPS on continuing operations for 2013 was positive and the performance-based vesting conditions were achieved. Therefore, the awards were made in January 2014 and are expected to be deductible as “performance-based” compensation.

SECTION VI – NAMED EXECUTIVE OFFICER COMPENSATION

The Summary Compensation Table below provides information concerning compensation for the fiscal years ended December 31, 2013, 2012 and 2011 for the named executive officers.

As discussed under “Chief Executive Officer Compensation” in the “Compensation Discussion and Analysis” section beginning on page 35, 85% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, with all of his compensation deferred for a three-year period. Amounts shown in the table below for the CEO for 2013 represent stock options and performance shares granted in January 2013 and a deferred cash bonus awarded in January 2014 for 2013 performance. The CEO also was granted restricted stock units in January 2014 for the 2013 performance year, which are not shown in the table below. Amounts shown in the “Stock Awards” column for 2013 also include restricted stock units granted to the CEO in January 2013 for the 2012 performance year.

As discussed under “NEO Compensation” beginning on page 40, under the NEOs’ 2013 compensation program, base salary comprised approximately 35% of NEO total target compensation. Each NEO received a portion of his or her 2013 base salary in cash that was paid throughout the year and a portion in restricted stock units that were granted in January 2013 and settled in cash in December 2013. These restricted stock units are included in the table below in the “Stock Awards” column for 2013. For the NEOs, amounts shown for 2013 in the table below also include stock options, performance shares, shares of restricted stock, and restricted stock units that were granted in January 2013 for the 2012 performance year. The NEOs also were granted equity awards in January 2014 for the 2013 performance year, which are not shown in the table below. The NEOs were not eligible for cash bonuses for 2013.

Amounts paid to the CEO and the NEOs in 2013 for other compensation and benefit programs are listed under the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” and “All Other Compensation” columns. The details of these program amounts are provided in the footnotes.

Please see the footnotes to the table below for an additional explanation regarding compensation attributable to each performance year. Further information on the timing of awards under the 2013 compensation programs for the CEO and the NEOs can be found under “Compensation Components” in the “Compensation Discussion and Analysis” section beginning on page 33.

 2013 Summary Compensation Table

Name and Principal Position	Year	Salary (3)	Bonus (4)	Stock Awards (5)	Option Awards (6)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (7)	All Other Compensation (8)	Total

Richard D. Fairbank (1) Chairman, CEO and President	2013	$0	$2,843,750	$10,937,569	$4,375,012	$2,177	$136,017	$18,294,525
	2012	$0	$2,187,500	$15,950,051	$4,375,009	$3,550	$89,264	$22,605,374
	2011	$0	$0	$10,500,079	$8,003,906	$4,608	$159,465	$18,668,058

Stephen S. Crawford (2) Chief Financial Officer	2013	$1,326,923	$0	$10,832,068	$0	–	$223,225	$12,382,216

Gary L. Perlin (2) Former Chief Financial Officer	2013	$1,335,000	$0	$4,772,669	$741,679	–	$248,397	$7,097,745
	2012	$1,267,452	$0	$5,473,622	$741,667	–	$240,571	$7,723,312
	2011	$1,000,000	$0	$5,435,749	$1,224,598	–	$288,392	$7,948,739

Ryan M. Schneider (2) President, Card	2013	$1,093,308	$0	$3,405,670	$473,342	–	$204,084	$5,176,404
	2012	$1,032,394	$0	$4,235,215	$591,559	–	$204,151	$6,063,319
	2011	$953,333	$0	$3,680,867	$956,247	–	$203,526	$5,793,973

John G. Finneran, Jr. (2) General Counsel and Corporate Secretary	2013	$953,769	$0	$3,342,536	$464,511	$293	$203,963	$4,965,072
	2012	$907,760	$0	$3,989,126	$518,657	$1,113	$198,199	$5,614,855

Jonathan W. Witter (2) President, Retail and Direct Banking	2013	$870,769	$0	$3,160,115	$511,122	–	$177,952	$4,719,958

(1)	Mr. Fairbank’s compensation for 2013 consisted of stock options, performance shares, restricted stock units and a deferred cash bonus, in addition to certain perquisites. Mr. Fairbank received a portion of his total compensation for 2013 in January 2013 (stock options and performance shares), which is reflected in the table above for 2013. Mr. Fairbank received the rest of his compensation for 2013 in January 2014 (restricted stock units and a deferred cash bonus). The deferred cash bonus awarded to Mr. Fairbank in January 2014 is included in the table above, while the restricted stock units are not. His compensation for 2012 included restricted stock units granted in January 2013, which are included in the table above for 2013. See “CEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section on page 38 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(2)	NEO compensation for 2013 generally consisted of cash base salary, stock options, performance shares and three grants of restricted stock units (one representing a portion of base salary), in addition to certain perquisites. The restricted stock units attributable to base salary are included in the table above for 2013, however the other equity-based awards for 2013 performance were granted in January 2014 and are not included in the table above. For each NEO other than Mr. Crawford, the amounts shown above include shares of restricted stock, stock options, performance shares and restricted stock units granted in January 2013 for 2012 performance. For Mr. Crawford, the amounts shown above include shares of restricted stock granted to Mr. Crawford in February 2013 as part of his new hire compensation package. See “NEO Compensation by Performance Year” in the “Compensation Discussion and Analysis” section on page 43 for more information on how the Compensation Committee views compensation actions and to which year the compensation awards relate.

(3)	The amounts shown in this column represent the cash portion of base salary for NEOs. The remaining portion of base salary for 2013 was delivered in restricted stock units, as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 41, and is included in the “Stock Awards” column in the table above.

(4)	The amount shown in this column reflects Mr. Fairbank’s deferred cash bonus for 2013 performance awarded in January 2014 as described under “Year-End Incentive Opportunity” in the “Compensation Discussion and Analysis” section on page 37.

(5)	The amounts shown in this column for 2013 represent the grant date fair value of stock awards (including shares of restricted stock, performance shares and restricted stock units) granted to the named executive officers in 2013, calculated in accordance with FASB ASC Topic 718. The CEO received performance shares and restricted stock units in 2013, while the NEOs other than Mr. Crawford received performance shares, shares of restricted stock, and two grants of restricted stock units (one representing a portion of base salary) in 2013. For Mr. Crawford, the amounts shown above include shares of restricted stock granted to Mr. Crawford in February 2013 as part of his new hire compensation package. The grant date fair value of performance shares included in this column assumes a payout at the target performance level. For additional information, including performance share awards at target and maximum performance on a per executive basis, refer to footnote 3 to the Grants of Plan-Based Awards Table below.

(6)	The amounts shown in this column for 2013 represent the grant date fair value of stock options granted to the named executive officers in 2013, calculated in accordance with FASB ASC Topic 718. For information on the valuation assumptions of these awards, refer to footnote 3 to the Grants of Plan-Based Awards Table below.

(7)	The amounts shown in this column represent the change in the actuarial present value of the accumulated pension benefits for Messrs. Fairbank and Finneran under the Cash Balance Pension Plan and the Excess Cash Balance Plan. The interest crediting rate for the Cash Balance Pension Plan changes annually based on the average yield of 5-year Treasury Securities for the preceding 12 months. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate.

(8)	All other compensation consists of the following on a per executive basis:

Named Executive Officer	Auto (a)	Travel and Aircraft	Health Screening	Driver and Security	Company Contributions to Defined Contribution Plans (b)	Insurance (c)	Other

Richard D. Fairbank	$0	$0	$1,720	$117,557 (d)	$0	$16,740	$0

Stephen S. Crawford	$0	$0	$0	$0	$217,725	$5,500	$0

Gary L. Perlin	$17,909	$0	$0	$0	$211,725	$16,740	$2,023 (e)

Ryan M. Schneider	$18,710	$0	$0	$5,183 (f)	$175,991	$4,200	$0

John G. Finneran, Jr.	$17,567	$0	$0	$14,601 (f)	$155,055	$16,740	$0

Jonathan W. Witter	$11,081	$772	$0	$18,349 (f)	$143,592	$4,158	$0

(a)	Represents the value attributable to personal use of a Company-provided automobile. The percent of personal use of the automobile is tracked throughout the year and then applied to the full expense amount.

(b)	Represents Company contributions under qualified and non-qualified deferred compensation programs and other supplemental executive retirement benefits.

(c)	Represents life insurance premiums paid on behalf of the executives.

(d)	Includes cost attributable to personal use of a driver who also provides for Mr. Fairbank’s personal security ($74,210) and aggregate cost to the Company for home security services ($43,347) for Mr. Fairbank. The percent of personal use of the automobile is tracked throughout the calendar year and then applied to the full expense amount for personal security.

(e)	Represents the cost to the Company for a retirement gift.

(f)	Includes aggregate cost to the Company for home security services.

 2013 Grants of Plan-Based Awards Table

The Grants of Plan-Based Awards table provides details on equity incentive plan awards granted in 2013, including stock options, performance shares, shares of restricted stock and restricted stock units.

The columns reporting “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Stock Awards” and “All Other Option Awards” relate to Capital One’s equity-based incentive awards to the named executive officers.

For the CEO in 2013, the awards are comprised of stock options and performance shares granted in January 2013 as part of the CEO’s 2013 compensation program and restricted stock units granted in January 2013 for 2012 performance.

•	The stock options become exercisable three years after the date of grant, and expire in ten years.
•	The performance shares will be issued based on the Company’s Adjusted ROA over the three-year period from January 1, 2013 through December 31, 2015, relative to the KBW Bank Sector index, excluding custody banks. The total value delivered at vesting will be reduced if for any of the years in the three-year performance period the Company does not achieve positive Adjusted ROA, regardless of how well the Company compares to its peers in the KBW Bank Sector index over the performance period. See “2013 CEO Compensation Decisions” in the “Compensation Discussion and Analysis” section beginning on page 35 for more details on the performance share awards. Dividends accrued on the performance shares will be paid out as additional shares on the date the performance share award results are certified by the Compensation Committee.
•	The restricted stock units vest in full on February 10, 2016, and settle in cash based on the average closing price of the Company’s common stock for the 20 trading days preceding the vesting date. Dividend equivalents are accrued on restricted stock units at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.

For the NEOs in 2013, the awards are comprised of stock options, performance shares, shares of restricted stock, and restricted stock units granted in January 2013 for the 2012 performance year and restricted stock units granted in January 2013 as a portion of 2013 base salary (as described under “Base Salaries” in the “Compensation Discussion and Analysis” section on page 41).

•	The stock options become exercisable in three equal annual installments, beginning on February 10 of the year after the date of grant, and expire in ten years.
•	The terms of the performance shares for the NEOs are the same as the terms of the CEO’s performance shares described above. Dividends accrued on the performance shares will be paid out as additional shares on the date the performance share award results are certified by the Compensation Committee.
•	The shares of restricted stock vest in three equal annual installments beginning on February 10 of the year after the date of grant. Dividends are accrued on restricted stock at the same time as dividends are paid to the Company’s other stockholders and are paid at the time of vesting, adjusted for performance-based vesting results.
•	The restricted stock units representing a portion of base salary vested in full on December 15, 2013. The other restricted stock units vest in three equal annual installments beginning on February 10 of the year after the date of grant. Both restricted stock unit awards settle in cash based on the average closing price of the Company’s common stock for the 20 trading days preceding the vesting date. Dividend equivalents are paid on unvested restricted stock units at the same rate and at approximately the same time as dividends are paid to the Company’s other stockholders.

Each award of restricted stock (restricted stock units for the CEO) and stock options reported below is also subject to performance-based vesting provisions tied to core earnings and return on assets that will reduce the total number of shares delivered at vesting if the Company does not achieve certain performance thresholds during the three-year vesting period. See “Additional Performance Conditions and Recovery Provisions” in the “Compensation Discussion and Analysis” section beginning on page 44 for more details on the performance-based vesting provisions.

 2013 Grants of Plan-Based Awards Table

Name and Principal Position	Award Type	Date of Grant (1)	Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Shares of Stock or Units	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards (2) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (3)
			Target	Maximum
Richard D. Fairbank Chairman, CEO and President	Performance Shares Stock Options RSUs	1/31/2013	155,363	233,045	–	–	–	$8,750,044
		1/31/2013	–	–	–	325,985	$56.32	$4,375,012
		1/31/2013	–	–	38,841	–	–	$2,187,525

Stephen S. Crawford Chief Financial Officer	RSUs (4) Restricted Stock (5)	2/4/2013	–	–	18,092	–	–	$1,020,208
		2/4/2013	–	–	174,000	–	–	$9,811,860

Gary L. Perlin Former Chief Financial Officer	Performance Shares Stock Options RSUs RSUs (4) Restricted Stock	1/31/2013	17,778	26,667	–	–	–	$1,001,257
		1/31/2013	–	–	–	55,263	$56.32	$741,679
		1/31/2013	–	–	19,556	–	–	$1,101,394
		1/31/2013	–	–	17,778	–	–	$1,001,257
		1/31/2013	–	–	29,630	–	–	$1,668,762

Ryan M. Schneider President, Card	Performance Shares Stock Options RSUs RSUs (4) Restricted Stock	1/31/2013	11,346	17,019	–	–	–	$639,007
		1/31/2013	–	–	–	35,269	$56.32	$473,342
		1/31/2013	–	–	15,601	–	–	$878,648
		1/31/2013	–	–	14,613	–	–	$823,004
		1/31/2013	–	–	18,910	–	–	$1,065,011

John G. Finneran, Jr. General Counsel and Corporate Secretary	Performance Shares Stock Options RSUs RSUs (4) Restricted Stock	1/31/2013	12,372	18,558	–	–	–	$696,791
		1/31/2013	–	–	–	34,611	$56.32	$464,511
		1/31/2013	–	–	13,609	–	–	$766,459
		1/31/2013	–	–	12,749	–	–	$718,024
		1/31/2013	–	–	20,619	–	–	$1,161,262

Jonathan W. Witter President, Retail and Direct Banking	Performance Shares Stock Options RSUs RSUs (4) Restricted Stock	1/31/2013	12,252	18,378	–	–	–	$690,033
		1/31/2013	–	–	–	38,084	$56.32	$511,122
		1/31/2013	–	–	11,719	–	–	$660,014
		1/31/2013	–	–	11,719	–	–	$660,014
		1/31/2013	–	–	20,420	–	–	$1,150,054

(1)	Date on which awards were approved by the independent directors.

(2)	Equal to the fair market value of a share of Capital One’s common stock on the date of grant determined on the basis of the closing price as reported by the NYSE Composite Transaction Tape.

(3)	The grant date fair value for each option awarded on January 31, 2013, was calculated using the Black-Scholes method and was based on the following assumptions:

Volatility	Risk-Free Interest Rate	Dividend Yield	Expected Life
31.87%	1.07%	2.29%	5.6 Years

The grant date fair values for the performance shares if the maximum level of performance is achieved are as follows: $13,125,066 for Mr. Fairbank, $1,501,885 for Mr. Perlin, $958,510 for Mr. Schneider, $1,045,187 for Mr. Finneran, and $1,035,045 for Mr. Witter.

(4)	Grant of restricted stock units representing a portion of base salary for 2013.

(5)	Represents shares of restricted stock granted to Mr. Crawford on his first day of employment with the Company as part of his new hire compensation package. The shares of restricted stock vest in five equal annual installments beginning on the first anniversary of the date of grant and may not be sold or transferred until the fifth anniversary of the date of grant.

 2013 Option Exercises and Stock Vested Table

	Option Awards		Stock Awards
Name & Principal Position	Number of Shares Acquired on Exercise	Value Realized on Exercise (1)	Number of Shares Acquired on Vesting	Value Realized on Vesting (2)
Richard D. Fairbank Chairman, CEO and President	360,000	$5,104,188	316,772	$18,083,840

Stephen S. Crawford Chief Financial Officer	0	$0	18,092	$1,286,965

Gary L. Perlin Former Chief Financial Officer	274,070	$3,568,281	83,762	$5,073,141

Ryan M. Schneider President, Card	121,295	$5,329,019	61,582	$3,736,956

John G. Finneran, Jr. General Counsel and Corporate Secretary	187,438	$8,594,565	48,860	$2,991,470

Jonathan W. Witter President, Retail and Direct Banking	0	$0	79,273	$4,990,603

(1)	The value realized is the pre-tax value of the shares (market price less the exercise price) received.

(2)	The value realized for awards other than cash-settled restricted stock units is the number of shares multiplied by the closing price of the Company’s common stock on the vesting date, as reported by the NYSE Composite Transaction Tape. For cash-settled restricted stock units, the value realized and amount paid is the number of shares multiplied by the closing price of the Company’s common stock for the 20 trading days preceding the vesting date, in accordance with the terms of the applicable awards. The value included in the table above that was realized from cash-settled restricted stock units was as follows: $8,188,925 for Mr. Fairbank, $1,286,965 for Mr. Crawford, $2,727,482 for Mr. Perlin, $2,067,767 for Mr. Schneider, $1,895,462 for Mr. Finneran, and $1,235,855 for Mr. Witter.

 2013 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards (1), (2)						Stock Awards (2)
Name and Principal Position	Number of Securities Underlying Unexercised Options Exercisable		Number of Securities Underlying Unexercised Options Unexercisable		Option Exercise Price (3)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested		Market Value of Shares or Units of Stock that Have Not Vested (4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights that Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights that Have Not Vested (4)
Richard D. Fairbank Chairman, CEO and President							330,851	(8)	$25,346,495	781,261	(9)	$59,852,367
	566,000	(5)	0		$82.39	12/19/2014
	573,000	(5)	0		$87.28	12/19/2015
	594,851	(5)	0		$76.45	12/10/2016
	1,661,780	(6)	0		$50.99	12/09/2017
	970,403	(6)	0		$18.28	1/28/2019
	559,333	(6)	0		$36.55	1/26/2020
	0		608,366	(6)	$48.28	1/25/2021
	0		360,009	(7)	$45.75	1/30/2022
	0		325,985	(7)	$56.32	1/30/2023

Stephen S. Crawford Chief Financial Officer							174,000	(10)	$13,330,140	0		$0

Gary L. Perlin Former Chief Financial Officer							117,342	(13)	$8,989,571	91,915	(9)	$7,041,608
	77,220	(11)	0		$78.71	3/14/2015
	83,510	(11)	0		$88.81	3/2/2016
	122,450	(11)	0		$76.79	3/1/2017
	62,052	(11)	31,028	(11)	$48.28	1/25/2021
	20,343	(12)	40,687	(12)	$45.75	1/30/2022
	0		55,263	(12)	$56.32	1/30/2023

Ryan M. Schneider President, Card							89,659	(13)	$6,868,776	68,701	(9)	$5,263,184
	15,650	(11)	0		$78.71	3/14/2015
	17,890	(11)	0		$88.81	3/2/2016
	26,250	(11)	0		$76.79	3/1/2017
	63,700	(11)	0		$48.95	2/20/2018
	48,454	(11)	24,229	(11)	$48.28	1/25/2021
	16,225	(12)	32,453	(12)	$45.75	1/30/2022
	0		35,269	(12)	$56.32	1/30/2023

John G. Finneran, Jr. General Counsel and Corporate Secretary							82,897	(13)	$6,350,739	67,084	(9)	$5,139,305
	57,760	(11)	0		$78.71	3/14/2015
	63,650	(11)	0		$88.81	3/2/2016
	88,510	(11)	0		$76.79	3/1/2017
	149,890	(11)	0		$48.95	2/20/2018
	37,748	(11)	18,876	(11)	$48.28	1/25/2021
	14,226	(12)	28,453	(12)	$45.75	1/30/2022
	0		34,611	(12)	$56.32	1/30/2023

Jonathan W. Witter President, Retail and Direct Banking							113,979	(13)	$8,731,931	41,548	(14)	$3,182,992
	10,768	(12)	21,539	(12)	$45.75	1/30/2022
	0		38,084	(12)	$56.32	1/30/2023

(1)	Stock options granted generally have time-based vesting schedules, are exercisable upon vesting and vest earlier upon the optionee’s termination of employment for death, disability, or upon a change of control of Capital One. They are transferable only to or for the benefit of immediate family members. Stock options continue to follow the original vesting schedule after the optionee’s retirement.

(2)	The following table details vesting dates for all outstanding equity awards; the date listed as the vesting date for performance shares is the date by which the Compensation Committee must certify the performance of the Company over the applicable performance period.

			First Vesting		Second Vesting		Third Vesting		Fourth Vesting		Fifth Vesting
Name	Grant Date	Grant Type	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares	Vesting Date	# of Shares
Richard D. Fairbank	12/20/2004	Option Award	12/20/2009	566,000
	12/20/2005	Option Award	12/20/2010	573,000
	12/11/2006	Option Award	12/11/2011	594,851
	12/10/2007	Option Award	12/10/2010	1,661,780
	01/29/2009	Option Award	01/29/2012	970,403
	01/27/2010	Option Award	01/27/2013	559,333
	01/26/2011	Perf Share Award	03/15/2014	82,851
	01/26/2011	Restricted Stock Unit Award	01/26/2014	134,632
	01/26/2011	Option Award	01/26/2014	608,366
	01/31/2012	Perf Share Award	03/15/2015	191,257
	01/31/2012	Restricted Stock Unit Award	02/10/2015	157,378
	01/31/2012	Option Award	02/10/2015	360,009
	01/31/2013	Perf Share Award	03/15/2016	155,363
	01/31/2013	Restricted Stock Unit Award	02/10/2016	38,841
	01/31/2013	Option Award	02/10/2016	325,985

Stephen S. Crawford	02/04/2013	Restricted Stock Award	02/04/2014	34,800	02/04/2015	34,800	02/04/2016	34,800	02/04/2017	34,800	02/04/2018	34,800

Gary L. Perlin	03/15/2005	Option Award	03/15/2006	25,739	03/15/2007	25,740	03/15/2008	25,741
	03/03/2006	Option Award	03/03/2007	27,808	03/03/2008	27,809	03/03/2009	27,893
	03/02/2007	Option Award	03/02/2008	40,816	03/02/2009	40,816	03/02/2010	40,818
	01/26/2011	Perf Share Award	03/15/2014	10,738
	01/26/2011	Restricted Stock Award	01/26/2012	11,184	01/26/2013	11,185	01/26/2014	5,831
	01/26/2011	Restricted Stock Unit Award	01/26/2012	11,743	01/26/2013	11,744	01/26/2014	11,745
	01/26/2011	Option Award	01/26/2012	31,026	01/26/2013	31,026	01/26/2014	31,028
	01/31/2012	Perf Share Award	03/15/2015	21,886
	01/31/2012	Restricted Stock Award	02/10/2013	12,159	02/10/2014	12,159	02/10/2015	12,158
	01/31/2012	Restricted Stock Unit Award	02/10/2013	13,131	02/10/2014	13,131	02/10/2015	13,132
	01/31/2012	Option Award	02/10/2013	20,343	02/10/2014	20,343	02/10/2015	20,344
	01/31/2013	Perf Share Award	03/15/2016	17,778
	01/31/2013	Restricted Stock Award	02/10/2014	9,877	02/10/2015	9,876	02/10/2016	9,877
	01/31/2013	Restricted Stock Unit Award	02/10/2014	6,518	02/10/2015	6,519	02/10/2016	6,519
	01/31/2013	Option Award	02/10/2014	18,420	02/10/2015	18,421	02/10/2016	18,422

Ryan M. Schneider	03/15/2005	Option Award	03/15/2006	5,216	03/15/2007	5,217	03/15/2008	5,217
	03/03/2006	Option Award	03/03/2007	5,957	03/03/2008	5,957	03/03/2009	5,976
	03/02/2007	Option Award	03/02/2008	8,749	03/02/2009	8,750	03/02/2010	8,751
	02/21/2008	Option Award	02/21/2009	21,233	02/21/2010	21,233	02/21/2011	21,234
	01/26/2011	Perf Share Award	03/15/2014	8,385
	01/26/2011	Restricted Stock Award	01/26/2012	8,733	01/26/2013	8,734	01/26/2014	8,735
	01/26/2011	Restricted Stock Unit Award	01/26/2012	7,974	01/26/2013	7,974	01/26/2014	7,975
	01/26/2011	Option Award	01/26/2012	24,227	01/26/2013	24,227	01/26/2014	24,229
	01/31/2012	Perf Share Award	03/15/2015	17,456
	01/31/2012	Restricted Stock Award	02/10/2013	9,698	02/10/2014	9,698	02/10/2015	9,697
	01/31/2012	Restricted Stock Unit Award	02/10/2013	9,521	02/10/2014	9,521	02/10/2015	9,522
	01/31/2012	Option Award	02/10/2013	16,225	02/10/2014	16,226	02/10/2015	16,227
	01/31/2013	Perf Share Award	03/15/2016	11,346
	01/31/2013	Restricted Stock Award	02/10/2014	6,304	02/10/2015	6,303	02/10/2016	6,303
	01/31/2013	Restricted Stock Unit Award	02/10/2014	5,200	02/10/2015	5,200	02/10/2016	5,201
	01/31/2013	Option Award	02/10/2014	11,756	02/10/2015	11,756	02/10/2016	11,757

John G. Finneran, Jr.	03/15/2005	Option Award	03/15/2006	19,253	03/15/2007	19,253	03/15/2008	19,254
	03/03/2006	Option Award	03/03/2007	21,195	03/03/2008	21,195	03/03/2009	21,260
	03/02/2007	Option Award	03/02/2008	29,503	03/02/2009	29,503	03/02/2010	29,504
	02/21/2008	Option Award	02/21/2009	49,962	02/21/2010	49,963	02/21/2011	49,965
	01/26/2011	Perf Share Award	03/15/2014	7,258
	01/26/2011	Restricted Stock Award	01/26/2012	4,089	01/26/2013	4,090	01/26/2014	4,091
	01/26/2011	Restricted Stock Unit Award	01/26/2012	7,938	01/26/2013	7,938	01/26/2014	7,939
	01/26/2011	Option Award	01/26/2012	18,874	01/26/2013	18,874	01/26/2014	18,876
	01/31/2012	Perf Share Award	03/15/2015	17,005
	01/31/2012	Restricted Stock Award	02/10/2013	9,448	02/10/2014	9,448	02/10/2015	9,446
	01/31/2012	Restricted Stock Unit Award	02/10/2013	8,872	02/10/2014	8,872	02/10/2015	8,873
	01/31/2012	Option Award	02/10/2013	14,226	02/10/2014	14,226	02/10/2015	14,227
	01/31/2013	Perf Share Award	03/15/2016	12,372
	01/31/2013	Restricted Stock Award	02/10/2014	6,873	02/10/2015	6,872	02/10/2016	6,874
	01/31/2013	Restricted Stock Unit Award	02/10/2014	4,536	02/10/2015	4,536	02/10/2016	4,537
	01/31/2013	Option Award	02/10/2014	11,536	02/10/2015	11,537	02/10/2016	11,538

Jonathan W. Witter	12/29/2010	Restricted Stock Unit Award	01/15/2011	18,880	02/15/2012	50,346	02/15/2013	33,039	01/15/2014	55,065
	01/31/2012	Perf Share Award	03/15/2015	11,585
	01/31/2012	Restricted Stock Award	02/10/2013	6,437	02/10/2014	6,437	02/10/2015	6,435
	01/31/2012	Restricted Stock Unit Award	02/10/2013	6,951	02/10/2014	6,951	02/10/2015	6,952
	01/31/2012	Option Award	02/10/2013	10,768	02/10/2014	10,769	02/10/2015	10,770
	01/31/2013	Perf Share Award	03/15/2016	12,252
	01/31/2013	Restricted Stock Award	02/10/2014	6,807	02/10/2015	6,806	02/10/2016	6,807
	01/31/2013	Restricted Stock Unit Award	02/10/2014	3,906	02/10/2015	3,906	02/10/2016	3,907
	01/31/2013	Option Award	02/10/2014	12,694	02/10/2015	12,695	02/10/2016	12,695

(3)	For stock options granted before April 23, 2009, the exercise price is equal to the fair market value of common stock on the date of grant determined on the basis of the average high and low sales prices as reported by the NYSE Composite Transaction Tape. For stock options granted on or after April 23, 2009, the exercise price is equal to the closing price of common stock on the date of grant as reported by the NYSE Composite Transaction Tape.

(4)	Market value based on the closing price of a share of Capital One’s common stock on the last trading day of 2013 as reported by the NYSE Composite Transaction Tape.

(5)	Vested in full on the fifth anniversary of the date of grant.

(6)	Vested or vests in full on the third anniversary of the date of grant.

(7)	Vests in full on February 10 after the third anniversary of the date of grant, subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 44 for details).

(8)	For grants awarded prior to January 1, 2012, vested or vests in full on the third anniversary of the date of grant. For grants awarded after January 1, 2012, vests in full on February 10 after the third anniversary of the date of grant, subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 44 for details).

(9)	Represents the maximum number of shares the executive may receive under the performance share awards granted on January 26, 2011, January 31, 2012, and January 31, 2013. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period and may range from 0% to 200% of the target number of shares for the grants made in 2011 and 2012 and from 0% to 150% of target for the grant made in 2013.

(10)	Vests 20% annually beginning on the first anniversary of the date of grant.

(11)	Vested or vests 33% annually beginning on the first anniversary of the date of grant.

(12)	Vested or vests 33% annually beginning on February 10 after the first anniversary of the date of grant, subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 44 for details).

(13)	For grants awarded prior to January 1, 2012, vested 33% annually beginning on the first anniversary of the date of grant, except that the unvested portion of Mr. Witter’s restricted stock units awarded in 2010 vests on January 15, 2014. For grants awarded after January 1, 2012, vested or vests 33% annually beginning on February 10 after the first anniversary of the date of grant. Restricted stock grants awarded after January 1, 2012 are subject to performance-based vesting provisions (see “Performance-Based Vesting Provisions” in the “Compensation Discussion and Analysis” section on page 44 for details).

(14)	Represents the maximum number of shares Mr. Witter may receive under the performance share awards granted on January 31, 2012 and January 31, 2013. The actual number of shares an executive receives under a performance share award is dependent on the Company’s performance over the applicable three-year performance period and may range from 0% to 200% of the target number of shares for the grant made in 2012 and from 0% to 150% of target for the grant made in 2013.

 Pension Benefits

Capital One Programs

Prior to November 1995, Capital One offered a Cash Balance Pension Plan (“CBPP”) and an Excess Cash Balance Plan (“Excess CBPP”) to all full-time salaried associates and certain executive officers. Both of these programs were frozen in December 1995; however, interest credits continue to accrue on plan balances on a quarterly basis for the CBPP and on a monthly basis for the Excess CBPP. The CBPP crediting rate changes annually based on the average annual yield of 5-year Treasury Securities for the preceding 12 months ending October of the prior year (0.8% annual average for 2013). The Excess CBPP interest crediting rate changes monthly based on the Wall Street Journal Prime Rate (3.3% annual average for 2013).

Messrs. Fairbank and Finneran participated in these programs. The estimated annual payouts upon retirement in the CBPP and the Excess CBPP as of December 31, 2013, are $2,148 and $6,544, respectively, for Mr. Fairbank, and $1,504 and $1,027, respectively, for Mr. Finneran. These projected benefits assume interest credits under the CBPP to be 3.35% credited quarterly and under the Excess CBPP to be 4.60% credited monthly. Accounts in either plan are distributed after separation from service. Distribution options from the CBPP plan are lump sum (eligible for rollover to another qualified plan or personal IRA) or an annuity option. The Excess CBPP will be distributed in the same form as the CBPP, as a lump sum (not eligible for rollover) or as an annuity. Since the CBPP and Excess CBPP are account-based defined benefit plans, years of service are not tracked.

 2013 Pension Benefits Table

Name and Principal Position	Plan Name (1)	Present Value of Accumulated Benefit (2,3,4)	Payments During Last Fiscal Year

Richard D. Fairbank Chairman, CEO and President	Cash Balance Pension Plan	$25,890	$0
	Excess Cash Balance Plan	$78,818	$0

Stephen S. Crawford Chief Financial Officer	-	-	-

Gary L. Perlin Former Chief Financial Officer	-	-	-

Ryan M. Schneider President, Card	-	-	-

John G. Finneran, Jr. General Counsel and Corporate Secretary	Cash Balance Pension Plan	$18,613	$0
	Excess Cash Balance Plan	$12,708	$0

Jonathan W. Witter President, Retail and Direct Banking	-	-	-

(1)	In November 1995, Capital One amended the CBPP and the Excess CBPP to eliminate further pay-based credits to participants as of December 31, 1995, and to provide that there would be no new participants in such plans on or after January 1, 1996. Interest continues to be credited on plan balances on a quarterly (CBPP) or monthly (Excess CBPP) basis.

(2)	For the CBPP, the interest crediting rate changes annually based on the average annual yield of 5-year Treasury Securities for the preceding 12 months ending October of the prior year. The average annual interest rate for 2013 was 0.8%. For the Excess Cash Balance Plan, the interest crediting rate changes monthly based on the Wall Street Journal Prime Rate. The average annual interest rate for 2013 was 3.3%.

(3)	The amounts shown are the present value of the accrued benefit under the same actuarial assumptions and measurement date used for financial accounting purposes.

(4)	Consistent with the measurement date used for financial disclosure for the pension plans, the amounts for each year are determined as of a December 31, 2013 measurement date.

 Capital One’s Voluntary Non-Qualified Deferred Compensation Programs

Capital One offers its Voluntary Non-Qualified Deferred Compensation Plan (“VNQDCP”) to eligible associates.

In 2013, our NEOs could elect to contribute up to 50% of the cash portion of their respective base salaries and up to 100% of the restricted stock unit portion of their respective base salaries on a tax-deferred basis. Messrs. Crawford, Perlin, Schneider, Finneran, and Witter participated in the program in 2013.

In 2013, 100% of the CEO’s deferred cash bonus was mandatorily deferred for three years under the VNQDCP and will pay out in lump sum in the first quarter of 2016.

In addition to participant deferrals, Capital One makes contributions under the VNQDCP. Company contributions vest immediately when posted to the VNQDCP.

Participants in the VNQDCP have the option to direct their individual deferrals among thirteen different investment offerings made available by the plan: Fidelity Retirement Money Market Portfolio, PIMCO Total Return Fund Institutional, Dodge & Cox Balanced Fund, Dodge & Cox Stock Fund, Goldman Sachs Large Cap Value Fund, Northern Small Cap Value Fund, Fidelity Spartan S&P 500 Index Fund, Hartford Mid Cap Fund Y, Fidelity Capital Appreciation Fund, Wells Fargo Advantage Capital Growth Fund, The Hartford Small Company HLS IA Fund, Dodge & Cox International Stock Fund, and Lazard Emerging Markets Equity Portfolio IA. Individual investment returns experienced in 2013 were as follows: Mr. Fairbank 6.54% or $71,506, Mr. Crawford 4.85% or $7,830, Mr. Perlin 24.18% or $669,296, Mr. Schneider 0.01% or $22, Mr. Finneran -1.91% or -$45,671, and Mr. Witter 25.57% or $248,838. Distributions under the VNQDCP may be made to participants according to their respective elected schedule for distribution in accordance with plan terms. The distribution schedules available under the plan include lump sum and 5, 10 or 15 year annual installments. Distributions occur based upon the following events: termination of employment, death, disability, in-service distribution election or change of control.

Prior to December 31, 2005, Capital One offered its executives an Excess Savings Plan (“ESP”). The plan was frozen as of December 31, 2005; no additional participants are permitted to enter the plan, and no compensation is taken into account after this date. Messrs. Fairbank, Perlin, Schneider, and Finneran participated in the ESP and, as such, returns on these investments are reported for 2013. Effective January 1, 2008, the ESP was merged into the VNQDCP, and participants in the ESP have the option to direct their individual investments among the same offerings as the VNQDCP. Individual investment returns experienced in 2013 were as follows: Mr. Fairbank 32.37% or $92,898, Mr. Perlin -1.92% or -$1,980, Mr. Schneider 0.01% or $13, and Mr. Finneran 10.81% or $112,918.

 2013 Non-Qualified Deferred Compensation Table

Name and Principal Position	Plan Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (4)
Richard D. Fairbank Chairman, CEO and President	Voluntary Non-Qualified Deferred Compensation Plan	$2,187,500	$0	$71,506	$0	$2,259,006
	Excess Saving Plan	$0	$0	$92,898	$0	$379,846
	2003 Performance Share Award (5)	$0	$0	$4,514,583	$0	$18,515,105

Stephen S. Crawford Chief Financial Officer	Voluntary Non-Qualified Deferred Compensation Plan	$11,538	$198,600	$7,830	$0	$217,968
	Excess Saving Plan	-	-	-	-	-

Gary L. Perlin Former Chief Financial Officer	Voluntary Non-Qualified Deferred Compensation Plan	$13,350	$192,600	$669,296	$0	$3,539,805
	Excess Saving Plan	$0	$0	-$1,980	$0	$101,032

Ryan M. Schneider President, Card	Voluntary Non-Qualified Deferred Compensation Plan	$10,933	$157,001	$22	$147,403	$330,533
	Excess Saving Plan	$0	$0	$13	$0	$129,333

John G. Finneran, Jr. General Counsel and Corporate Secretary	Voluntary Non-Qualified Deferred Compensation Plan	$9,538	$135,930	-$45,671	$0	$2,416,048
	Excess Saving Plan	$0	$0	$112,918	$0	$1,157,351

Jonathan W. Witter President, Retail and Direct Banking	Voluntary Non-Qualified Deferred Compensation Plan	$17,415	$124,467	$248,838	$0	$1,290,092
	Excess Saving Plan	-	-	-	-	-

(1)	Reflects executive contributions made for 2013. Mr. Fairbank’s executive contribution under the VNQDCP was a mandatory deferral of the deferred cash bonus awarded in January 2013 for 2012 performance, which was reported in the 2012 Summary Compensation Table. For Messrs. Crawford, Perlin, Schneider, Finneran, and Witter, all executive contributions under the VNQDCP were made in the form of base salary deferrals, and are reported in the 2013 Summary Compensation Table.

(2)	Registrant contributions are also included in the amounts reported as “Company Contributions to Defined Contribution Plans” in footnote 8 to the Summary Compensation Table.

(3)	Includes earnings on total assets in the VNQDCP and the ESP.

(4)	All the amounts shown in this column, other than earnings on deferred compensation, were included in compensation amounts reported in prior years for those executives that were NEOs in such prior years and in the amounts required to be reported pursuant to the then applicable rules. Of these balances, the following amounts were reported in the Summary Compensation Tables in prior year proxy statements beginning with the 2007 proxy statement: Mr. Perlin $802,079; Mr. Schneider $31,581; and Mr. Finneran $1,070,184.

(5)	Includes the value of restricted stock units that were granted to Mr. Fairbank in December 2003, subject to Capital One’s earnings per share performance relative to its comparator group over a three-year period from January 1, 2004 through December 31, 2006 (the “Performance Period”). On March 2, 2007, the independent directors of the Board certified, following the end of the Performance Period, the achievement of the performance target. Because the Company ranked in the 76th percentile for the Performance Period relative to the comparator group, Mr. Fairbank acquired the right to receive 241,680 shares of Capital One’s common stock on March 31, 2007. Delivery of these shares is deferred until the end of Mr. Fairbank’s employment with the Company. Similar to other deferred compensation, Mr. Fairbank neither acquired these shares nor realized any value from these shares in 2013.

 Potential Payments Upon Termination or Change of Control

Overview

The disclosure in the table below illustrates payouts that the named executive officers could receive under certain hypothetical termination scenarios. Actual circumstances resulting in the departure of a named executive officer cannot be predicted and may differ from the assumptions used in the information outlined below. The Company has adopted plans providing certain standards governing named executive officer separation payments (reflected in the table below) in order to protect the Company’s interests in the event of an acquisition as well as to provide competitive benefits to senior executives.

The Compensation Committee reviews each executive officer’s separation on a case by case basis and exercises its business judgment, with the approval of the independent directors, to customize the terms of such separations in consideration of the relevant circumstances, including:

•	The reasons for the separation;
•	Market competitive practices for comparable separation scenarios;
•	Potential benefits to the Company, such as retaining its competitive advantage, maintaining a positive reputation internally and externally, and preserving its ability to recruit highly talented executives;
•	The executive’s tenure and contributions to the Company’s success;
•	The executive’s willingness to provide legal waivers and/or enter into agreements not to compete with the Company or to solicit the Company’s employees or customers; and
•	The resulting impact of the separation terms on the Company and its stockholders.

Restrictive Covenants

Capital One maintains a competitive advantage in part through the intellectual property developed and utilized by our senior executives. Capital One has asked certain NEOs to enter into various agreements that contain restrictive covenants related to confidentiality, non-competition, non-solicitation and ownership of work product, as described below.

Standard Non-Competition Agreement

Under Capital One’s standard non-competition agreement program, NEOs may be restricted as to what competitive services they may provide to an entity following separation from Capital One, typically for a period of up to two years. In recognition of these restrictions, the agreement calls for payments to be made to the NEO during periods of enforcement of the non-competition restrictions, subject to certain circumstances and conditions. Messrs. Crawford, Perlin, and Schneider are parties to standard non-competition agreements.

For 2013, potential payments following termination under the standard non-competition agreement are 15% of the NEO’s target total compensation for each year of enforcement and up to eighteen months of subsidized health insurance premiums under COBRA if the NEO elects such coverage, subject to certain terms and conditions. For voluntary terminations, the previously described payments are only made for the second year of enforcement. In the case of the NEO’s involuntary termination for any reason other than death, disability or cause, the payments are made in two lump sums, the first following termination and the second upon completion of the enforcement period. However, there are no payments under the non-competition agreement if benefits are payable under a change of control agreement. Payments related to the non-competition agreement are separate from any severance payments that may be made upon the NEO’s departure. However, severance payments are typically offset in part by payments related to the non-competition agreement so that total payment amounts are consistent with the program’s intent.

Non-Competition and Non-Solicitation of Customer Agreement

Mr. Witter is party to a non-competition and non-solicitation of customer agreement. For 2013, potential payments following termination are an amount equal to his cash base salary in effect on his termination date for each year of enforcement and up to eighteen months of subsidized health insurance premiums under COBRA if Mr. Witter elects such coverage, subject to certain terms and conditions. The payments are made in two lump sums, the first following termination and the second following the completion of the second year anniversary of his termination. Mr. Witter is entitled to such payments only if Capital One terminates his employment, other than for cause, death or disability, and enforces the non-competition covenant. He is not entitled to payment under his non-competition agreement if he voluntarily terminates his employment. In addition, the agreement includes a two year covenant not to solicit customers.

Confidentiality, Work Product and Non-Solicitation of Employee Agreement

Messrs. Crawford, Perlin, Schneider, and Witter are parties to confidentiality, work product and non-solicitation of employee agreements. The confidentiality provisions of these agreements generally provide that at all times during and following employment with the Company, the NEO may not use for personal benefit or the benefit of others, or divulge to others, any of Capital One’s confidential information, except as expressly authorized by Capital One or required by legal process.

Further, the NEO, upon separation from Capital One, shall return any and all of Capital One’s confidential information to Capital One.

Generally, under the non-solicitation of employee provisions of these agreements, for a period of two years following separation from Capital One, the NEO shall not directly or indirectly solicit or induce any associate of Capital One to become employed by any person or entity engaged in competition with Capital One, hire or engage any associate of Capital One to provide services to a competitor, or directly or indirectly solicit or induce any associate of Capital One to end his or her employment based on confidential information the NEO learned about the employee while they were employed by Capital One.

Payments under Certain Termination Scenarios

Upon separation from the Company, the named executive officers, regardless of the reason for termination, receive certain payments, such as accrued but unused vacation pay and amounts earned and vested under the Company’s qualified and non-qualified retirement programs. In addition, cash-settled restricted stock units granted to NEOs after the end of a performance year continue to vest according to the original provisions upon separation except for cause because these are deferred awards attributable to prior performance and are intended to replace cash bonuses, which would otherwise already have been paid to an executive.

Voluntary Termination

An NEO who voluntarily terminates employment with Capital One may receive payments related to non-competition covenants (described above, if applicable) and any contractual payments to which the NEO may otherwise be entitled. In addition, an NEO has the ability following separation to exercise vested but unexercised options for 3 months following voluntary termination.

Involuntary Termination Without Cause

An NEO whose employment with Capital One is terminated involuntarily, for performance or job elimination, is entitled to receive the amounts set forth in the Company’s Executive Severance Plan. For 2013, potential payments under the Executive Severance Plan were 30% of total target compensation. If an NEO’s Non-Competition Agreement is enforced, payments under the Executive Severance Plan will be offset by any amounts paid under the Non-Competition Agreement and the NEO will be eligible for (i) an additional payment of up to 90% of the severance payments in exchange for executing a release of claims against the Company, as well as (ii) continued coverage through broad-based and executive life insurance programs, outplacement services and any contractual payments to which the NEO may otherwise have been entitled. Performance shares granted to NEOs will vest on a pro-rata basis if an involuntary termination without cause occurs during the performance period. For outstanding performance shares granted to the CEO, an involuntary termination without cause prior to January 1 of the year following the year in which the grant is made will result in the award being forfeited in its entirety. A subsequent involuntary termination without cause will result in the award vesting, in whole or in part, after the completion of the applicable performance period based on Company performance during the performance period. In addition, named executive officers have the ability following separation to exercise vested but unexercised options for two years. If a named executive officer’s employment with Capital One is terminated as a result of death or disability, his unvested stock options, restricted stock and restricted stock units will vest in full and his performance shares will vest on a pro-rata basis based on actual Company performance during the performance period.

Termination for Cause

Generally, an NEO whose employment with Capital One is terminated for cause receives no additional benefits but is required to comply with any applicable restrictive covenants related to confidentiality, non-competition, non-solicitation of employees or customers, and ownership of work product, as described above. In addition, if terminated for cause, named executive officers have the ability following separation to exercise vested but unexercised options for 3 months.

Payments upon Retirement

As with all executives who are eligible for retirement, named executive officers who retire from Capital One may receive the following amounts: payments related to non-competition covenants as if they had terminated voluntarily (described above); partially subsidized participation in retiree medical coverage (including dependants as applicable), provided that the executive became eligible to retire on or before December 31, 2012; coverage through the executive life insurance program (at a reduced benefit); and any contractual payments to which he or she may otherwise be entitled.

Upon retirement, shares of restricted stock, restricted stock units (other than the portion of base salary delivered as restricted stock units) and stock options continue to vest according to their original terms, which, for shares of restricted stock, stock-settled restricted stock units (all restricted stock units for the CEO) and stock options granted on or after 2012, also includes performance-based vesting provisions. In addition, performance shares granted to named executive officers will continue to vest after retirement, except the 2013 performance share grant to the CEO which would be forfeited if he retired on or before December 31, 2013. For stock options granted on or before December 1, 2005, the executive has one year from the date of separation to exercise vested but unexercised options. Stock options granted after December 1, 2005 must be exercised by the earlier of five years from the date of retirement or the expiration of the option term. Unvested stock options will continue to vest after retirement according to their original terms, and all stock options may be exercised until the expiration of the option term.

Change of Control

Each named executive officer is a party to an agreement (a “Change of Control Agreement”) that provides for certain payments in the event his or her employment is terminated within two years following (or in anticipation of) a change of control, either involuntarily without cause or voluntarily for good reason. Amounts payable in each of these scenarios are outlined below.

In the agreements, a change of control occurs if one or more of the following events take place: (i) an acquisition of 20% or more of Capital One’s common stock or the combined voting power of the voting securities by a person or group, (ii) certain changes in the majority of the Board of Directors, (iii) consummation of a reorganization, merger, share exchange or consolidation or similar transaction, sale of all assets or the acquisition of another company, except where all or substantially all of Capital One’s stockholders receive 50% or more of the stock of the resulting company, at least a majority of the board of directors of the resulting company were incumbent board members, and no person owns 20% or more of the resulting company who did not own such stock immediately before the business combination or (iv) approval by stockholders of a complete liquidation or dissolution of Capital One.

Involuntary Termination For Cause

Named executive officers terminated involuntarily for cause following a change of control receive no additional benefits.

Voluntary Termination With Good Reason or Involuntary Termination Without Cause

For 2013, the potential payments that the named executive officers could receive under certain termination scenarios are based on a percentage of target total compensation. For the CEO, the potential payments are based on a multiple of his notional salary (as described below). As of December 31, 2013, if a change of control of Capital One occurs, then following a voluntary termination with good reason or involuntary termination without cause, a named executive officer may receive certain benefits as outlined below:

•	The CEO will be entitled to receive a lump-sum payment of 2.5 times his current notional salary.

•	An NEO will be entitled to receive:
¡	The cash value, prorated through the date of termination, of the current year’s target annual incentive award, whether in the form of cash or equity-based compensation; and
¡	112.5% of the highest of (i) the NEO’s current target total compensation, (ii) the NEO’s target total compensation for the prior year, or (iii) the NEO’s actual total compensation for the prior year.

•	The CEO or an NEO will also be entitled to receive:
¡	An amount equal to the employer contributions under the Company’s qualified and non-qualified retirement, healthcare and life insurance programs for 2.5 years as well as access to such healthcare and life insurance plans for the named executive officer (and dependants as applicable);
¡	Service credit of 2.5 years for purposes of determining vesting under any supplemental or excess defined contribution plan and eligibility under any applicable retiree medical plan;
¡	Outplacement services of up to $30,000 for one full year (the named executive officer must begin to take advantage of the services within one year of the date of termination); and
¡	Any contractual payments to which the named executive officer may otherwise have been entitled.

As for all associates holding equity awards, all outstanding awards under Capital One’s stock incentive plans vest immediately upon a change of control.

In addition, as of December 31, 2013, Messrs. Perlin, Schneider, Finneran, and Witter were parties to Change of Control Agreements under which they were entitled to an additional payment in an amount such that after the payment of all income and excise taxes, they would have been in the same after-tax position as if no excise tax had been imposed, provided that the gross-up results in an after-tax benefit of at least 110% of the applicable safe harbor amount (in the event the payments do not meet that threshold, payments are reduced so that no excise tax is imposed). All named executive officer Change of Control Agreements providing for a potential excise tax gross-up after a change of control have expired prior to the date of this proxy statement and have been replaced with new Change of Control Agreements that do not provide for an excise tax gross-up.

Richard D. Fairbank

Mr. Fairbank receives no regular base salary. In light of this, for 2013, Mr. Fairbank’s payment in the event of a termination following a change of control was based on a notional salary of $1 million. The Committee reviews and establishes this amount on an annual basis, based on market trends related to CEO compensation and recommendations provided by F.W. Cook. Mr. Fairbank is a party to a Change of Control Agreement.

Stephen S. Crawford

Mr. Crawford is generally eligible for the same payments upon termination as the other NEOs at Capital One. For 2013, these payments were calculated based on his 2013 target total compensation value. Mr. Crawford is a party to a standard Non-Competition Agreement and a Confidentiality, Work Product and Non-Solicitation of Employee Agreement, as well as to a Change of Control Agreement.

Gary L. Perlin

As previously announced, Mr. Perlin retired from his role as Chief Financial Officer of the Company effective May 24, 2013, and separated from the Company on February 1, 2014. Until his separation from the Company, Mr. Perlin was a party to a Change of Control Agreement. Mr. Perlin is currently a party to a standard Non-Competition Agreement and a Confidentiality, Work Product and Non-Solicitation of Employee Agreement, as well as to a Special Agreement and Release.

Ryan M. Schneider

Mr. Schneider is generally eligible for the same payments upon termination as the other NEOs at Capital One. For 2013, these payments were calculated based on his 2013 target total compensation value. Mr. Schneider is a party to a standard Non-Competition Agreement and a Confidentiality, Work Product and Non-Solicitation of Employee Agreement, as well as to a Change of Control Agreement.

John G. Finneran, Jr.

Mr. Finneran is generally eligible for the same payments upon termination as the other NEOs at Capital One. For 2013, these payments were calculated based on his 2013 target total compensation value. Mr. Finneran is a party to a Change of Control Agreement.

Jonathan W. Witter

Mr. Witter is a party to a Non-Competition and Non-Solicitation of Customer Agreement as discussed above in the “Non-Competition and Non-Solicitation of Customer Agreement” section beginning on page 64 and is eligible for the payments described above pursuant to that agreement. For 2013, certain payments were calculated based on his 2013 target total compensation value and his 2013 cash base salary. Mr. Witter is also party to a Confidentiality, Work Product and Non-Solicitation of Employee Agreement, as well as to a Change of Control Agreement.

2013 Potential Payments and Benefits Upon Termination or Change of Control Tables by Named Executive Officer

Name and Principal Position	Situation	Cash Severance (1)	Retirement Plan Contributions (2)	Acceleration and Continuation of Equity Awards (3)	Continuation of Medical/Welfare Benefits (4)	Excise Tax Gross Up (5)	Total
Richard D. Fairbank Chairman, CEO and President	Voluntary Termination	NA	NA	NA	NA	NA	NA
	Involuntary Termination	NA	NA	NA	NA	NA	NA
	Retirement	$0	$0	$81,305,031	$419,000	$0	$81,724,031
	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$2,503,131	$0	$93,207,391 (6)	$241,021	NA	$95,951,543

Stephen S. Crawford Chief Financial Officer	Voluntary Termination	$1,125,000	$0	$0	$0	$0	$1,125,000
	Involuntary Termination	$4,275,000	$0	$13,330,140	$15,491	$0	$17,620,631
	Retirement	NA	NA	NA	NA	NA	NA
	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$8,645,041	$544,994	$13,330,140 (6)	$183,195	NA	$22,703,370

Gary L. Perlin Former Chief Financial Officer (7)	Retirement	$0	$0	$16,106,778	$404,000	$0	$16,510,778

Ryan M. Schneider President, Card	Voluntary Termination	$822,750	$0	$3,265,042	$0	$0	$4,087,792
	Involuntary Termination	$3,126,450	$0	$5,089,098	$14,193	$0	$8,229,741
	Retirement	NA	NA	NA	NA	NA	NA
	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$7,002,385	$440,529	$12,121,187 (6)	$84,634	$7,486,728	$27,135,463

John G. Finneran, Jr. General Counsel and Corporate Secretary	Voluntary Termination	$0	$0	$11,272,420	$0	$0	$11,272,420
	Involuntary Termination	$1,435,500	$0	$11,272,420	$10,000	$0	$12,717,920
	Retirement	$0	$0	$11,272,420	$311,000	$0	$11,583,420
	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$5,404,651	$388,123	$11,272,420 (6)	$200,252	$0	$17,265,446

Jonathan W. Witter President, Retail and Direct Banking	Voluntary Termination	$0	$0	$1,962,901	$0	$0	$1,962,901
	Involuntary Termination	$2,948,000	$0	$7,086,261	$14,151	$0	$10,048,412
	Retirement	NA	NA	NA	NA	NA	NA
	For Cause Termination	$0	$0	$0	$0	$0	$0
	CIC*	$5,617,027	$359,430	$11,995,502 (6)	$168,664	$6,464,506	$24,605,129

*	Represents potential payments and benefits upon change of control for involuntary termination without cause or voluntary for good reason. “Acceleration and Continuation of Equity Awards” represents the value of equity where vesting is accelerated upon change of control, assuming, where applicable, that all performance metrics have been achieved at their target level.

The table above is intended to reflect potential payments to named executive officers across a range of potential separation scenarios, assuming the change of control or separation occurred on December 31, 2013.

The amounts shown in the table above do not include payments and benefits that are provided on a non-discriminatory basis to salaried employees generally upon termination of employment. The named executive officers also are eligible to receive certain pension benefits and certain qualified and non-qualified deferred compensation amounts upon termination. These amounts are outlined in the 2013 Pension Benefits Table on page 61 and the 2013 Non-Qualified Deferred Compensation Table on page 63, respectively, and are not included in the table above.

Other amounts not included in the table above are the following:

•	Accrued salary, bonus and vacation pay as of the date of termination; and
•	Welfare benefits generally available to all retirees, including retiree medical programs.

(1)	Represents cash amounts paid for severance or in relation to enforcement of non-competition covenants as described under “Restrictive Covenants” beginning on page 64. In cases where the executive is eligible for both types of payments, non-competition amounts typically offset severance amounts in whole or in part. Cash-settled restricted stock unit awards granted after the end of a performance year are included in the “Acceleration and Continuation of Equity Awards” column. Mr. Finneran would receive a reduction in CIC severance payments in order to meet safe harbor limitations, which is reflected in the cash severance amounts reported above.

(2)	Represents the value of projected contributions to retirement plans during the severance period.

(3)	Represents the value of equity where vesting is accelerated or continued by the triggering event. For stock options, this represents the in-the-money value. For stock awards, this represents the fair market value of the shares. Most currently unvested equity awards held by our retirement eligible executives will continue to vest according to their original terms following retirement, which includes a voluntary or involuntary termination after a named executive officer becomes eligible for retirement. Messrs. Fairbank, Perlin, and Finneran were the only named executive officers eligible for retirement as of December 31, 2013.

(4)	Represents the value of potential payments made on the executive’s behalf for continuation of medical and welfare benefits during the severance period. Includes programs such as medical, dental, insurance, outplacement services and related benefits. Only includes programs that are specific to the named executive officers; does not include the value of programs generally available to all employees upon separation from the Company.

(5)	Represents the value of projected excise tax and related gross-up payments under agreements that were in effect as of December 31, 2013 but which have since expired. As of March 1, 2011, Capital One changed its practice relating to excise tax gross-ups to which the CEO and NEOs may be entitled if terminated after a change of control. All change of control agreements providing for a potential excise tax gross-up have expired and have been replaced with agreements that do not provide for an excise tax gross-up. Messrs. Fairbank and Crawford were parties to the new form of Change of Control Agreement as of December 31, 2013. See “Change of Control Agreements” in the “Compensation Discussion and Analysis” section on page 48 for more information.

(6)	Most currently unvested equity awards will be treated in a similar manner following a named executive officer’s termination of employment for death or disability. Due to differences in the vesting provisions of performance shares, the value of the acceleration and continuation of unvested equity awards for each named executive officer following the termination of his employment for death or disability on December 31, 2013 would have been: $80,392,874 for Mr. Fairbank, $13,330,140 for Mr. Crawford, $11,096,348 for Mr. Schneider, $10,206,686 for Mr. Finneran, and $11,074,179 for Mr. Witter.

(7)	As previously announced, Mr. Perlin retired from his role as Chief Financial Officer of the Company effective May 24, 2013, and separated from the Company on February 1, 2014.

SECTION VII – EQUITY COMPENSATION PLANS

 Equity Compensation Plan Information

The following table provides information as of December 31, 2013, with respect to shares of Capital One common stock that may be issued under our existing compensation plans.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights (3)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	( c)
Equity compensation plans approved by security holders (1)	13,713,649 (4)	$56.87	17,328,992 (6)

Equity compensation plans not approved by security holders (2)	619,435 (5)	$68.66	0 (7)

Total	14,333,084	$57.41	17,328,992

(1)	The following plans have been approved by Capital One stockholders and are currently in effect: the 2004 Stock Incentive Plan and the 2002 Associate Stock Purchase Plan.

(2)	The 1999 Directors Plan, which is described below, was terminated in April 2009 and has not been approved by Capital One stockholders. In conjunction with the acquisition of Hibernia National Bank (“Hibernia”) in November 2005, Capital One assumed three existing Hibernia stock incentive plans. In conjunction with the acquisition of North Fork Bancorporation (“North Fork”) in December 2006, Capital One assumed fifteen existing North Fork stock incentive plans. Options outstanding under these plans were converted to Capital One options outstanding and are included in the amounts reported in this row. As of December 31, 2013, one Hibernia plan had options outstanding and six North Fork plans had options outstanding. All remaining Hibernia and North Fork options will expire by March 2016. There are no shares available for future issuance under the Hibernia or North Fork plans.

(3)	Does not reflect restricted stock units and performance shares because they have no exercise price.

(4)	Excludes purchase rights accruing under the 2002 Associate Stock Purchase Plan and 2,806,849 issued and unvested outstanding shares of restricted stock under the 2004 Stock Incentive Plan. Includes 1,561,848 shares, representing the maximum number of shares issuable pursuant to outstanding performance share awards under the 2004 Stock Incentive Plan and 465,825 shares subject to outstanding restricted stock units under the 2004 Stock Incentive Plan. Excludes shares of restricted stock and stock appreciation rights, to be settled in cash, under the 2004 Stock Incentive Plan.

(5)	Includes 54,456 outstanding restricted stock units under the 1999 Directors Plan.

(6)	Represents 7,891,492 shares available for future issuance under the 2004 Stock Incentive Plan; and 9,437,500 shares available for future issuance under the 2002 Associate Stock Purchase Plan as discounted shares purchased voluntarily by Capital One associates through regular payroll deductions.

(7)	There are no shares available for future issuance under the equity compensation plans not approved by security holders.

 Description of Non-Stockholder Approved Equity Compensation Plans

Set forth below is a brief description of the material features of each Capital One equity compensation plan that was adopted without the approval of Capital One’s stockholders and that had grants outstanding or shares available for issuance as of December 31, 2013.

 1999 Directors Plan

The 1999 Directors Plan was adopted by the Board on April 29, 1999, and terminated on April 28, 2009. The plan authorized a maximum of 825,000 shares of Capital One’s common stock for the grant of non-qualified stock options, restricted stock and restricted stock units to members of the Board who are not otherwise employed by Capital One or any subsidiary of Capital One at the time an award is granted. The number of shares available for issuance under the plan included shares granted under the plan subject to options that expired or otherwise terminated unexercised and shares forfeited pursuant to restrictions on restricted stock or deferred stock. The plan is administered by the Board.

The exercise price of stock options granted under the plan could not be less than the fair market value, as defined in the 1999 Directors Plan, of Capital One common stock on the date of grant. The maximum term of each stock option was ten years, and vesting schedules were determined at the time of grant. The Board could, in its discretion, grant options that by their terms became fully exercisable upon a change of control, as defined in the 1999 Directors Plan.

The Board could award restricted stock to eligible directors. During the restricted period, a director cannot dispose of any restricted shares and must forfeit any restricted shares granted to such director if he or she ceases to be a member of the Board. The Board had the authority to establish the terms and conditions upon which these restrictions will lapse. The Board could also, at any time, accelerate the time at which any or all restrictions would lapse or remove any and all such restrictions. Subject to any applicable restrictions, a participant who received an award of restricted stock would have all of the rights of a stockholder with respect to the shares subject to the award, including but not limited to the right to vote the shares and the right to receive all dividends and other distributions paid with respect to the shares.

The Board could award restricted stock units to eligible directors under the plan. The Board has the authority to establish, in its discretion, the length of the vesting period; any restrictions with respect to an award of restricted stock units and the terms and conditions upon which restrictions, if any, shall lapse.

The Board has retained the right to cancel any awards outstanding under the plan in exchange for a cash payment equal to any such award’s value as of the date of cancellation.

Currently, no shares are available for issuance under this plan other than shares subject to outstanding equity awards under the plan.

SECTION VIII – COMPENSATION COMMITTEE REPORT

All members of the Compensation Committee participated in the review and discussion of the Compensation Discussion and Analysis (“CD&A”) with management. Based on that review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.

The Compensation Committee	Mayo A. Shattuck III (Chair)

Patrick W. Gross

Ann Fritz Hackett

Lewis Hay, III

Benjamin P. Jenkins, III

The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

SECTION IX – AUDIT COMMITTEE REPORT

The Board of Directors restructured its Audit and Risk Committee into two separate Committees, which are the current Audit Committee and Risk Committee, in May 2013. The charter of the Audit Committee was most recently approved by the Committee and the full Board of Directors on January 29, 2014.

In accordance with its charter, the Audit Committee assists the Board of Directors in the oversight of:

•	The integrity of Capital One’s financial statements and internal controls;
•	The qualifications, independence and performance of Capital One’s independent auditor;
•	The performance of Capital One’s internal auditor; and
•	Capital One’s compliance with legal and regulatory requirements.

The Audit Committee has implemented procedures to enable it to devote the attention it deems appropriate to each of the matters assigned to it under its charter. In carrying out its responsibilities, the Audit Committee and the former Audit and Risk Committee met a total of ten times during 2013, with the Audit Committee meeting five times since June 2013 and the former Audit and Risk Committee meeting five times prior to the restructuring in May 2013. Pursuant to Capital One’s Corporate Governance Principles and applicable law, the Audit Committee is comprised solely of independent directors.

In discharging its oversight responsibility, the Audit Committee has reviewed and discussed Capital One’s audited financial statements for the fiscal year ended December 31, 2013, and the assessment of the effectiveness of Capital One’s internal control over financial reporting, with management and Ernst & Young LLP (“Ernst & Young”), Capital One’s independent auditors. The Audit Committee has also discussed with Ernst & Young the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board. In addition, the Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence and has discussed with Ernst & Young their independence from Capital One. Based on its review and discussions with management and Ernst & Young, and pursuant to a delegation of authority from the Board of Directors, the Audit Committee has approved the inclusion of the audited financial statements in Capital One’s Annual Report on Form 10-K for the fiscal year ending December 31, 2013, for filing with the SEC.

The Audit Committee:	Bradford H. Warner (Chair and “Audit Committee Financial Expert”)
Benjamin P. Jenkins, III
Peter E. Raskind (“Audit Committee Financial Expert”)
Catherine G. West

The foregoing Report of the Audit Committee shall not be deemed to be soliciting material or filed with the SEC and is not incorporated by reference into any of Capital One’s previous or future filings with the SEC, except as otherwise explicitly specified by Capital One in any such filing.

SECTION X – ELECTION OF DIRECTORS (ITEM 1 ON PROXY CARD)

All of Capital One’s directors are elected at each annual meeting of stockholders and hold such office until the next annual meeting of stockholders, and until their successors are duly elected and qualified. Each nominee has consented to serve a one-year term. Information about the proposed nominees for election as directors is set forth under “Information about our Directors and Executive Officers” in the “Corporate Governance at Capital One” section beginning on page 17 of this proxy statement.

In the event a nominee ceases to be available for election, the Board of Directors may designate a substitute as a nominee or reduce the size of the Board. If the Board designates a substitute nominee, proxies will be voted for the election of such substitute. As of the date of this proxy statement, the Board of Directors has no reason to believe that any of the nominees will be unable or unwilling to serve as a director.

The nominees for election this year are:

Richard D. Fairbank	Pierre E. Leroy

Patrick W. Gross	Peter E. Raskind

Ann Fritz Hackett	Mayo A. Shattuck III

Lewis Hay, III	Bradford H. Warner

Benjamin P. Jenkins, III	Catherine G. West

***

The Board of Directors unanimously recommends that you vote “FOR” each of these director nominees.

SECTION XI – RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

(ITEM 2 ON PROXY CARD)

The Audit Committee, pursuant to authority granted to it by the Board of Directors, is directly responsible for the appointment, compensation, retention and oversight of Capital One’s independent auditors. The Audit Committee evaluates the independent auditors’ qualifications, performance and independence at least annually and periodically considers whether to continue to retain our current independent auditor or engage another firm. In connection with applicable partner rotation requirements, the Audit Committee and its Chair are involved in considering the selection of Ernst & Young’s new lead engagement partner.

For 2014, the Audit Committee has appointed the firm of Ernst & Young as independent auditors. Ernst & Young has served as Capital One’s independent auditors since 1994. The members of the Audit Committee and the Board believe that the continued retention of Ernst & Young as Capital One’s independent auditors is in the best interests of Capital One and its stockholders.

The Board of Directors is submitting this proposal to the vote of the stockholders as a matter of good corporate governance. If stockholders do not ratify the selection of Ernst & Young, the Audit Committee will reconsider their appointment as our independent auditors.

The fees billed for professional services provided by Ernst & Young for fiscal years 2013 and 2012 are shown in the following table:

Fees (dollars in millions)	2013	2012

Audit Fees	$10.22	$11.16

Audit-Related Fees	$1.49	$1.36

Tax Fees	$0.04	$0.04

All Other Fees	$0.00	$0.00

Audit fees include fees for the audit of our annual financial statements, the review of financial statements included in our quarterly reports on Form 10-Q and services that normally would be provided by the auditor in connection with statutory and regulatory filings or engagements and that generally only the independent auditor can provide. In addition to fees for an audit or review in accordance with generally accepted auditing standards, this category contains fees for comfort letters, statutory audits, consents and assistance with and review of documents filed with the SEC. Audit-related fees are assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and traditionally are performed by the independent auditor, such as: employee benefit plan audits; due diligence related to mergers and acquisitions; internal control reviews; attestation services that are not required by statute or regulation; and consultation concerning financial accounting and reporting standards. Tax fees include corporate and subsidiary compliance, consulting, international and employee benefit services. All other fees would include fees for services that are not defined as Audit, Audit-related or Tax and are not specifically prohibited by the SEC.

The Audit Committee is responsible for overseeing the amount of Audit fees paid to Ernst & Young. The Audit Committee has reviewed the fees paid to Ernst & Young and has considered whether the fees paid for non-Audit services are compatible with maintaining Ernst & Young’s independence. The Audit Committee also adopted policies and procedures to approve services provided by Ernst & Young in accordance with the Sarbanes-Oxley Act of 2002 and rules of the SEC promulgated thereunder. These policies and procedures involve annual pre-approval by the Audit Committee of the types of services to be provided by Capital One’s independent auditor and fee limits for each type of service on both a per engagement and aggregate level. Additional service engagements that exceed these pre-approved limits must be submitted to the Audit Committee for further pre-approval. Under the policy adopted by the Audit Committee, Tax fees are limited to 25% of combined Audit and Audit-related fees, and services that would fall under the category “All Other Fees” are prohibited. Capital One’s policy, for administrative ease, allows for a $25,000 de minimis exception to the pre-approval procedures; however, any services provided pursuant to this exception must be approved at the next meeting of the Audit

Committee. Additionally, Capital One has established policies to provide for adherence to Sarbanes-Oxley Act requirements relating to the rotation of partners engaged in Capital One’s audit by the independent auditors.

Representatives of Ernst & Young are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

***

The Board of Directors unanimously recommends that you vote “FOR” the ratification of Ernst & Young LLP as Capital One’s independent auditors for 2014.

SECTION XII – APPROVAL AND ADOPTION OF CAPITAL ONE’S THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN (ITEM 3 ON PROXY CARD)

Early in 2004 the Board of Directors adopted the Capital One Financial Corporation 2004 Stock Incentive Plan (the “2004 Plan”), which was then approved by stockholders at the Annual Meeting held on April 29, 2004. The 2004 Plan was subsequently resubmitted for approval, and reapproved by stockholders, at the Annual Meetings held on April 27, 2006, and April 23, 2009, in order to increase the number of shares available for issuance under the 2004 Plan and to make certain technical changes.

This year, the Board has adopted, subject to stockholder approval, an amended and restated version of the 2004 Plan (the “Third Amended and Restated 2004 Plan”) in order to increase the number of shares of Capital One common stock (each a “Share,” collectively, the “Shares”) available for issuance under the 2004 Plan by an additional 15 million Shares, extend the term of the 2004 Plan for an additional 10 years, revise the list of performance metrics that may be used under the 2004 Plan, and make certain technical changes.

The current 2004 Plan share reserve of 40 million Shares, which number includes Shares that have already been issued or are subject to outstanding award under the 2004 Plan as described below, is not sufficient to cover all of the awards anticipated to be granted in 2015 and beyond, and thus Capital One needs to increase the reserve of Shares under the 2004 Plan so that it may continue to make equity awards that promote the interests of Capital One and its stockholders by ensuring that Capital One’s executives and employees maintain a strong link to Company performance through their stock ownership. The Compensation Committee and the Board of Directors believe that compensating Capital One executives with equity awards encourages the creation of long-term stockholder value and the delivery of consistent medium- and long-term results. The 2004 Plan provides sound and safe governance and continued alignment with the interests of our stockholders and:

•	Does not allow for repricing or cashing out of out-of-the-money stock options or stock appreciation rights;
•	Does not allow reload stock option grants; and
•	Does not include evergreen provisions.

The Board reviewed projected share usage when considering the number of additional shares to add to the 2004 Plan. Depending on scenarios and assumptions, the 15 million Shares proposed to be added to the 2004 Plan, in combination with the remaining authorized Shares and Shares added back to the 2004 Plan from forfeitures of awards granted under the 2004 Plan, is expected to satisfy Capital One’s equity compensation needs for at least four years. The Board is committed to effectively managing the number of Shares available for issuance under the 2004 Plan while minimizing stockholder dilution.

Some stockholders view potential dilution and burn rate as significant calculations when determining whether to support any equity plan proposal. If the Third Amended and Restated 2004 Plan is approved, Capital One’s total potential dilution from the 2004 Plan would increase, from 4.4% to 7.0%, based on our common stock outstanding as of December 31, 2013. Capital One manages its long-term dilution goal by limiting the number of shares subject to equity awards that it grants annually, commonly referred to as burn rate. Burn rate shows how rapidly a company is depleting its shares reserved for equity compensation plans, and is defined as the number of shares subject to awards granted under Capital One’s equity incentive plans, including the target number of outstanding performance shares, divided by total common shares outstanding at the end of the year. Over the past three fiscal years, Capital One’s annual burn rate has averaged 1.09%. The Board believes that this burn rate has been within the range granted by its peer companies and is reasonable from a competitive standpoint.

Outstanding Equity Awards. As of December 31, 2013, there were 8,589,692 Shares available for grant under the 2004 Plan, which is the only plan from which Capital One currently grants equity awards. For purposes of this calculation, performance shares are considered at their target amount. Also as of December 31, 2013, Capital One had the following outstanding equity awards:

•	12,250,955 Shares were issuable upon the exercise of outstanding options granted under all of Capital One’s equity compensation plans, including 11,685,976 Shares issuable upon the exercise of outstanding options granted under the 2004 Plan and 564,979 Shares issuable upon the exercise of outstanding options granted under plans not approved by security holders. The weighted average exercise price of these options was $57.41 per Share and the weighted average remaining term of these options was 4.38 years;

•	2,806,849 outstanding unvested shares of restricted stock, of which 1,138,812 unvested shares of restricted stock have performance-based vesting;
•	Performance share awards covering 836,648 Shares if settled at target; and
•	465,825 outstanding stock-settled restricted stock units.

The closing price of our common stock on December 31, 2013 was $76.61.

Summary of Material Provisions of the Third Amended and Restated 2004 Stock Incentive Plan

The material terms of the Third Amended and Restated 2004 Plan are summarized below and are qualified in their entirety by reference to the full text of the Third Amended and Restated 2004 Plan, which is provided as Appendix A to this proxy statement. Because this is a summary, it may not contain all the information that you may consider important, and thus, we encourage you to read the full text of the Third Amended and Restated 2004 Plan. Copies of the Third Amended and Restated 2004 Plan will also be available at your request at the Annual Meeting.

Types of Awards

Awards under the Third Amended and Restated 2004 Plan may be in the form of: (i) cash-based awards; (ii) options, which may be incentive stock options, as defined in the Internal Revenue Code of 1986, as amended (the “Code”) (“ISOs”) (which are tax advantageous for the participant but with respect to which Capital One does not receive a deduction) or non-qualified stock options (“NQSOs”); (iii) stock appreciation rights (“SARs”); (iv) restricted stock; (v) restricted stock units (“RSUs”); (vi) performance shares; (vii) performance units; (viii) annual incentive pool awards; or (ix) other stock-based awards (“Other Stock-Based Awards”) (collectively, “Awards”).

Duration of the Third Amended and Restated 2004 Plan

The Third Amended and Restated 2004 Plan will become effective May 1, 2014 if it is approved by our stockholders. Unless terminated sooner as provided therein, the Third Amended and Restated 2004 Plan will terminate May 1, 2024, which is ten (10) years from its effective date. After the Third Amended and Restated 2004 Plan is terminated, no new Awards may be granted but Awards previously granted will remain outstanding in accordance with the terms and conditions of the Third Amended and Restated 2004 Plan and as specified under the applicable grant agreement.

Shares Available for Awards

The total number of Shares available for issuance under the Third Amended and Restated 2004 Plan, subject to adjustment in accordance with certain anti-dilution provisions described below, will not exceed an aggregate amount of 55 million Shares, which number includes Shares that have already been issued or are subject to outstanding awards under the 2004 Plan, described above, as well as the proposed 15 million additional Shares. Management anticipates that 55 million Shares will be sufficient for new equity Awards to Capital One’s employees, directors and third party service providers, if any, for at least the next four years.

Shares covered by an Award will only be counted as used under the authorized Share and Award limits set forth in the Third Amended and Restated 2004 Plan to the extent they are actually issued and delivered to a participant or such participant’s designated transferee and are not forfeited by the participant and returned to Capital One. Any Shares that are related to Awards which terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of Shares, which are forfeited by the participant to Capital One (including pursuant to performance-based vesting conditions), which are settled in cash in lieu of Shares, or which (subject to the 2004 Plan’s prohibition on repricing, cashing out or exchanging out-of-the-money stock options or stock appreciation rights) are exchanged with the Compensation Committee’s permission prior to the issuance of Shares for Awards not involving the issuance or delivery of Shares, will be available again for grant under the Third Amended and Restated 2004 Plan. Except to the extent otherwise required by applicable law or stock exchange rules, if (i) the exercise price of any option granted under the Third Amended and Restated 2004 Plan is satisfied by tendering Shares to Capital One (by either actual delivery or by attestation), or (ii) an SAR is exercised, then only the number of Shares issued, net of the Shares so tendered or withheld, if any, will be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under the Third Amended and Restated 2004 Plan and the maximum number of Shares available for issuance as ISOs and NQSOs. Except to the extent otherwise required by applicable law or stock exchange rules, the maximum number of Shares available for issuance under the Third Amended and Restated 2004 Plan will not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional restricted stock, RSUs, performance shares, or Other Stock-Based Awards. The Shares available for issuance under the Third Amended and Restated 2004 Plan may be authorized and unissued Shares or treasury Shares.

Annual Award Limits

The maximum aggregate number of Shares with respect to which options may be granted in any one plan year to any one participant will be 2,500,000, plus the number of Shares under such annual award limit with respect to which options were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares with respect to which SARs may be granted in any one plan year to any one participant will be 2,500,000 plus the number of Shares under such annual award limit with respect to which SARs were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares that may be granted as restricted stock or with respect to which RSUs may be granted in any one plan year to any one participant will be 2,000,000 plus the number of Shares under such annual award limit with respect to which restricted stock and RSUs were not granted determined as of the close of the previous plan year. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to performance units or performance shares will be 2,500,000 Shares or an amount equal to the value of 2,500,000 Shares, as applicable, plus the number of Shares under such annual award limit with respect to which performance units and performance shares were not granted determined as of the close of the previous plan year. The maximum aggregate amount that any one participant may be granted in any one plan year with respect to cash-based Awards not denominated in Shares may not exceed $30,000,000 or, with respect to cash-based Awards denominated in Shares, an amount equal to the value of 2,000,000 Shares plus the amount under such annual award limit with respect to which cash-based Awards were not granted determined as of the close of the previous plan year. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted in any one plan year to any one participant will be 2,000,000 plus the number of Shares under such annual award limit with respect to which Other-Stock Based Awards were not granted determined as of the close of the previous plan year. The award limits for Annual Incentive Pool Awards are discussed below.

Adjustments in Authorized Shares

In the event of any corporate event or transaction (including, but not limited to, a change in the Shares or the capitalization of Capital One), such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of Capital One, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution to stockholders of Capital One, or any similar corporate event or transaction, the Compensation Committee, in order to prevent dilution or enlargement of participants’ rights under the Third Amended and Restated 2004 Plan, will substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Third Amended and Restated 2004 Plan or under certain Awards, the number and kind of Shares subject to outstanding Awards, the exercise or grant price applicable to outstanding Awards, the annual award limits described above and other value determinations applicable to outstanding Awards. The Compensation Committee will also make appropriate adjustments or modifications in the terms of any Awards to reflect such corporate events or transactions, including the modification of performance goals and performance periods. Subject to applicable law, the Compensation Committee is also authorized to issue new Awards or assume awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock or reorganization upon such terms and conditions it deems appropriate.

Administration

The Third Amended and Restated 2004 Plan will be administered by the Compensation Committee. The Compensation Committee will have full and exclusive discretionary power to do all things that it determines to be necessary or appropriate in connection with the administration of the Third Amended and Restated 2004 Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to the Third Amended and Restated 2004 Plan and to define terms not otherwise defined therein; (b) to determine which persons are eligible for Awards granted thereunder and the timing of any such Awards; (c) to prescribe and amend the terms of the Award agreements, to grant Awards and determine the terms and conditions thereof; (d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability, settlement or recoupment of any Award; (e) to prescribe and amend the terms of or form of any document or notice required to be delivered to Capital One by participants under the Third Amended and Restated 2004 Plan; (f) to determine the extent to which adjustments are required pursuant to the terms of the Third Amended and Restated 2004 Plan; (g) to interpret and construe the Third Amended and Restated 2004 Plan, any rules and regulations thereunder and the terms and conditions of any Award granted thereunder, and to make exceptions to any such provisions if the Compensation Committee, in good faith, determines that it is appropriate to do so; (h) to approve corrections in the documentation or administration of any Award; and (i) to make all other determinations deemed necessary or advisable for the administration of the Third Amended and Restated 2004 Plan.

The Compensation Committee may delegate to one or more of its members or other members of the Board of Directors or to one or more officers or management committees of Capital One (including its subsidiaries and affiliates) or to one or more agents or advisors such duties or powers as it may deem advisable, and the Compensation Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Compensation Committee or such person may have under the Third Amended and Restated 2004 Plan. In addition, the Compensation Committee may, by resolution, authorize one or more officers or management committees of Capital One to do one or more of the following on the same basis as can the Compensation Committee: (a) designate employees to be recipients of Awards; and (b) determine the type, number of Shares subject thereto and all other terms and conditions of any such Awards; provided, however, (i) the Compensation Committee may not delegate such responsibilities to any such officer or management committee for Awards granted to a director, an employee that is considered an Insider (as defined in the Third Amended and Restated 2004 Plan) or an employee that is considered a Covered Employee or who, in the sole determination of the Compensation Committee, may become a Covered Employee (as defined below); (ii) the resolution providing such authorization sets forth the total number of Shares that may be subject to Awards such officer(s) or management committee(s) may grant and any other limitations on the delegated authority that the Compensation Committee may deem appropriate or advisable; and (iii) the officer(s) or management committee(s) must report periodically to the Compensation Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated in the manner and at such times as requested by the Compensation Committee.

To the fullest extent permitted by applicable law and subject to Capital One’s Restated Certificate of Incorporation and Restated Bylaws, neither Capital One nor any member of the Compensation Committee will be liable for any action, omission or determination of the Compensation Committee relating to the Third Amended and Restated 2004 Plan or any Award, and Capital One will indemnify and hold harmless each member of the Compensation Committee and each other person to whom any duty or power relating to the administration or interpretation of the Third Amended and Restated 2004 Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Compensation Committee) arising out of any such action, omission or determination relating to the Third Amended and Restated 2004 Plan or any Award.

The Compensation Committee may enter into agreements with third parties, on such terms and conditions as it determines, pursuant to which such third parties may issue Awards to the participants in lieu of Capital One’s issuance thereof or assume the obligations of Capital One under any Awards previously issued by Capital One.

Eligibility

All employees of Capital One, its affiliates and its subsidiaries and members of the Board are eligible to be granted Awards under the Third Amended and Restated 2004 Plan. Certain individual consultants, agents, advisors and independent contractors who render services to Capital One (“Third Party Service Providers”) are also eligible to participate in the Third Amended and Restated 2004 Plan. As stated above, participants will be selected by the Compensation Committee, in its sole discretion, from among those eligible. The approximate number of employees and non-management directors eligible to be granted Awards under the Third Amended and Restated 2004 Plan as of December 31, 2013 were 41,951 and 9, respectively.

In lieu of making Awards directly to employees, directors or Third Party Service Providers, the Compensation Committee may make Awards under the Third Amended and Restated 2004 Plan through or to a trust or other funding vehicle which then makes Awards to participants or which issues interests in Awards held by it to participants, on such terms and conditions as determined by the Compensation Committee.

General Terms and Conditions of Awards

In general, and subject to the terms and provisions of the Third Amended and Restated 2004 Plan (including those described below), Awards may be granted to participants on such dates, in such form and number and upon such terms and conditions (including the effect, if any, of a Change of Control, death, Disability or Retirement (as each such term is defined in the Third Amended and Restated 2004 Plan)) as determined from time to time by the Compensation Committee. Each Award granted will be evidenced by an Award agreement that will specify such terms and conditions. In addition, each participant’s Award agreement will set forth the extent to which the participant will have the right to exercise, retain or receive an Award or to have such Award vest or pay out, as applicable, following the termination of such participant’s employment with, or provision of services to, Capital One, its affiliates or subsidiaries, as the case may be.

Except as otherwise provided in the Third Amended and Restated 2004 Plan, in a participant’s Award agreement or as otherwise determined at any time by the Compensation Committee, no Award granted under the Third Amended and Restated 2004 Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

The Compensation Committee may specify in an Award agreement that the participant’s rights, payments and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions. Failure by a participant to comply with any of the terms and conditions of the Third Amended and Restated 2004 Plan or any Award agreement will be grounds for the cancellation and forfeiture of such Award.

Options. The Compensation Committee may grant to a participant the right to purchase Shares in such amounts and upon such terms as the Compensation Committee determines (including in satisfaction of Capital One’s obligations pursuant to options with reload features granted under the prior stock incentive plans), subject to the following restrictions. An option may be granted as an ISO or as a non-qualified stock option, as determined by the Compensation Committee and as set forth in any applicable Award agreement. The exercise price per Share will be determined by the Compensation Committee and may be at, above or indexed to, the fair market value of a Share on the date of grant; provided that, in no event will the exercise price per Share be less than 100% of the fair market value of a Share on the date of grant. Options granted under the Third Amended and Restated 2004 Plan will vest and become exercisable at such time and upon such terms and conditions as may be determined by the Compensation Committee; provided that no option will be exercisable later than the tenth (10th) anniversary of its date of grant. Notwithstanding the foregoing, options granted to participants outside of the United States may have a term of greater than ten (10) years.

The purchase price for the Shares as to which an option is exercised will be paid to Capital One in full at the time of exercise (i) in cash or its equivalent; (ii) in Shares having a fair market value equal to the aggregate exercise price for the Shares being purchased and satisfying such other requirements as may be imposed by the Compensation Committee; (iii) partly in cash and partly in such Shares; (iv) by a cashless (broker-assisted) exercise; or (v) by any other method approved or accepted by the Compensation Committee.

The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an option granted under the Third Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

The Compensation Committee is not permitted to grant options containing, or amend options previously granted to include, reload features providing for the automatic grant of options with respect to the number of already owned Shares delivered by the participant to exercise options.

SARs. The Compensation Committee may grant to a participant an SAR independent of an option or in tandem with an option or designated portion thereof at the time the related option is granted or at any time prior to the exercise or cancellation of the related option. The grant price of an SAR that is either granted independently of any options or the exercise of which does not require the forfeiture of any rights under a related option (a “Freestanding SAR”) will be determined by the Compensation Committee; provided that, in no event will the grant price per Share be less than 100% of the fair market value of a Share on the date of grant. The grant price of an SAR that is granted in connection with a related option and the exercise of which requires the forfeiture of the right to purchase Shares under the related option (a “Tandem SAR”) will be equal to the exercise price of the related option.

The term of an SAR granted under the Third Amended and Restated 2004 Plan will be determined by the Compensation Committee; provided that no SAR will be exercisable later than the tenth (10th) anniversary of the date of its grant. Notwithstanding the foregoing, SARs granted to participants outside of the United States may have a term of greater than ten (10) years.

Freestanding SARs may be exercised upon the terms and conditions as imposed by the Compensation Committee and Tandem SARs may only be exercised with respect to all or part of the Shares subject to the related option upon the surrender of the right to exercise the equivalent portion of the related option.

Upon the exercise of an SAR, the participant will be entitled to receive, with respect to each Share to which such SAR relates, an amount in cash and/or Shares, as the case may be, equal to the excess of (i) the fair market value of a Share on the date of exercise over (ii) the grant price of the SAR. The Compensation Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an SAR granted under the Third Amended and Restated 2004 Plan as it may deem advisable, including, without limitation, a requirement that the participant hold the Shares received upon exercise of an SAR for a specified period of time.

Restricted Stock and Restricted Stock Units. The Compensation Committee may grant to a participant Shares of restricted stock and/or RSUs. RSUs are similar to Shares of restricted stock except that no Shares are actually awarded to the participant on the date of grant. The Shares of restricted stock and/or the RSUs granted to a participant under the Third Amended and Restated 2004 Plan will not be transferable until the end of the applicable period of restriction established by the Compensation Committee (and in the case of RSUs until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions as specified by the Compensation Committee. The Compensation Committee will impose such other conditions and/or restrictions on any Shares of restricted stock or RSUs as it may deem advisable, including a requirement that the participant pay a stipulated purchase price for each Share of restricted stock or each RSU, restrictions based upon achievement of performance goals, service-based restrictions and/or restrictions under applicable laws or under the requirements of any stock exchange or securities market upon which such Shares are listed or traded. For the avoidance of doubt, imposing restrictions based upon the achievement of performance goals will not result in shares of restricted stock or RSUs being converted to performance shares or performance units for purposes of the 2004 Plan, including for purposes of the annual award limits described above.

Generally, Shares of restricted stock will become freely transferable by the participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of applicable tax withholding obligations) and RSUs will be settled in cash, Shares or a combination of cash and Shares, as the Compensation Committee determines.

To the extent permitted by law, unless otherwise determined by the Compensation Committee and set forth in an Award agreement, participants holding Shares of restricted stock will be granted the right to exercise full voting rights and to receive all dividends and other distributions paid with respect to those Shares during the period of restriction, while recipients of RSUs will not be granted such rights, dividends or distributions during the period of restriction, except as specifically determined by the Compensation Committee and as permitted by law.

Performance Units and Performance Shares. The Compensation Committee may grant performance units and/or performance shares to participants under the Third Amended and Restated 2004 Plan in such amounts and upon such terms as the Compensation Committee determines. Each performance unit will have an initial value that is established by the Compensation Committee at the time of grant and each performance share will have an initial value equal to the fair market value of a Share on the date of grant. In addition to any non-performance terms set forth by the Compensation Committee, the Compensation Committee will set performance goals which, depending on the extent to which they are met, will determine the value and/or number of performance units or performance shares to be paid out to participants. Participants will be entitled to payment, in the form of cash and/or Shares, equal to the value and number of applicable performance units and performance shares earned by participants over the designated performance period following the end of such performance period.

Cash-Based Awards and Other Stock-Based Awards. The Compensation Committee may grant cash-based Awards and Other Stock-Based Awards to participants, in such amounts and upon such terms and conditions as the Compensation Committee may determine. Other Stock-Based Awards may include Awards designed to comply with or take advantage of the applicable local laws of jurisdictions outside of the United States.

Each cash-based Award will specify a payment amount or payment range and each Other Stock-Based Award will be expressed in terms of Shares or units based on Shares, each as determined by the Compensation Committee. The Compensation Committee may also establish any performance goals with respect to cash-based Awards or Other Stock-Based Awards, in which case the number and/or value of cash-based Awards or Other Stock-Based Awards that will be paid out to the participant will depend on the extent to which the performance goals (and any other non-performance terms and conditions) are met. Payment with respect to a cash-based Award or Other Stock-Based Award will be made in accordance with the terms of the Award, in cash and/or Shares as determined by the Compensation Committee.

Performance-Based Compensation. The Compensation Committee may grant Awards to participants who at the time of such grant are deemed “covered employees” (as defined in Code Section 162(m) and the regulations thereunder) (“Covered Employees”), that are intended to qualify under the requirements of Code Section 162(m) for deductibility of remuneration paid to Covered Employees. The performance goals upon which the grant, payment or vesting of an Award to a Covered Employee (other than an Annual Incentive Pool Award awarded or credited as described below) that is intended to qualify as performance-based compensation under Section 162(m) will be limited to goals set by reference to the following performance measures, either individually, alternatively, or in any combination, applied to either Capital One as a whole or to a business unit or subsidiary or affiliate or any combination thereof, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Compensation Committee: net earnings or net income (before or after taxes); earnings per share; net sales growth; net operating profit; return measures (including, but not limited to return on assets, capital, equity or sales); cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital); cash flow per share; earnings before or after taxes, interest, depreciation and/or amortization; gross or operating margins; productivity ratios; share price (including, but not limited to, growth measures and total stockholder return); expense targets or ratios; charge-off levels; revenue growth; deposit growth; margins; operating efficiency; operating expenses; economic value added; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; debt reduction; capital targets; and consummation of acquisitions, dispositions, projects or other specific events or transactions.

The Compensation Committee has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the performance measures set forth by the Compensation Committee with respect to such Award. The Compensation Committee also has the authority to use any other performance measures in connection with Awards under the Third Amended and Restated 2004 Plan that are not intended to qualify as performance-based compensation under Code Section 162(m) (or any successor thereto).

The Compensation Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable Award. The Compensation Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a performance period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under United States generally accepted accounting principles for the applicable year, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they may be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Compensation Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Compensation Committee will have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Compensation Committee determines that it is advisable to grant Awards that do not qualify as performance-based compensation and/or to amend previously granted Awards in a way that would disqualify them as performance-based compensation, the Compensation Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on performance measures other than those set forth in the Third Amended and Restated 2004 Plan and/or make such amendments.

Annual Incentive Pool Awards. The Compensation Committee may designate employees, including but not limited to Covered Employees, who are eligible to receive a monetary payment in any plan year based upon a percentage of an incentive pool equal to the greater of (i) 3% of Capital One’s Consolidated Operating Earnings for the plan year, (ii) 20% of Capital One’s Operating Cash Flow for the plan year, and (iii) 5% of Capital One’s Net Income for the plan year (as each such term is defined in the Third Amended and Restated 2004 Plan). The Compensation Committee will allocate an incentive pool percentage to each participating employee for each plan year; provided that the incentive pool percentage for any one participant may not exceed 50% of the total pool, the sum of the incentive pool percentages for all participants cannot exceed 100% of the total pool and the monetary payment for any one participant may not exceed $10,000,000. As soon as possible following the determination of the incentive pool for a plan year, the Compensation Committee will calculate each participant’s portion of the incentive pool based upon the percentage established at the beginning of the plan year. The Compensation Committee has the discretion to adjust all such Awards downwards, but in no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way.

Dividend Equivalents. The Compensation Committee may grant dividend equivalents to any participant based on the dividends declared on Shares that are subject to any Award. Such dividend equivalents may be awarded or paid in the form of cash, Shares, restricted stock, RSUs or a combination thereof and will be determined by such formula and at such time and be subject to such accrual, forfeiture or payout restrictions or limitations as determined by the Compensation Committee in its discretion.

Deferrals. The Compensation Committee may permit or require (including for purposes of allowing deductibility under Code Section 162(m)) a participant to defer his or her receipt of the payment of cash or the delivery of Shares that would otherwise be due to such participant by virtue of the lapse or waiver of restrictions with respect to Shares of restricted stock or RSUs, or the satisfaction of any requirements or performance goals with respect to performance shares, performance units, cash-based Awards, Other Stock-Based Awards and annual incentive pool Awards. If any such deferral is required or permitted, the Compensation Committee will establish rules and procedures for such payment or Share delivery and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as performance-based compensation such earnings will be in compliance with Code Section 162(m).

Amendment, Modification, Suspension and Termination; No Repricings. The Compensation Committee may, at any time, alter, amend, modify, suspend or terminate the Third Amended and Restated 2004 Plan and any Award agreement in whole or in part; provided, however, that no amendment of the Third Amended and Restated 2004 Plan or an Award will be made without stockholder approval if stockholder approval is required by law, regulation, or stock exchange rule. Furthermore, other than in connection with a change in Capital One’s capitalization, the Compensation Committee will not, without stockholder approval, reduce the exercise price or grant price of a previously awarded option or SAR and, at any time when the exercise price or grant price of the previously awarded option or SAR is above the fair market value of a Share, the Compensation Committee will not, without stockholder approval, cancel and re-grant or exchange such option or SAR for cash or a new Award with a lower (or no) exercise price or grant price or take any other action that would be considered a repricing for purposes of US generally accepted accounting principles or any applicable stock exchange rule.

No termination, amendment, suspension or modification of the Third Amended and Restated 2004 Plan or an Award agreement will materially adversely affect any Award previously granted under the Third Amended and Restated 2004 Plan without the written consent of the participant holding such Award. The Compensation Committee may, however, terminate any Award previously granted and any Award agreement relating thereto in whole or in part upon payment of certain consideration (as set forth in the Third Amended and Restated 2004 Plan) or, in the case of options only, thirty (30) days after an acceleration of exercisability.

The Compensation Committee may authorize the repurchase of any Award by Capital One at any time for such price and on such terms and conditions as the Compensation Committee may determine, provided that without the prior approval of Capital One’s stockholders, the Compensation Committee may not permit the repurchase by Capital One of options or SARs with an exercise price or grant price, respectively, above the fair market value of the Shares at the time of such repurchase. The Compensation Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events affecting Capital One or the financial statements of Capital One or of changes in applicable laws, regulations or accounting principles, whenever the Compensation Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits to be made available under the Third Amended and Restated 2004 Plan.

Successors. All obligations of Capital One under the Third Amended and Restated 2004 Plan with respect to Awards granted thereunder will be binding on any successor to Capital One, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of Capital One.

Tax Withholding. Capital One may deduct or withhold, or require the participant to remit to Capital One, any taxes due as a result of or in connection with the Third Amended and Restated 2004 Plan or any Award. Participants may elect, or the Compensation Committee may require, the withholding of Shares to satisfy the participant’s withholding obligations.

Participants Based Outside of the United States. In order to comply with the laws in other jurisdictions in which Capital One, its affiliates or its subsidiaries operate or have employees, directors or Third Party Service Providers, the Compensation Committee will have the power to (i) determine which affiliates and subsidiaries will be covered by the Third Amended and Restated 2004 Plan, (ii) determine which employees, directors and Third Party Service Providers outside of the United States are eligible to participate in the Third Amended and Restated 2004 Plan, (iii) modify the terms and conditions of any Award granted to participants outside of the United States to comply with foreign laws, (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable and (v) take any action that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approval.

New Plan Benefits. Because benefits under the Third Amended and Restated 2004 Plan will depend on the Compensation Committee’s actions and the fair market value of the Shares at various future dates, it is not possible to determine the benefits that will be received by directors, executive officers and other employees if the Third Amended and Restated 2004 Plan is approved by stockholders. As of December 31, 2013, the closing price of our common stock was $76.61 per share.

Aggregate Past Grants under the 2004 Plan. The table below shows, as to each named executive officer and the various indicated groups, the number of Shares of Capital One common stock subject to equity awards made under the 2004 Plan since inception through December 31, 2013.

Name	Number of Options Granted (#)	Number of Shares of Restricted Stock and RSUs Granted (#)	Number of Performance Shares Granted at Target (#)
Richard D. Fairbank	6,219,747	241,680	613,630
Stephen S. Crawford	0	174,000	0
Gary L. Perlin	1,065,574	519,618	78,974
Ryan M. Schneider	462,061	289,862	53,259
John G. Finneran, Jr.	710,043	383,030	57,866
Jonathan W. Witter	70,391	218,186	23,837
Other current executive officers as a group (6 persons)	2,400,259	1,556,413	243,344
Current non-management directors as a group (9 persons)	215,915	153,377	0
All employees, excluding current executive officers	7,929,607	13,264,402	234,435

Material Tax and Other Considerations Relating to the Third Amended and Restated 2004 Plan

Section 162(m) of the Code. The Board of Directors believes that it is in the best interests of Capital One and its stockholders to continue to provide for an equity incentive plan under which equity-based compensation awards made to Capital One’s executive officers can qualify for deductibility by Capital One for federal income tax purposes. Accordingly, the Third Amended and Restated 2004 Plan (and the 2004 Plan and all amendments and restatements to date) has been structured in a manner such that awards under it may satisfy the requirements for “performance-based compensation” within the meaning of Section 162(m) (“Section 162(m)”) of the Code; however, there can be no guarantee that amounts payable under the Third Amended and Restated 2004 Plan will be treated as qualified “performance-based compensation” under Code Section 162(m). In general, under Section 162(m), in order for Capital One to be able to deduct compensation in excess of $1 million paid in any one year to Capital One’s chief executive officer or any of Capital One’s three other most highly compensated executive officers (other than the chief financial officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by Capital One’s stockholders at least once every five years. For purposes of Section 162(m), the material terms of the Third Amended and Restated 2004 Plan include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goals are based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goals. With respect to Awards under the Third Amended and Restated 2004 Plan, each of these aspects is discussed above, and stockholder approval of the Third Amended and Restated 2004 Plan will constitute approval of each of these aspects of the Third Amended and Restated 2004 Plan for purposes of the approval requirements of Section 162(m). The material terms of the performance goals under which compensation may be paid were most recently approved by Capital One’s stockholders at its 2009 Annual Meeting.

Federal Income Tax Consequences. The following is a summary description of the federal income tax consequences generally arising with respect to Awards granted pursuant to the Third Amended and Restated 2004 Plan. The discussion is intended solely for general information and does not make specific representations to any Award recipient. A recipient’s particular situation may be such that some variation of the basic rules is applicable to him or her. In addition, the federal income tax laws and regulations frequently have been revised and may be changed again at any time. Therefore, each recipient is urged to consult a tax advisor before exercising any award or before disposing of any shares acquired under the Third Amended and Restated 2004 Plan both with respect to federal income tax consequences as well as any foreign, state or local tax consequences.

The grant of an option or SAR will create no tax consequences for the participant or Capital One. A participant will not generally recognize taxable income upon exercising an ISO (except that the alternative minimum tax may apply). Upon exercising an option other than an ISO, the participant must generally recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable Shares acquired on the date of exercise over the exercise price. Upon exercise of an SAR, the participant must generally recognize ordinary income equal to the cash or the fair market value of the freely transferable and nonforfeitable Shares received.

Upon a disposition of Shares acquired upon exercise of an ISO before the end of the applicable ISO holding periods, the participant must generally recognize ordinary income equal to the lesser of (i) the fair market value of the Shares at the date of exercise of the ISO minus the exercise price, or (ii) the amount realized upon the disposition of the ISO Shares minus the exercise price. Otherwise, a participant’s disposition of Shares acquired upon the exercise of an option (including an ISO for which the ISO holding periods are met) generally will result in capital gain or loss measured by the excess of the sale price over the participant’s tax basis in such Shares (the tax basis generally being the exercise price plus any amount previously recognized as ordinary income in connection with the exercise of the option).

Capital One generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an option or SAR. Capital One generally is not entitled to a tax deduction relating to amounts that represent a capital gain to a participant. Accordingly, Capital One will not be entitled to any tax deduction with respect to an ISO if the participant holds the Shares in satisfaction of the ISO holding periods prior to disposition of the Shares.

With respect to Awards other than options and SARs involving the issuance of Shares or other property that is restricted as to transferability and subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the fair market value of the Shares or other property received at the first time the Shares or other property become transferable or no longer subject to a substantial risk of forfeiture, whichever occurs earlier. Under the Third Amended and Restated 2004 Plan, a participant may be permitted or required to elect to be taxed at the time of receipt of Shares or other property rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the participant subsequently forfeits such Shares or property, the participant would not be entitled to any tax deduction, including as a capital loss, for the value of the Shares or property on which he or she previously paid tax. In such case, the participant must file any such election with the Internal Revenue Service within thirty (30) days of the receipt of the Shares or other property. Capital One generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

With respect to Awards other than options and SARs granted under the Third Amended and Restated 2004 Plan that result in the payment or issuance of cash or Shares or other property that is either not restricted as to transferability or not subject to a substantial risk of forfeiture, the participant must generally recognize ordinary income equal to the cash or the fair market value of Shares or other property received. Any deferral of the time of payment or issuance will generally result in the deferral of the time the participant will be liable for income taxes with respect to such payment or issuance. Capital One generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the participant.

Code Section 162(m) limits the ability of publicly held companies to deduct compensation paid during a fiscal year to any one employee in excess of one million dollars, unless such compensation qualifies as “performance-based compensation” (as defined in Code Section 162(m)) or meets another exception specified in Code Section 162(m). Generally, Awards granted under the Third Amended and Restated 2004 Plan may be designed to be deductible by Capital One, without regard to the limit set by Code Section 162(m). However, the rules and regulations promulgated under Section 162(m) of the Code are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to so qualify. As such, there can be no assurance that any compensation awarded or paid under the Third Amended and Restated 2004 Plan will be deductible under all circumstances. The Third Amended and Restated 2004 Plan does permit Awards to be granted that would be subject to such limit and that would not qualify as “performance-based compensation” or meet another exception in Code Section 162(m). In such case,

Capital One’s deductions with respect to such Awards would be subject to the limitations imposed by Code Section 162(m).

Awards that are granted, accelerated or enhanced upon the occurrence of a change of control may give rise, in whole or in part, to “excess parachute payments” within the meaning of Code Section 280G and, to such extent, will be non-deductible by Capital One and subject to a 20% excise tax by the participant.

***

The Board of Directors recommends that you vote “FOR” the proposal to approve and adopt the Capital One Financial Corporation Third Amended and Restated 2004 Stock Incentive Plan.

SECTION XIII – ADVISORY APPROVAL OF CAPITAL ONE’S 2013 NAMED EXECUTIVE OFFICER COMPENSATION

(ITEM 4 ON PROXY CARD)

We are offering to our stockholders a non-binding advisory vote on our 2013 Named Executive Officer compensation, including the compensation of our Chief Executive Officer, pursuant to Section 14A of the Securities and Exchange Act of 1934. While the vote is non-binding, the Board of Directors values the opinions that stockholders express through their votes and in any additional dialogue. The Board of Directors will consider the outcome of the vote when making future compensation decisions.

As discussed in the “Compensation Discussion and Analysis” section beginning on page 31, our Board of Directors generally has provided compensation programs for the CEO and the NEOs that are competitive with the market, performance-based and transparent and that align with our stockholders’ interests over multiple time horizons. Our CEO and NEO compensation programs generally have consisted primarily of performance-based incentive opportunities, including multiple types of equity instruments with multi-year vesting schedules. The ultimate value of the equity-based awards made to our CEO and the NEOs is subject to Capital One’s sustained performance over time, both on an absolute basis and relative to our peers.

For 2013, approximately 85% of the CEO’s total compensation is equity-based and at-risk to the performance of the Company’s stock price, with all of his compensation deferred for a three-year period. As discussed under “NEO Compensation” beginning on page 40, under the 2013 NEO compensation program approximately 80% of total target compensation was provided through equity-based vehicles which were all at-risk based on the performance of the Company’s stock price and subject to vesting over multiple time horizons.

Additional information relevant to your vote can be found in the “Compensation Discussion and Analysis” section of this proxy statement on pages 31 to 51 and in the “Named Executive Officer Compensation” section on pages 52 to 70.

We ask for your advisory vote on the following resolution:

“Resolved, that Capital One’s stockholders hereby provide their advisory approval of the 2013 Named Executive Officer compensation as disclosed pursuant to the rules of the SEC in the Compensation Discussion and Analysis, the Summary Compensation Table, the other compensation tables and the related notes and narratives in this proxy statement.”

***

The Board of Directors unanimously recommends that you vote “FOR” advisory approval of our 2013 Named Executive Officer compensation as disclosed in this proxy statement.

The Board of Directors has resolved to hold annual advisory votes on executive compensation. Accordingly, the next advisory vote on executive compensation will occur at the 2015 Annual Meeting, unless the Board of Directors modifies its policy on the frequency of holding such advisory votes.

SECTION XIV – APPROVAL OF AMENDMENTS TO CAPITAL ONE’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING STANDARDS APPLICABLE TO CERTAIN ACTIONS (ITEM 5 ON PROXY CARD)

Overview

The Board of Directors recommends that Capital One’s stockholders approve amendments to Capital One’s Restated Certificate of Incorporation (the “Certificate”) to remove the supermajority voting requirements currently in the Certificate and replace them with majority voting standards, as described below. Capital One proposed these same amendments for stockholder approval at our 2013 Annual Stockholder Meeting. In connection with that meeting, we actively solicited stockholders to vote for these amendments, including engaging directly with some of our largest stockholders. While stockholders owning almost eighty percent of our stock voted in favor of these amendments last year, the level of support was not sufficient to approve the amendments. Because the Board of Directors continues to believe that these amendments are appropriate, we are again asking stockholders to vote “For” these proposed amendments.

These amendments are set forth in Item 5(a), Item 5(b) and Item 5(c) below (together, the “Proposed Amendments”). In light of the differing nature of the provisions affected, this matter is presented as three Items. The vote required to approve each of the Proposed Amendments is discussed below. Approval of any one of these Items is not conditioned upon approval of the other Items.

As discussed in more detail below, our Certificate currently contains the following supermajority voting provisions:

•	Future Amendments to the Bylaws and Certain Sections of the Certificate. The Certificate states that a supermajority vote of the outstanding shares is necessary for stockholders to amend the Bylaws and to amend certain provisions in the Certificate. Item 5(a) proposes to amend the Certificate so that future amendments to the Bylaws and the Certificate can be approved by a majority vote of the outstanding shares.

•	Removal of Directors. The Certificate states that a director can be removed from office only by a supermajority vote of the outstanding shares. Item 5(b) proposes to amend this supermajority voting requirement so that directors can be removed by a majority vote of the outstanding shares.

•	Certain Business Combinations. The Certificate states that approval of certain business combinations requires a supermajority vote of the outstanding shares and a supermajority vote of the outstanding shares not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Certificate), and that similar supermajority votes are required to approve any amendment to the Certificate relating to certain business combinations. Item 5(c) proposes to amend these supermajority voting requirements so that such transactions or amendments can be approved by majority votes.

References in this discussion to votes of the outstanding shares and to the “Voting Stock” mean the Company’s outstanding shares of capital stock entitled to vote generally in the election of directors. Currently, Capital One common stock is the only class or series of Voting Stock outstanding. The Proposed Amendments do not affect the voting rights of the Company’s preferred stock.

Purpose and Effect of the Proposed Amendments

The Proposed Amendments are the result of the Board of Directors’ ongoing review of our corporate governance principles. After receiving stockholder input and the advice of management and outside advisors, the Board of Directors considered the relative weight of the arguments in favor of and opposed to supermajority voting requirements.

The Board of Directors recognizes that supermajority voting requirements are intended to protect against self-interested action by large stockholders, including in the context of hostile acquisitions that may be viewed as undervaluing the Company, by requiring broad stockholder support for certain types of transactions or governance changes. The Board of Directors also recognizes that many investors and others have begun to view supermajority vote provisions as conflicting with principles of good corporate governance. For example, some stockholders and commentators argue that supermajority voting requirements should be eliminated due to a perception that they could limit the Board of Directors’ accountability to stockholders or stockholder participation in corporate governance.

It is important to note that the Proposed Amendments may make it more difficult for the Board of Directors to protect stockholders’ interests if presented with an acquisition proposal that undervalues the Company and may make it easier for one or more stockholders to remove directors or effect other corporate governance changes in the future. Nevertheless, the Board of Directors also considered that, even without the supermajority voting requirements described above (and recognizing that the Board of Directors previously authorized elimination of a classified board structure), there are other actions that it can take if presented with an acquisition proposal that undervalues the Company, as well as provisions in federal and state law that may help deter any such attempted acquisition.

Accordingly, the Board of Directors has considered this matter and, upon recommendation of the Governance and Nominating Committee, adopted resolutions setting forth the Proposed Amendments, declared the Proposed Amendments advisable and unanimously resolved to submit the Proposed Amendments to Capital One’s stockholders for consideration.

Proposed Certificate Amendments to Remove Supermajority Voting Provisions

Item 5(a): Remove Supermajority Voting Standards for Future Amendments to the Bylaws and the Certificate

Description of Amendments

Currently, the Certificate states that stockholders can alter, amend or repeal the Bylaws only if that action is approved by the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class (this supermajority voting provision is in Article VI, Paragraph (A)(i) of the Certificate). Likewise, the Certificate currently states that a supermajority vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class, is necessary to amend or repeal, or adopt a provision inconsistent with, the following provisions in the Certificate:

•	the provisions authorizing the Board of Directors to create and issue rights to purchase shares of Company stock or other Company securities, including rights that could have the effect of discouraging third parties from seeking to acquire a significant portion of the outstanding securities of the Company (Article V);

•	the provisions authorizing the Board of Directors to adopt, amend or repeal the Bylaws (Article VI, Paragraph (B));

•	the provisions requiring any stockholder action to occur only at a duly called annual or special meeting of stockholders (Article VII); and

•	the provisions addressing the election and removal of directors, including the Board of Directors’ ability to fix the number of directors (Article VIII, Paragraph (E)).

This Item 5(a) proposes to amend the Certificate so that future amendments to the Bylaws and the Certificate can be approved by a majority vote of the outstanding shares. Specifically, in this Item 5(a) we propose:

•	to amend the supermajority voting requirement in Article VI, Paragraph (A)(i) of the Certificate by replacing the reference to “80 percent” with “a majority.” As a result, any future action by stockholders to alter, amend or repeal the Bylaws would require approval by the affirmative vote of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

•

to delete each of the provisions setting forth a supermajority voting requirement for amending, repealing or adopting a provision inconsistent with the specified provisions in the Certificate. As a result, the standard for stockholder approval of any future amendments to each of those provisions would be the default voting standard under the Delaware General Corporation Law, meaning that under current law future amendments to these Certificate provisions would require the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote on amendments to the Certificate, subject to any additional vote required by any preferred stock then outstanding. As noted above, this Item 5(a) does not affect the voting rights, if any, of the Company’s preferred stock.

•	to make a conforming amendment by moving the definition of “Voting Stock” from Article V of the Certificate to new Paragraph (C) of Article VI of the Certificate.

In addition, the Board of Directors has approved a conforming amendment to Section 7.1 of the Bylaws which, like the Certificate, currently provides that stockholders can alter, amend or repeal the Bylaws only if that action is approved by the affirmative vote of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. The Bylaw amendment approved by the Board of Directors replaces the supermajority voting provision with the same majority vote standard proposed for Article VI, Paragraph (A)(i) of the Certificate, and will become effective if stockholders approve the proposed amendments set forth in this Item 5(a).

Vote Required to Approve

Under the existing supermajority voting requirements in the Certificate, Item 5(a) will be approved if at least 80% of the common stock outstanding is voted in favor of such item, with abstentions and broker non-votes having the same effect as votes “against” this Item 5(a).

Item 5(b): Remove Supermajority Voting Standard for Removing Any Director from Office

Description of Amendment

Currently, the Certificate states that a director can be removed from office only by the affirmative vote of the holders of at least 80% of the voting power of the then outstanding Voting Stock, voting together as a single class. This Item 5(b) requests that stockholders approve an amendment to the supermajority voting requirement in Article VIII, Paragraph (D) of the Certificate that replaces the reference to “80 percent” with “a majority.” As a result, stockholders would be able to remove any director from office by the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

Vote Required to Approve

Under the existing supermajority voting requirements in the Certificate, Item 5(b) will be approved if at least 80% of the common stock outstanding is voted in favor of such item, with abstentions and broker non-votes having the same effect as votes “against” this Item 5(b).

Item 5(c): Remove Supermajority Voting Standards Related to Certain Business Combinations

Description of Amendments

Currently, the Certificate states that two supermajority vote standards must be satisfied to approve certain business combination transactions involving the Company and any Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Certificate). Specifically, any such transaction must be approved by the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least 75% of the voting power of the then outstanding Voting Stock not owned directly or indirectly by an Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Certificate). A related provision in the Certificate currently states that similar supermajority votes (applying an 80% standard instead of a 75% standard) are necessary to approve any amendment to or repeal of, or the adoption of any provisions inconsistent with, the Certificate provisions related to such business combinations.

This Item 5(c) proposes to amend the Certificate so that such transactions or amendments can be approved by majority votes. Specifically, in this Item 5(c) we propose:

•	to amend the supermajority voting requirements for approval of certain business combinations currently in Article IX, Section 1, Paragraph (A) of the Certificate by replacing the references to “75%” with “a majority;” and

•	to amend the supermajority voting requirements for amending or repealing, or adopting any provision inconsistent with Article IX of the Certificate (regarding the approval of certain business combinations) currently in Article IX, Section 6 of the Certificate by replacing the references to “80%” with “a majority.”

If these amendments are approved, future stockholder votes under these provisions would require the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least a majority of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Certificate). The amended voting requirements in Article IX, Section 1, Paragraph (A) for approval of certain business combinations would continue to be required in addition to any affirmative vote required by law or the Certificate (including any votes required by the terms of any series of preferred stock).

Vote Required to Approve

As required by the existing voting requirements in the Certificate, Item 5(c) will be approved if at least 80% of the common stock outstanding (including, at least 80% of the voting power of the then outstanding common stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder (as defined in the Certificate), as determined by the Board of Directors pursuant to the Certificate), is voted in favor of this item, with abstentions and broker non-votes having the same effect as votes “against” this Item 5(c). Under the Certificate, the term “Interested Stockholder” includes any person or entity who or which, together with its affiliates, is the beneficial owner, directly or indirectly, of more than 5% of the then outstanding Voting Stock, with beneficial ownership being determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934 and including any shares a person or entity has the right to acquire or to vote.

Additional Information

The general descriptions of the Proposed Amendments set forth above are qualified in their entirety by reference to the text of the Proposed Amendments, which are attached as Appendix A to these proxy materials. Additions to the Certificate are indicated by double underlining and deletions are indicated by strike-outs. Complete copies of the Certificate and Bylaws are available on the Corporate Governance page of Capital One’s Internet site at www.capitalone.com under “About Us/Investors.”

If any of the Proposed Amendments are approved, such approved amendments will become effective upon the filing of a Certificate of Amendment to Capital One’s Certificate with the Secretary of State of the State of Delaware.

***

The Board of Directors unanimously recommends that you vote “FOR” each of Item 5(a), Item 5(b) and Item 5(c) in order to amend our Restated Certificate of Incorporation to remove the supermajority voting requirements and replace them with majority voting standards as described above.

SECTION XV – STOCKHOLDER PROPOSAL REGARDING AN INDEPENDENT BOARD CHAIRMAN

(ITEM 6 ON PROXY CARD)

Capital One has been notified that a representative of John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, CA 90278, intends to present the following proposal for consideration at the Annual Meeting. Mr. Chevedden has submitted documentation indicating that he is the beneficial owner of no fewer than 100 shares of Capital One common stock.

RESOLVED: Shareholders request that our Board of Directors to adopt a policy, and amend other governing documents as necessary to reflect this policy, to require the Chair of our Board of Directors to be an independent member of our Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as Chair. The policy should also specify how to select a new independent chairman if a current chairman ceases to be independent between annual shareholder meetings.

When our CEO is our board chairman, this arrangement can hinder our board’s ability to monitor our CEO’s performance. Many companies already have an independent Chairman. An independent Chairman is the prevailing practice in the United Kingdom and many international markets. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix. At our 2013 annual meeting management appeared to deliberately fail in obtaining the needed votes for its proposals for a simple majority vote standard. One of the proposals needed an 80% vote and obtained a heart-breaking 79.99%.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable environmental, social and corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, said Richard Fairbank received $22 million and shareholders voted 21% against our executive pay. Unvested equity pay would not lapse upon CEO termination. COF can give long-term incentive pay to our CEO for below-median performance. Two directors had 18-years tenure which detracted from their independence: Ronald Dietz and Patrick Gross. Mr. Gross was on our audit committee and on the boards of 5 companies (over-committed) and received our highest negative votes (13%). The GMI Environmental, Social and Governance grade for Capital One was D.

Capital One agreed to pay $210 million to resolve charges from U.S. consumer and banking regulators that its vendors misled consumers into paying for extra credit card products. Capital One also agreed to pay $12 million to resolve allegations that our company violated special consumer protections in federal law for members of the military, the Justice Department announced. The government said COF wrongfully foreclosed on homes and improperly repossessed cars. In addition, the government said COF obtained wrongful court judgments against service members and improperly denied interest rate relief on credit card and car loans.

West Virginia Attorney General Darrell McGraw announced a $13 million settlement with COF, which was alleged to have used misleading advertising to unfairly saddle West Virginians in debt.

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Independent Board Chairman – Proposal 6

Statement in Opposition to the Stockholder Proposal

Our Board is deeply committed to strong and effective corporate governance at Capital One. The Board believes that its existing leadership structure, where the Board has an active and empowered lead independent director and the flexibility to determine whether the chair will be the CEO or an independent director, provides the most effective and prudent leadership structure for our Company that has served our stockholders well.

Capital One’s corporate governance practices demonstrate strong independent leadership and effective independent oversight of our Company.

Our Board has thoughtfully organized the Board’s leadership structure to provide for effective and independent oversight by our independent directors:

•	Each of the Audit Committee, Governance and Nominating Committee and Compensation Committee is chaired and comprised solely of independent directors. This means the independent directors oversee critical matters such as the quality and integrity of our financial statements; our compliance with legal and regulatory requirements; the compensation of our executive officers, including our Chair and CEO; the nomination of directors; and the evaluation of the Board and its committees. Currently, over 75% of our Board members are independent.

Each of our committees is led by an independent committee chair who is actively engaged in the leadership of his or her committee. The independent committee chairs’ responsibilities include:

¡	organizing and presiding over executive sessions of the committee;
¡	setting the agendas for and leading executive sessions of the committee;
¡	approving meeting agendas for the committee;
¡	approving information sent to the committee;
¡	facilitating teamwork and communication among the committee members;
¡	approving committee meeting schedules and ensuring there is sufficient time for discussion of all agenda items;
¡	seeking comment on key issues from directors who are not on their committee; and
¡	making reports to the Board.

•	The Board has a strong, independent lead director. Our independent directors annually elect a Lead Independent Director who fulfills an important role in guiding the operation of our Board. The Lead Independent Director’s responsibilities include:

¡	organizing and presiding over executive sessions;
¡	setting the agendas for and leading executive sessions;
¡	soliciting feedback for and engaging the Chief Executive Officer on executive sessions;
¡	presiding at all meetings of the Board at which the Chair is not present;
¡	has authority to call meetings of the independent directors;
¡	approving meeting agendas for the Board;
¡	approving information sent to the Board;
¡	approving meeting schedules and working with the Chair of the Board and Committee chairs to assure that there is sufficient time for discussion of all agenda items;
¡	facilitating discussion among the independent directors on key issues and concerns outside of Board meetings;
¡	serving as liaison between the Chair of the Board and the independent directors;
¡	facilitating teamwork and communication among the independent directors;
¡	in a crisis, calling together the independent directors to establish appropriate Board leadership responsibility;
¡	leading the performance assessment of the Chief Executive Officer;
¡	facilitating the Board’s engagement with the Chief Executive Officer and CEO succession planning;
¡	leading the Board’s self-assessment and recommendations for improvement, if any; and
¡	if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

•	Our Lead Independent Director conducts executive sessions of the Board without the CEO on a quarterly basis and may call for an executive session of independent directors at any time. Our

Board understands the critical importance of, and provides, active and engaged independent oversight of management. Our Lead Independent Director effectively facilitates meaningful coordination among our Chair and our independent directors, which allows for timely feedback on Board matters and enables thoughtful communication so that any direct concerns can be raised and appropriately addressed. Ann Fritz Hackett has served as our Lead Independent Director since April 2007. Ms. Hackett is highly dedicated to her role and duties on behalf of Capital One and is actively engaged as Lead Independent Director, working closely with Mr. Fairbank on Board matters.

Our Board believes Capital One and its stockholders are best served by governance policies that provide the Board flexibility to determine the most effective leadership structure for Capital One.

At Capital One, our governance principles allow the roles of Chair and CEO to be filled by the same or different individuals. This approach appropriately provides the Board the most flexibility to determine whether the two roles should be separate or combined based upon Capital One’s unique opportunities and challenges and the Board’s assessment of our Company’s leadership over time. Our Board has deep knowledge of our culture, strategy, business operations, and the talent, strengths and capabilities of our directors and Capital One’s senior management. In contrast, by adopting a policy to restrict our Board from exercising its judgment in selecting the Chair, as well as restricting the ability to combine the positions of Chair and CEO, this proposal would deprive the Board of the ability to select the most qualified and appropriate individual to lead the Board. Our Board is best positioned to determine the most effective leadership structure for Capital One at any given time.

Capital One’s stockholders are best served by our current leadership structure.

Our Board has determined that the most effective leadership structure for Capital One and our stockholders at this time is for Richard D. Fairbank to serve as both Chair and CEO of Capital One.

Mr. Fairbank founded Capital One and has served as CEO since shortly before Capital One’s initial public offering in late 1994 and Chair since early 1995. Mr. Fairbank is an industry pioneer, innovator and strategic thought leader in the areas of consumer credit analytics, underwriting and risk management, national brand, and talent and leadership development. As a direct result of Mr. Fairbank’s leadership, we have grown to become one of the largest consumer franchises with one of the most recognizable and established national brands. Because of Mr. Fairbank’s strategic vision, leadership, and thoughtful execution, we have grown and effectively transformed into one of the top 10 largest banks in the U.S. based on deposits. Over this period of time, we have delivered strong, long-term financial growth and returns in a safe and sound manner through adverse business cycles.

Our Board believes that Mr. Fairbank possesses the right combination of leadership qualities, strategic vision, industry experience and deep knowledge of the day-to-day operations of Capital One to understand and clearly articulate to the Board the opportunities, challenges and risks facing Capital One. The Board believes Mr. Fairbank in the combined role of Chair and CEO serves as a highly effective bridge between the Board and management, which is a critical component to executing on our business strategy and creating long-term value for our stockholders. We believe, at this time, our unified leadership structure enables our Board to present Capital One’s vision with one voice and to focus responsibly and effectively on the diverse and complex business, market and regulatory challenges facing companies in the rapidly changing and highly-regulated financial services industry.

For the reasons discussed above, the Board believes that our existing Board leadership structure provides the most effective governance framework that allows our Company to benefit from Mr. Fairbank’s knowledge and leadership while appropriately maintaining strong independent and effective oversight of our business and affairs through our empowered Lead Independent Director, independent key committees, experienced and committed directors, and frequent executive sessions without management in attendance.

Accordingly, the Board recommends that you vote AGAINST this proposal.

SECTION XVI – OTHER BUSINESS

Other Business

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy at their discretion.

Annual Report to Stockholders

Capital One’s Annual Report to Stockholders for the fiscal year ended December 31, 2013, including consolidated financial statements, is being furnished along with this proxy statement to Capital One’s stockholders of record. The Annual Report to Stockholders does not constitute a part of the proxy soliciting material. A copy of the Annual Report as well as Capital One’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, may be obtained at the Annual Meeting, at our website at www.capitalone.com under “About Us/Investors” or by contacting our Investor Relations department at Capital One’s address set forth on the Notice of Annual Stockholder Meeting. The Form 10-K, which is filed with the SEC, may also be obtained at the SEC’s website at www.sec.gov.

Stockholder Proposals for 2015 Annual Stockholder Meeting

Stockholders interested in submitting a proposal for inclusion in the proxy materials at Capital One’s 2015 Annual Stockholder Meeting (“Capital One’s 2015 Annual Meeting”) may do so by following the rules prescribed in Rule 14a-8 under the Securities Exchange Act of 1934. To be eligible for inclusion, stockholder proposals must be received by Capital One’s Corporate Secretary at the address on the Notice of Annual Stockholder Meeting no later than the close of business on November     , 2014.

Under our Bylaws, if you wish to present other business before the stockholders at Capital One’s 2015 Annual Meeting or nominate a director candidate, you must give proper written notice of any such business to the Corporate Secretary not before January 1, 2015, and not after January 31, 2015. If Capital One’s 2015 Annual Meeting is not within thirty days before or sixty days after May 1, 2015, the anniversary date of this year’s Annual Meeting, notice must be delivered no earlier than the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice must include the information specified in our Bylaws concerning the business or nominee. Our Bylaws set forth the information that must be furnished to the Corporate Secretary in order for any such notice to be proper. A copy of our Bylaws may be obtained from the Corporate Secretary at Capital One’s address on the Notice of Annual Stockholder Meeting.

On behalf of the Board of Directors,

John G. Finneran, Jr.

Corporate Secretary

March     , 2014

APPENDIX A – CAPITAL ONE FINANCIAL CORPORATION’S THIRD

AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

AMENDED AND RESTATED AS OF MAY 1, 2014

CAPITAL ONE FINANCIAL CORPORATION

THIRD AMENDED AND RESTATED 2004 STOCK INCENTIVE PLAN

Article 1. Establishment, Purpose and Duration

1.1 Establishment. The Company established, effective as of April 29, 2004, an incentive compensation plan to be known as the 2004 Stock Incentive Plan (hereinafter referred to as the “Plan”), as set forth in this document, as it may be amended from time to time. The Plan is hereby amended and restated effective as of May 1, 2014 (the “Restatement Effective Date”).

The Plan permits the grant of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, and Other Stock-Based Awards.

This amendment and restatement of the Plan shall become effective upon shareholder approval and shall remain in effect as provided in Section 1.3 hereof.

1.2 Purpose of the Plan. The purpose of the Plan is to promote the interests of the Company and its shareholders by strengthening the Company’s ability to attract, motivate, and retain Associates, Directors and Third Party Service Providers of the Company, its Affiliates and Subsidiaries upon whose judgment, initiative, and efforts the financial success and growth of the business of the Company largely depend, and to provide an additional incentive for such individuals through stock ownership and other rights that promote and recognize the financial success and growth of the Company and create value for shareholders.

1.3 Duration of the Plan. Effective with this amendment and restatement of the Plan, unless sooner terminated as provided herein, the Plan shall terminate ten years from the Restatement Effective Date. After the Plan is terminated, no new Awards may be granted but Awards previously granted shall remain outstanding in accordance with their applicable terms and conditions and the Plan’s terms and conditions.

Article 2. Definitions

Whenever used in the Plan, the following terms shall have the meanings set forth below, and when the meaning is intended, the initial letter of the word shall be capitalized.

2.1	“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations of the Exchange Act.

2.2	“Annual Award Limit” or “Annual Award Limits” shall have the meaning set forth in Section 4.3.

2.3	“Annual Incentive Pool Award” means an Award granted to a Participant as described in Article 12.

2.4	“Associate” means any employee of the Company, its Affiliates and/or Subsidiaries.

2.5	“Award” means, individually or collectively, a grant under the Plan of Cash-Based Awards, Nonqualified Stock Options, Incentive Stock Options, SARs, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units, Annual Incentive Pool Awards, or Other Stock-Based Awards, in each case subject to the terms of the Plan.

2.6	“Award Agreement” means either (i) a written or electronic agreement entered into by the Company and a Participant setting forth the terms and provisions applicable to an Award granted under the Plan, or (ii) a written or electronic statement issued by the Company to a Participant describing the terms and provisions of such Award. The Committee may provide for use of electronic, internet or other non-paper Award Agreements, and the use of electronic, internet or other non-paper means for the acceptance thereof and actions thereunder by a Participant.

2.7	“Beneficial Owner” or “Beneficial Ownership” shall have the meaning ascribed to such term in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.

2.8	“Board” or “Board of Directors” means the Board of Directors of the Company.

2.9	“Cash-Based Award” means an Award granted to a Participant as described in Article 10.

2.10	“Change of Control” means:

(i)	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then-outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Article 2.10, the following acquisitions of Outstanding Company Common Stock or Outstanding Company Voting Securities shall not constitute a Change of Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliated Company or (iv) any acquisition pursuant to a transaction that complies with Articles 2.10(iii)(A), 2.10(iii)(B) and 2.10(iii)(C); or

(ii)	Individuals who constituted the Board as of January 1, 2009 (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board, provided, however, that any individual becoming a director subsequent to January 1, 2009 whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)

Consummation of a reorganization, merger, statutory share exchange or consolidation or similar transaction involving the Company or any of its Subsidiaries, a sale or other disposition of all or substantially all of the assets of the Company, or the acquisition of assets or stock of another entity by the Company or any of its Subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (A) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of the then-outstanding shares of common stock (or, for a non-corporate entity, equivalent securities) and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors (or, for a non-corporate entity, equivalent governing body), as the case may be, of the entity resulting from such Business Combination (including, without limitation, an entity that, as a result of such transaction, owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportion as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors (or, for a non-corporate entity, equivalent governing body) of the entity resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iv)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

2.11	“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

2.12	“Committee” means the compensation committee of the Board or such other committee as the Board shall appoint from time to time to administer the Plan.

2.13	“Company” means Capital One Financial Corporation, a Delaware corporation, and any successor thereto as provided in Article 19 herein.

2.14	“Consolidated Operating Earnings” means the consolidated earnings before income taxes of the Company, computed in accordance with US generally accepted accounting principles, but shall exclude the effects of Extraordinary Items and (i) gains or losses on the disposition of a business; (ii) changes in tax or accounting regulations or laws; and (iii) the effect of a merger or acquisition, all of which must be identified in the audited financial statements, including footnotes, or Management Discussion and Analysis section of the Company’s annual report.

2.15	“Covered Employee” means a Participant who, at the time of reference, is a “covered employee,” as defined in Code Section 162(m) and the regulations promulgated under Code Section 162(m), or any successor statute.

2.16	“Date of Grant” means the date on which an Award is granted by the Committee or such later date specified by the Committee as the date as of which the Award is to be effective.

2.17	“Director” means a member of the Board of Directors.

2.18	“Disability” or “Disabled” means, as to an Incentive Stock Option, a Disability within the meaning of Code Section 22(e)(3). As to all other Awards, the Committee shall determine whether a Disability exists and such determination shall be conclusive.

2.19	“Effective Date” has the meaning set forth in Section 1.1.

2.20	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor act thereto.

2.21	“Extraordinary Items” means extraordinary, unusual, and/or nonrecurring items of gain or loss as defined under US generally accepted accounting principles.

2.22

“Fair Market Value” or “FMV” means, on any given date, the closing price for a Share on such date as reported on the New York Stock Exchange (“NYSE”) (or, if NYSE is not open for trading on such date, for the last preceding day on which a Share was traded). In the absence of any such sale, FMV means the last bid price of a Share on such date as reported on the National Association of Securities Dealers Automated Quotation System, or, if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. selected by the Committee. In the absence of such price or if Shares are no longer traded on the NYSE, FMV shall be determined by the Committee using any reasonable method in good faith. Notwithstanding the foregoing, if the Committee determines in its discretion that another definition of FMV should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement. Such alternative definitions may include a price that is based on the opening, actual, high, low, or average selling prices of a Share on NYSE or other established stock exchange (or exchanges) on the applicable date, the preceding trading days, the next succeeding trading day, or an average of trading days. Notwithstanding the foregoing, the definition of FMV used in connection with any Award that is intended to qualify as an ISO under Section 422 of the Code or as Performance-Based Compensation under Section 162(m) of the Code shall be a definition of FMV that satisfies the requirements of such provisions of the Code.

2.23	“Freestanding SAR” means an SAR that is either granted independently of any Options or is granted in connection with a related Option, as described in Article 7, but, in the latter case, the exercise of which does not require forfeiture of any rights under a related Option (or vice versa).

2.24	“Grant Price” means the price established at the time of grant of a SAR pursuant to Article 7, used to determine whether there is any payment due to a Participant upon exercise of the SAR.

2.25	“Incentive Stock Option” or “ISO” means an Option to purchase Shares granted under Article 6 to an Associate that is designated as an Incentive Stock Option and that is intended to meet the requirements of Code Section 422, or any successor provision.

2.26	“Insider” shall mean an individual who is, on the relevant date, an officer, Director, or more than ten percent (10%) Beneficial Owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act.

2.27	“Net Income” means the consolidated net income before taxes and before discontinued operations, Extraordinary Items and cumulative effect of change in accounting principle, if applicable, for the Plan Year, as reported in the Company’s annual report to shareholders or as otherwise reported to shareholders.

2.28	“Nonqualified Stock Option” or “NQSO” means an Option that is not intended to meet the requirements of Code Section 422, or that otherwise does not meet such requirements.

2.29	“Operating Cash Flow” means cash flow from operating activities as defined in SFAS Number 95, Statement of Cash Flows.

2.30	“Option” means an Award granted to a Participant, as described in Article 6.

2.31	“Option Price” means the price at which a Share may be purchased by a Participant pursuant to an Option.

2.32	“Other Stock-Based Award” means an equity-based or equity-related Award not otherwise described by the terms of the Plan, granted pursuant to Article 10.

2.33	“Participant” means any eligible person as set forth in Article 5 to whom an Award is granted.

2.34	“Performance-Based Compensation” means compensation under an Award that satisfies the requirements of Section 162(m) of the Code for deductibility of remuneration paid to Covered Employees.

2.35	“Performance Measures” means measures as described in Article 11 on which the performance goals are based and which are approved by the Company’s shareholders pursuant to the Plan in order to qualify Awards as Performance-Based Compensation.

2.36	“Performance Period” means the period of time during which the performance goals must be met in order to determine the degree of payout and/or vesting with respect to an Award.

2.37	“Performance Share” means an Award granted to a Participant, as described in Article 9.

2.38	“Performance Unit” means an Award granted to a Participant, as described in Article 9.

2.39	“Period of Restriction” means the period when Restricted Stock or Restricted Stock Units are subject to a substantial risk of forfeiture (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee, in its discretion), as provided in Article 8.

2.40	“Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, including a “group” as defined in Section 13(d) thereof.

2.41	“Plan” means the Capital One Financial Corporation 2004 Stock Incentive Plan, as amended and restated effective May 1, 2014, and as it subsequently may be amended from time to time.

2.42	“Plan Year” means the calendar year.

2.43	“Prior Plans” means the Capital One Financial Corporation 1994 Stock Incentive Plan, as amended, Capital One Financial Corporation 1999 Stock Incentive Plan and Capital One Financial Corporation 2002 Non-Executive Officer Stock Incentive Plan.

2.44	“Restricted Stock” means an Award granted to a Participant pursuant to Article 8.

2.45	“Restricted Stock Unit” means an Award granted to a Participant pursuant to Article 8, except no Shares are actually awarded to the Participant on the Date of Grant.

2.46	“Retirement” means the termination of employment of any Participant who either (a) has attained his or her 62nd birthday and has served as an employee of the Company, its Affiliates and/ or Subsidiaries for at least five (5) consecutive years prior to such termination of employment or (b) has attained his or her 55th birthday and has served as an employee of the Company, its Affiliates and/or Subsidiaries for at least ten (10) consecutive years prior to such termination of employment; unless, in either case, the Committee determines such termination is not a Retirement for purposes of the Plan and/or any Award.

2.47	“Share” means a share of common stock of the Company, $.01 par value per share.

2.48	“Stock Appreciation Right” or “SAR” means an Award, designated as an SAR, pursuant to the terms of Article 7 herein.

2.49	“Subsidiary” means any corporation or other entity, whether domestic or foreign, which is consolidated with the Company in accordance with US generally accepted accounting principles.

2.50	“Tandem SAR” means an SAR that is granted in connection with a related Option pursuant to Article 7 herein, the exercise of which shall require forfeiture of the right to purchase a Share under the related Option (and when a Share is purchased under the Option, the Tandem SAR shall similarly be canceled).

2.51	“Third Party Service Provider” means any consultant, agent, advisor, or independent contractor who is a natural person and who renders bona fide services to the Company, a Subsidiary, or an Affiliate that (a) are not in connection with the offer and sale of the Company’s securities in a capital raising transaction, and (b) do not directly or indirectly promote or maintain a market for the Company’s securities.

Article 3. Administration

3.1 General. The Committee shall be responsible for administering the Plan, subject to this Article 3 and the other provisions of the Plan. The Committee may employ attorneys, consultants, accountants, agents, and other persons, any of whom may be an Associate or Third Party Service Provider, and the Committee, the Company, and its officers and Directors shall be entitled to rely upon the advice, opinions, or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee shall be final and binding upon Participants, the Company, and all other interested persons.

3.2 Authority of the Committee. Subject to the express provisions of the Plan, the Committee shall have full and exclusive discretionary power to do all things that it determines to be necessary or appropriate in connection with the administration of the Plan, including, without limitation: (a) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (b) to determine which persons are eligible for Awards granted hereunder and the timing of any such Awards; (c) to prescribe and amend the terms of the Award Agreements, to grant Awards and determine the terms and conditions thereof; (d) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, retention, vesting, exercisability, settlement or recoupment of any Award; (e) to prescribe and amend the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (f) to determine the extent to which adjustments are required pursuant to Section 4.4; (g) to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions if the Committee, in good faith, determines that it is appropriate to do so; (h) to approve corrections in the documentation or administration of any Award; and (i) to make all other determinations deemed necessary or advisable for the administration of the Plan.

3.3 Delegation. Subject to this Section 3, the Committee may delegate to one or more of its members or other members of the Board or to one or more officers or management committees of the Company, and/or its Subsidiaries and Affiliates or to one or more agents or advisors such duties or powers as it may deem advisable, and the Committee or any person to whom it has delegated duties or powers as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. In addition, the Committee may, by resolution, authorize one or more officers or management committees of the Company to do one or more of the following on the same basis as can the Committee: (a) designate Associates to be recipients of Awards; and (b) determine the type, number of Shares subject thereto and all other terms and conditions of any such Awards; provided, however, (i) the Committee shall not delegate such responsibilities to any such officer or management committee for Awards granted to a Director, an Associate that is considered an Insider or an Associate that is considered a Covered Employee (or who, in the sole determination of the Committee, may become a Covered Employee); (ii) the resolution providing such authorization sets forth the total number of Shares that may be subject to Awards such officer(s) or management committee(s) may grant and any other limitations on the delegated authority that the Committee may deem appropriate or advisable; and (iii) the officer(s) or management committee(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated in the manner and at such times as requested by the Committee.

3.4 No Liability; Indemnity. To the fullest extent permitted from time to time by applicable law, subject to the Company’s Restated Certificate of Incorporation and Restated Bylaws (as each may be amended from time to time), neither the Company nor any member of the Committee shall be liable for any action, omission, or determination of the Committee relating to the Plan or any Award, and the Company shall indemnify and hold harmless each member of the Committee and each other person to whom any duty or power relating to the administration or interpretation of the Plan or any Award has been delegated against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any such action, omission or determination relating to the Plan or any Award.

3.5 Third Party Agreements. Notwithstanding any other provision of the Plan (including without limitation Section 20.11 hereof), the Committee may enter into agreements with third parties pursuant to which such third parties may issue Awards to the Participants in lieu of the Company’s issuance thereof or assume the obligations of the Company under any Awards previously issued by the Company, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

3.6 Determination of Termination of Employment or Service. The Committee shall have the authority to determine in its discretion whether a Participant’s placement by the Company, an Affiliate or a Subsidiary on military or sick leave or other authorized leave of absence will be considered a termination of employment or services as a Director or Third Party Service Provider or a continuation of the employment or service relationship.

In addition, the Committee shall have the authority to determine whether to treat the service of a Participant who ceases to be an Associate but continues to be a Director or Third Party Service Provider as a continuation of Participant’s employment relationship or as a termination of employment for purposes of the Plan or any outstanding Award.

Unless the Committee determines otherwise, if a Participant is employed by, or provides services as a Third Party Service Provider to, an entity that ceases to be an Affiliate or a Subsidiary as the result of a corporate event or transaction, for purposes of any Award under the Plan, such Participant shall be deemed to have had his or her employment or services as a Third Party Service Provider terminated by the Company, its Affiliates and Subsidiaries at the time of such cessation.

Article 4. Shares Subject to the Plan and Maximum Awards

4.1 Number of Shares Available for Awards. Subject to adjustment as provided in Section 4.4 herein:

(a)	The maximum number of Shares available for issuance to Participants under the Plan shall be fifty-five million (55,000,000).

(b)	Subject to the limit set forth in Section 4.1(a) on the number of Shares that may be issued in the aggregate under the Plan, there are no maximum Shares per type of Award, as described in Articles 6 through 10 below, that may be issued under the Plan, so long as no Shares are issued in excess of fifty-five million (55,000,000).

4.2 Share Usage.

(a)	Shares covered by an Award shall only be counted as used for purposes of Section 4.1 above to the extent they are actually issued and delivered to a Participant, or, if permitted by the Committee, a Participant’s designated transferee and are not forfeited by the Participant back to the Company. For purposes of Section 4.1 above, any Shares related to Awards which (i) terminate by expiration, forfeiture, cancellation, or otherwise without the issuance of such Shares, (ii) are forfeited by the Participant back to the Company, (iii) are settled in cash in lieu of Shares, or (iv) are exchanged with the Committee’s permission, prior to the issuance of Shares, for Awards not involving the issuance or delivery of Shares, shall be available again for grant under the Plan.

(b)	Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if (i) the Option Price of any Option granted under the Plan is satisfied by tendering Shares to the Company (by either actual delivery or by attestation), or (ii) an SAR is exercised, then only the number of Shares issued, net of the Shares so tendered or withheld, if any, will be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above. In addition, except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, if the exercise price of any stock option with a reload feature granted under any of the Prior Plans (a “Prior Option”) (the exercise of which results in the issuance pursuant to the reload feature of an Option under the Plan (a “Reload Option”)) is satisfied by tendering Shares to the Company, only the number of Shares issued pursuant to the Reload Option, net of the Shares tendered in payment of the exercise price for the Prior Option, shall be deemed issued and delivered for purposes of determining the maximum number of Shares available for issuance under Section 4.1(a) above and the maximum number of Shares available for issuance as ISOs and NQSOs under Section 4.1(b) above.

(c)	Except to the extent otherwise required by Code Section 422, other applicable law or stock exchange rule, the maximum number of Shares available for issuance under the Plan shall not be reduced to reflect any dividends or dividend equivalents that are reinvested into additional Shares or credited as additional Restricted Stock, Restricted Stock Units, Performance Shares, or Other Stock-Based Awards. The Shares available for issuance under the Plan may be authorized and unissued Shares or treasury Shares.

(d)	The Committee shall have the authority to grant Awards as an alternative to or as the form of payment for grants or rights earned or due under other compensation plans or arrangements of the Company.

4.3 Annual Award Limits. Subject to adjustment as provided in Section 4.4 herein, the following limits (each an “Annual Award Limit,” and, collectively, “Annual Award Limits”) shall apply to grants of such Awards under the Plan:

(a)	Options: The maximum aggregate number of Shares with respect to which Options may be granted in the form of Options in any one Plan Year to any one Participant shall be two million five hundred thousand (2,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Options with respect to which Options were not granted determined as of the close of the previous Plan Year.

(b)	SARs: The maximum aggregate number of Shares with respect to which Stock Appreciation Rights may be granted in any one Plan Year to any one Participant shall be two million five hundred thousand (2,500,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Stock Appreciation Rights with respect to which SARs were not granted determined as of the close of the previous Plan Year.

(c)	Restricted Stock or Restricted Stock Units: The maximum aggregate number of Shares that may be granted as Restricted Stock or with respect to which Restricted Stock Units may be granted in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Restricted Stock and Restricted Stock Units with respect to which Restricted Stock and Restricted Stock Units were not granted determined as of the close of the previous Plan Year.

(d)	Performance Units or Performance Shares: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Performance Units or Performance Shares shall be two million five hundred thousand (2,500,000) Shares, or an amount equal to the value of two million five hundred thousand (2,500,000) Shares, as applicable, plus the number of Shares under the Participant’s Annual Award Limit relating to Performance Units and Performance Shares with respect to which Performance Units and Performance Shares were not granted determined as of the close of the previous Plan Year.

(e)	Cash-Based Awards: The maximum aggregate amount that any one Participant may be granted in any one Plan Year with respect to Cash-Based Awards not denominated in Shares may not exceed thirty million dollars ($30,000,000) or, with respect to Cash-Based Awards denominated in Shares, an amount equal to the value of two million (2,000,000) Shares, plus the amount of the Participant’s Annual Award Limit related to Cash-Based Awards denominated in Shares and Cash-Based Awards not denominated in Shares, respectively, with respect to which Cash-Based Awards were not granted determined as of the close of the previous Plan Year.

(f)	Annual Incentive Pool Award. The maximum aggregate amount awarded or credited in any one Plan Year with respect to an Annual Incentive Pool Award shall be determined in accordance with Article 12.

(g)	Other Stock-Based Awards. The maximum aggregate number of Shares with respect to which Other Stock-Based Awards may be granted pursuant to Section 10.2 in any one Plan Year to any one Participant shall be two million (2,000,000), plus the number of Shares under the Participant’s Annual Award Limit relating to Other Stock-Based Awards with respect to which Other Stock- Based Awards were not granted determined as of the close of the previous Plan Year.

4.4 Adjustments in Authorized Shares. In the event of any corporate event or transaction (including, but not limited to, a change in the shares of the Company or the capitalization of the Company) such as a merger, consolidation, reorganization, recapitalization, separation, stock dividend, stock split, reverse stock split, split up, spin-off, or other distribution of stock or property of the Company, combination of Shares, exchange of Shares, dividend in kind, extraordinary cash dividend or other like change in capital structure or distribution (other than normal cash dividends) to shareholders of the Company, or any similar corporate event or transaction, the Committee, in order to prevent dilution or enlargement of Participants’ rights under the Plan, shall appropriately substitute or adjust, as applicable, the number and kind of Shares that may be issued under the Plan or under particular forms of Awards, the number and kind of Shares subject to outstanding Awards, the Option Price or Grant Price applicable to outstanding Awards, the Annual Award Limits, and other value determinations applicable to outstanding Awards.

The Committee shall also make appropriate adjustments in the terms of any Awards under the Plan to reflect or related to such corporate events or transactions, changes or distributions and to modify any other terms of outstanding Awards, including modifications of performance goals and changes in the length of Performance Periods. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

Subject to the provisions of Article 17, without affecting the number of Shares reserved or available hereunder, the Committee may authorize under the Plan the issuance of Awards or the assumption of awards granted under plans of other entities in connection with any merger, consolidation, acquisition of property or stock, or reorganization upon such terms and conditions as it may deem appropriate, subject to compliance with the ISO rules under Section 422 of the Code, where applicable, and any other applicable laws or stock exchange rules.

Article 5. Eligibility and Participation

5.1 Eligibility. Individuals eligible to participate in the Plan include all Associates and Directors. Third Party Service Providers are also eligible to participate in the Plan.

5.2 Actual Participation. Subject to the provisions of the Plan, the Committee may, from time to time, select from all eligible individuals those to whom Awards shall be granted and shall determine, in its sole discretion, the nature of, any and all terms permissible by law, and the amount of each Award.

5.3 Trusts and Other Funding Vehicles. Notwithstanding any other provision herein (including without limitation Section 20.11), in lieu of making Awards directly to Associates, Directors or Third Party Service Providers under the Plan, the Committee may make Awards under the Plan through or to a trust or other funding vehicle which in turn makes Awards to Participants or which issues interests in Awards held by it to Participants, in any case on such terms and conditions as may be determined by the Committee in its sole discretion.

Article 6. Stock Options

6.1 Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to Participants in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee, in its sole discretion; provided that ISOs may be granted only to eligible Associates of the Company or of any parent or subsidiary corporation (as permitted by Code Section 422 and the regulations thereunder). Notwithstanding any other provision of the Plan, the Committee shall not grant Options containing, or amend Options previously granted to include, reload features providing for the automatic grant of Options with respect to the number of already owned Shares delivered by the Participant to exercise Options. Subject to the terms and provisions of the Plan, the Committee may grant Options in satisfaction of the Company’s obligation to issue stock options pursuant to stock options with reload features granted under the Prior Plans.

6.2 Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the maximum duration of the Option, the number of Shares to which the Option pertains, the conditions upon which an Option shall become vested and exercisable (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Date of Grant and such other provisions as the Committee shall determine. The Award Agreement also shall specify whether the Option is intended to be an ISO or a NQSO.

6.3 Option Price. The Option Price for each grant of an Option shall be as determined by the Committee and shall be specified in the Award Agreement. The Option Price may include (but not be limited to) an Option Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, an Option Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Option Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant.

6.4 Duration of Options. Each Option granted to a Participant shall expire at such time as the Committee shall determine at the time of grant; provided, however, that the Committee may extend the term of any Option that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such Option; and provided, further, no Option shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for Options granted to Participants outside the United States, the Committee has the authority to grant Options that have a term greater than ten (10) years.

6.5 Limitations on Grant of Incentive Stock Options.

(a)	The aggregate Fair Market Value of shares of Common Stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any Plan Year under the Plan and any other stock incentive plan of the Company shall not exceed $100,000. Such Fair Market Value shall be determined as of the date on which each such incentive stock option is granted. In the event that the aggregate Fair Market Value of Shares with respect to such incentive stock options exceeds $100,000, then Incentive Stock Options granted hereunder to such Participant shall, to the extent and in the order required by regulations promulgated under the Code (or any other authority having the force of regulations), automatically be deemed to be NQSOs, but all other terms and provisions of such Incentive Stock Options shall remain unchanged.

(b)	No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any “parent” or “subsidiaries” (within the meaning of Section 424 of the Code), unless (i) the Option Price of such Incentive Stock Option is at least one hundred and ten percent (110%) of the Fair Market Value of a Share at the time such Incentive Stock Option is granted and (ii) such Incentive Stock Option is not exercisable after the expiration of five (5) years from the date such Incentive Stock Option is granted.

6.6 Exercise of Options. Options granted under this Article 6 shall be exercisable at such times and be subject to such restrictions and conditions as the Committee shall in each instance approve, which terms and restrictions need not be the same for each grant or for each Participant.

6.7 Payment. Options granted under this Article 6 shall be exercised by the delivery of a notice of exercise to the Company or an agent designated by the Company in a form specified or accepted by the Committee, or by complying with any alternative procedures which may be authorized by the Committee, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares.

A condition of the issuance of the Shares as to which an Option shall be exercised shall be the payment of the Option Price. The Option Price of any Option shall be payable to the Company in full either: (a) in cash or its equivalent; (b) by tendering (either by actual delivery or attestation) previously acquired Shares having an aggregate Fair Market Value at the time of exercise equal to the Option Price; (c) by a combination of (a) and (b); (d) a cashless (broker-assisted) exercise in accordance with procedures approved by the Committee; or (e) any other method approved or accepted by the Committee in its sole discretion.

Subject to any governing rules or regulations, as soon as practicable after receipt of written notification of exercise and full payment (including satisfaction of any applicable tax withholding), the Company shall deliver to the Participant evidence of book entry Shares, or upon the Participant’s request, Share certificates in an appropriate amount based upon the number of Shares purchased under the Option(s).

Unless otherwise determined by the Committee, all payments under all of the methods indicated above shall be paid in United States dollars.

6.8 Restrictions on Share Transferability. The Committee may impose such restrictions on any Shares acquired pursuant to the exercise of an Option granted under this Article 6 as it may deem advisable, including, without limitation, minimum holding period requirements, restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, or under any blue sky or state securities laws applicable to such Shares.

6.9 Termination of Employment or Service. Each Participant’s Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the Option following termination of the Participant’s employment or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates and/or Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Options issued pursuant to this Article 6, and may reflect distinctions based on the reasons for termination.

6.10 Transferability of Options.

(a)	Incentive Stock Options. No ISO granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, all ISOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant.

(b)	Nonqualified Stock Options. Except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, no NQSO granted under this Article 6 may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution; provided that the Board or Committee may permit further transferability, on a general or a specific basis, and may impose conditions and limitations on any permitted transferability. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, or unless the Board or Committee decides to permit further transferability, all NQSOs granted to a Participant under this Article 6 shall be exercisable during his or her lifetime only by such Participant. With respect to those NQSOs, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of the Option Price by the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

6.11 Notification of Disqualifying Disposition. If any Participant shall make any disposition of Shares issued pursuant to the exercise of an ISO under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), such Participant shall notify the Company of such disposition within ten (10) days thereof.

6.12. Substituting SARs. Regardless of the terms of any Award Agreement, the Committee shall have the right to substitute SARs for outstanding Options granted to any Participant, provided the substituted SARs call for settlement by the issuance of Shares, and the terms of the substituted SARs and economic benefit of such substituted SARs are at least equivalent to the terms and economic benefit of the Options being replaced.

Article 7. Stock Appreciation Rights

7.1 Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination of these forms of SARs.

Subject to the terms and conditions of the Plan, the Committee shall have complete discretion in determining the number of SARs granted to each Participant and, consistent with the provisions of the Plan, in determining the terms and conditions pertaining to such SARs. Any SAR granted in connection with an Option may be granted at the same time as its related Option is granted or at any time prior to the exercise, expiration or cancellation of its related Option.

The Grant Price for each grant of a Freestanding SAR shall be determined by the Committee and shall be specified in the Award Agreement. The Grant Price may include (but not be limited to) a Grant Price based on one hundred percent (100%) of the FMV of the Shares on the Date of Grant, a Grant Price that is set at a premium to the FMV of the Shares on the Date of Grant, or is indexed to the FMV of the Shares on the Date of Grant, with the index determined by the Committee, in its discretion; provided, however, the Grant Price must be at least equal to one hundred percent (100%) of the FMV of the Shares on the Date of Grant. The Grant Price of Tandem SARs shall be equal to the Option Price of the related Option.

7.2 SAR Agreement. Each SAR shall be evidenced by an Award Agreement that shall specify the Grant Price, the term of the SAR, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

7.3 Term of SAR. The term of an SAR granted under the Plan shall be determined by the Committee, in its sole discretion; provided, however, that the Committee may extend the term of any SAR that would otherwise expire at a time when the Participant is not permitted by applicable law or Company policy to exercise such SAR; provided, further, except as determined otherwise by the Committee and specified in the SAR Award Agreement, no SAR shall be exercisable later than the tenth (10th) anniversary of its Date of Grant. Notwithstanding the foregoing, for SARs granted to Participants outside the United States, the Committee has the authority to grant SARs that have a term greater than ten (10) years.

7.4 Exercise of Freestanding SARs. Freestanding SARs may be exercised upon whatever terms and conditions the Committee, in its sole discretion, imposes, including a requirement that a Freestanding SAR be exercised only at the same time as a related Option.

7.5. Exercise of Tandem SARs. Tandem SARs may be exercised with respect to all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

Notwithstanding any other provision of the Plan to the contrary, with respect to a Tandem SAR granted in connection with an ISO: (a) the Tandem SAR will expire no later than the expiration of the underlying ISO; (b) the value of the payout with respect to the Tandem SAR may be for no more than one hundred percent (100%) of the difference between the Option Price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Tandem SAR is exercised; and (c) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the ISO exceeds the Option Price of the ISO.

7.6 Payment of SAR Amount. Upon the exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(a)	The excess of the Fair Market Value of a Share on the date of exercise over the Grant Price; by

(b)	The number of Shares with respect to which the SAR is exercised.

At the discretion of the Committee, the payment upon SAR exercise may be in cash, Shares, or any combination thereof, or in any other manner approved by the Committee in its sole discretion. The Committee’s determination regarding the form of SAR payout shall be set forth in the Award Agreement pertaining to the grant of the SAR; provided, however, that the Committee may reserve the right to determine the form of such payout at any time subsequent to the grant, at which time it will give notice to the Participant.

7.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to exercise the SAR following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with Participants, need not be uniform among all SARs issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

7.8 Nontransferability of SARs. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, no SAR granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, all SARs granted to a Participant under the Plan shall be exercisable during his or her lifetime only by such Participant. With respect to those SARs, if any, that are permitted to be transferred to another person, references in the Plan to exercise of the SAR by the Participant or payment of any amount to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

7.9 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares received upon exercise of an SAR granted pursuant to the Plan as it may deem advisable or desirable. These restrictions may include, but shall not be limited to, a requirement that the Participant hold the Shares received upon exercise of an SAR for a specified period of time.

Article 8. Restricted Stock and Restricted Stock Units

8.1 Grant of Restricted Stock or Restricted Stock Units. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Shares of Restricted Stock and/or Restricted Stock Units to Participants in such amounts as the Committee shall determine. Restricted Stock Units shall be similar to Restricted Stock except that no Shares are actually awarded to the Participant on the Date of Grant.

8.2 Restricted Stock or Restricted Stock Unit Agreement. Each grant of Restricted Stock and/or Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Shares of Restricted Stock or the number of Restricted Stock Units granted, the Date of Grant, and such other provisions as the Committee shall determine (including the effect, if any, of a Change of Control, death, Disability or Retirement).

8.3 Transferability. Except as provided in the Plan or an Award Agreement, the Shares of Restricted Stock and/or Restricted Stock Units granted herein may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction established by the Committee and specified in the Award Agreement (and in the case of Restricted Stock Units until the date of delivery of Shares or other payment), or upon earlier satisfaction of any other conditions, as specified by the Committee, in its sole discretion, and set forth in the Award Agreement or otherwise determined at any time by the Committee. All rights with respect to the Restricted Stock and/or Restricted Stock Units granted to a Participant under the Plan shall be available during his or her lifetime only to such Participant, except as otherwise provided in an Award Agreement or at any time by the Committee.

8.4 Other Restrictions. The Committee shall impose such other conditions and/or restrictions on any Shares of Restricted Stock or Restricted Stock Units granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Share of Restricted Stock or each Restricted Stock Unit, restrictions based upon the achievement of specific performance goals, service-based restrictions on vesting following the attainment of the performance goals, service-based restrictions, and/or restrictions under applicable laws or under the requirements of any stock exchange or market upon which such Shares are listed or traded, or holding requirements or sale restrictions placed on the Shares by the Company upon vesting of such Restricted Stock or Restricted Stock Units.

To the extent deemed appropriate by the Committee, if such certificates are issued at the time of grant, the Company may retain the certificates representing Shares of Restricted Stock in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied or lapse.

Except as otherwise provided in this Article 8, Shares of Restricted Stock covered by each Restricted Stock Award shall become freely transferable by the Participant after all conditions and restrictions applicable to such Shares have been satisfied or lapse (including satisfaction of any applicable tax withholding obligations), and Restricted Stock Units shall be settled in cash, Shares, or a combination of cash and Shares as the Committee, in its sole discretion shall determine.

8.5 Certificate Legend. In addition to any legends placed on certificates pursuant to Section 8.4, if certificates are issued at the time of grant, each such certificate representing Shares of Restricted Stock granted pursuant to the Plan may bear a legend such as the following or as otherwise determined by the Committee in its sole discretion.

The sale or transfer of shares of common stock represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions as set forth in the Capital One Financial Corporation 2004 Stock Incentive Plan, and in the associated Award Agreement. A copy of the Plan and such Award Agreement may be obtained from Capital One Financial Corporation.

8.6 Voting and Dividend Rights. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, to the extent permitted or required by law, as determined by the Committee, Participants holding Shares of Restricted Stock granted hereunder shall be granted the right to exercise full voting rights, and to receive all dividends and other distributions paid, with respect to those Shares during the Period of Restriction. Unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement, any such dividend shall be paid in cash within a reasonable time after dividends are paid to the Company’s other stockholders. With respect to any Restricted Stock Units granted hereunder, a Participant shall have no such voting or dividend rights during the Period of Restriction, unless otherwise determined by the Committee and set forth in a Participant’s Award Agreement.

8.7 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Restricted Stock and/or Restricted Stock Units following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Shares of Restricted Stock or Restricted Stock Units issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

8.8 Section 83(b) Election. The Committee may provide in an Award Agreement that the Award of Restricted Stock is conditioned upon the Participant making or refraining from making (or otherwise give the Participant the choice of making) an election with respect to the Award under Section 83(b) of the Code. If a Participant makes an election pursuant to Section 83(b) of the Code concerning a Restricted Stock Award, the Participant shall be required to file promptly a copy of such election with the Company.

Article 9. Performance Units and Performance Shares

9.1 Grant of Performance Units and Performance Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Performance Units and/or Performance Shares to Participants in such amounts and upon such terms as the Committee shall determine.

9.2 Value of Performance Units and Performance Shares. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the Date of Grant. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee shall set performance goals in its discretion which, depending on the extent to which they are met, will determine the value and/or number of Performance Units or Performance Shares, as the case may be, that will be paid out to the Participant. The Committee may, but is not obligated to, set such performance goals by reference to the Performance Measures set forth in Section 11.1.

9.3 Earning of Performance Units and Performance Shares. Subject to the terms of the Plan, after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares, as the case may be, shall be entitled to receive payout on the value and number of the applicable Performance Units or Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved and any other non-performance terms met.

9.4 Form and Timing of Payment of Performance Units and Performance Shares. Payment of earned Performance Units and Performance Shares shall be as determined by the Committee and as evidenced in the Award Agreement. Subject to the terms of the Plan, the Committee, in its sole discretion, may pay earned Performance Units and Performance Shares in the form of cash, in Shares or other Awards (or in a combination thereof) equal to the value of the earned Performance Units or Performance Shares, as the case may be, at the close of the applicable Performance Period, or as soon as practicable after the end of the Performance Period. Any Shares may be granted subject to any restrictions deemed appropriate by the Committee. The determination of the Committee with respect to the form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

9.5 Termination of Employment or Service. Each Award Agreement shall set forth the extent to which the Participant shall have the right to retain Performance Units and/or Performance Shares following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, shall be included in the Award Agreement entered into with each Participant, need not be uniform among all Awards of Performance Units or Performance Shares issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

9.6 Nontransferability. Except as otherwise provided in a Participant’s Award Agreement or otherwise at any time by the Committee, Performance Units and Performance Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Award Agreement or otherwise determined at any time by the Committee, a Participant’s rights under the Plan shall be exercisable during his or her lifetime only by such Participant.

Article 10. Cash-Based Awards and Other Stock-Based Awards

10.1 Grant of Cash-Based Awards. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Cash-Based Awards to Participants in such amounts and upon such terms as the Committee may determine.

10.2 Other Stock-Based Awards. The Committee may grant other types of equity-based or equity-related Awards not otherwise described by the terms of the Plan (including the grant or offer for sale of unrestricted Shares) in such amounts and subject to such terms and conditions, as the Committee shall determine. Such Awards may involve the transfer of actual Shares to Participants, or payment in cash or otherwise of amounts based on the value of Shares and may include, without limitation, Awards designed to comply with or take advantage of the applicable local laws of jurisdictions other than the United States.

10.3 Value of Cash-Based and Other Stock-Based Awards. Each Cash-Based Award shall specify a payment amount or payment range as determined by the Committee. Each Other Stock-Based Award shall be expressed in terms of Shares or units based on Shares, as determined by the Committee. In addition to any other non-performance terms included in the Award Agreement (including the effect, if any, of a Change of Control, death, Disability or Retirement), the Committee may establish performance goals in its discretion. If the Committee exercises its discretion to establish performance goals, the number and/or value of Cash-Based Awards or Other Stock-Based Awards that will be paid out to the Participant will depend on the extent to which the performance goals (and any other non-performance terms) are met.

10.4 Payment of Cash-Based Awards and Other Stock-Based Awards. Payment, if any, with respect to a Cash-Based Award or an Other Stock-Based Award shall be made in accordance with the terms of the Award, in cash, Shares or a combination of both, as the Committee determines.

10.5 Termination of Employment or Service. The Committee shall determine the extent to which the Participant shall have the right to receive Cash-Based Awards and Other Stock-Based Awards or to have such Awards vest or pay out, as applicable, following termination of the Participant’s employment with or provision of services as a Director or Third Party Service Provider to the Company, its Affiliates, and/or its Subsidiaries, as the case may be. Such provisions shall be determined in the sole discretion of the Committee, such provisions may be included in an agreement entered into with each Participant, but need not be uniform among all Awards of Cash-Based Awards or Other Stock-Based Awards issued pursuant to the Plan, and may reflect distinctions based on the reasons for termination.

10.6 Nontransferability. Except as otherwise determined by the Committee, neither Cash-Based Awards nor Other Stock-Based Awards may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided by the Committee, a Participant’s rights under the Plan, if exercisable, shall be exercisable during his or her lifetime only by such Participant. With respect to those Cash-Based Awards or Other Stock-Based Awards, if any, that are permitted to be transferred to another person, references in the Plan to exercise or payment of such Awards by or to the Participant shall be deemed to include, as determined by the Committee, the Participant’s permitted transferee.

Article 11. Performance Measures

11.1 Performance Measures. Unless and until the Committee proposes for shareholder vote and the shareholders approve a change in the general Performance Measures set forth in this Article 11, the performance goals upon which the grant, payment or vesting of an Award to a Covered Employee (other than an Annual Incentive Pool Award awarded or credited pursuant to Article 12) that is intended to qualify as Performance-Based Compensation shall be limited to goals set by reference to the following Performance Measures, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary or Affiliate or any combination thereof, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee:

(a)	Net earnings or net income (before or after taxes);

(b)	Earnings per share;

(c)	Net sales growth;

(d)	Net operating profit;

(e)	Return measures (including, but not limited to, return on assets, capital, equity, or sales);

(f)	Cash flow (including, but not limited to, operating cash flow, free cash flow, and cash flow return on capital);

(g)	Cash flow per share;

(h)	Earnings before or after taxes, interest, depreciation, and/or amortization;

(i)	Gross or operating margins;

(j)	Productivity ratios;

(k)	Share price (including, but not limited to, growth measures and total shareholder return);

(l)	Expense targets or ratios;

(m)	Charge-off levels;

(n)	Revenue growth;

(o)	Deposit growth;

(p)	Margins;

(q)	Operating efficiency;

(r)	Operating expenses;

(s)	Economic value added;

(t)	Improvement in or attainment of expense levels;

(u)	Improvement in or attainment of working capital levels;

(v)	Debt reduction;

(w)	Capital targets; and

(x)	Consummation of acquisitions, dispositions, projects or other specific events or transactions.

The Committee also has the authority to provide for accelerated vesting of any Award based on the achievement of performance goals pursuant to the Performance Measures specified in this Article 11. The Committee also has the authority to use any other performance measures in connection with Awards under the Plan that are not intended to qualify as Performance-Based Compensation.

11.2 Evaluation of Performance. The Committee will determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given participant and, if they have, to so certify and ascertain the amount of the applicable Award. The Committee may provide in any such Award that any evaluation of performance may include or exclude any of the following events that occurs during a Performance Period: (a) asset write-downs, (b) litigation or claim judgments or settlements, (c) the effect of changes in tax laws, accounting principles or regulations, or other laws or provisions affecting reported results, (d) any reorganization and restructuring programs, (e) Extraordinary Items for the applicable year, (f) mergers, acquisitions or divestitures, and (g) foreign exchange gains and losses. To the extent such inclusions or exclusions affect Awards to Covered Employees, they may be prescribed in a form that meets the requirements of Code Section 162(m) for deductibility.

11.3 Committee Discretion. In the event that the requirements of Section 162(m) and the regulations thereunder change to permit Committee discretion to alter the governing Performance Measures without obtaining shareholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining shareholder approval. In addition, in the event that the Committee determines that it is advisable to grant Awards that shall not qualify as Performance-Based Compensation and/or to amend previously granted Awards in a way that would disqualify them as Performance-Based Compensation, the Committee may make such grants without satisfying the requirements of Code Section 162(m) and may base vesting on Performance Measures other than those set forth in Section 11.1 and/or make such amendments.

Article 12. Annual Incentive Pool Awards

12.1 Establishment of Incentive Pool. The Committee may designate Associates, including but not limited to Covered Employees, who are eligible to receive a monetary payment in any Plan Year based on a percentage of an incentive pool equal to the greater of: (i) three percent (3%) of the Company’s Consolidated Operating Earnings for the Plan Year, (ii) twenty percent (20%) of the Company’s Operating Cash Flow for the Plan Year, or (iii) five percent (5%) of the Company’s Net Income for the Plan Year. At the beginning of the Plan Year, the Committee shall allocate an incentive pool percentage to each participating Associate for each Plan Year. In no event may (1) the incentive pool percentage for any one participating Associate exceed fifty percent (50%) of the total pool, (2) the sum of the incentive pool percentages for all participating Associates exceed one hundred percent (100%) of the total pool or (3) the monetary payment for any one participating Associate exceed $10 million.

12.2 Determination of Participating Associates’ Portions. As soon as possible after the determination of the incentive pool for a Plan Year, the Committee shall calculate each participating Associate’s allocated portion of the incentive pool based upon the percentage established at the beginning of the Plan Year. Each participating Associate’s Annual Incentive Pool Award then shall be determined by the Committee based on the participating Associate’s allocated portion of the incentive pool subject to adjustment in the sole discretion of the Committee. In no event may the portion of the incentive pool allocated to a Covered Employee be increased in any way, including as a result of the reduction of any other participating Associate’s allocated portion. The Committee shall retain the discretion to adjust all such Annual Incentive Pool Awards downward and provide for such other terms as it feels necessary or appropriate (including the effect, if any, of a Change of Control, death, Disability or Retirement).

Article 13. Dividend Equivalents

In the discretion of the Committee, any Participant selected by the Committee may be granted dividend equivalents based on the dividends declared on Shares that are subject to any Award during the period between the date the Award is granted and the date the Award is exercised, vests, pays out or expires. Such dividend equivalents may be awarded or paid in the form of cash, Shares, Restricted Stock, or Restricted Stock Units, or a combination, and shall be determined by such formula and at such time and subject to such accrual, forfeiture, or payout restrictions or limitations as determined by the Committee in its sole discretion. In no event shall dividend equivalents be granted with respect to Options or SARs. In addition, dividend equivalents granted with respect to Performance Shares or Performance Units shall not be distributed during the Performance Period or to the extent any such Award is otherwise unearned.

Article 14. Beneficiary Designation

Each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Company during the Participant’s lifetime. In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to the Participant’s estate.

Article 15. Deferrals

The Committee may permit or require (including without limitation, for purposes of deductibility under Section 162(m) of the Code) a Participant to defer such Participant’s receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant by virtue of the lapse or waiver of restrictions with respect to Restricted Stock or Restricted Stock Units, or the satisfaction of any requirements or performance goals with respect to Performance Shares, Performance Units, Cash-Based Awards, Other Stock-Based Awards and Annual Incentive Pool Awards. If any such deferral is required or permitted, the Committee shall, in its sole discretion, establish rules and procedures for such payment or Share delivery deferrals and any notional earnings to be credited on such deferred amounts, provided that in the case of any Award intended to qualify as Performance-Based Compensation such earnings shall be in compliance with Code Section 162(m).

Article 16. Rights of Participants

16.1 Employment; Services. Nothing in the Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Affiliates, and/or its Subsidiaries, to terminate any Participant’s employment or service as a Director or Third Party Service Provider at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service as a Director or Third Party Service Provider for any specified period of time.

Neither an Award nor any rights arising under the Plan shall constitute an employment contract with the Company, its Affiliates, and/or its Subsidiaries and, accordingly, subject to Articles 3 and 17, the Plan and any Award hereunder may be terminated at any time in the sole and exclusive discretion of the Committee without giving rise to any liability on the part of the Company, its Affiliates, and/or its Subsidiaries.

16.2 Participation. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to be selected to receive a future Award.

16.3 Rights as a Shareholder. Except as otherwise provided herein, a Participant shall have none of the rights of a shareholder with respect to Shares covered by any Award until the Participant becomes the record holder of such Shares.

Article 17. Amendment, Modification, Suspension, and Termination

17.1 Amendment, Modification, Suspension, and Termination; No Repricings. Subject to Section 17.3, the Committee may, at any time and from time to time, alter, amend, modify, suspend, or terminate the Plan and any Award Agreement in whole or in part; provided, however, that no amendment of the Plan or an Award shall be made without shareholder approval if shareholder approval is required by law, regulation, or stock exchange rule. Furthermore, other than in connection with a change in the Company’s capitalization (as described in Section 4.4), the Committee shall not, without stockholder approval, reduce the Option Price or Grant Price of a previously awarded Option or Stock Appreciation Right and, at any time when the Option Price or Grant Price of the previously awarded Option or Stock Appreciation Right is above the Fair Market Value of a Share, the Committee shall not, without stockholder approval, cancel and re-grant or exchange such Option or Stock Appreciation Right for cash or a new Award with a lower (or no) Option Price or Grant Price or take any other action that would be considered a repricing for purposes of US generally accepted accounting practices or any applicable stock exchange rule.

17.2 Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of, and the performance criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 hereof) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Committee as to the foregoing adjustments, if any, shall be conclusive and binding upon Participants, the Company, and all other interested persons.

17.3 Awards Previously Granted.

(a)	Notwithstanding any other provision of the Plan to the contrary (other than the provisos of Section 17.1 regarding shareholder approval), no termination, amendment, suspension, or modification of the Plan or an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award; provided, however, that the Committee may terminate any Award previously granted and any Award Agreement relating thereto in whole or in part provided that upon any such termination the Company in full consideration of the termination of (i) any Option outstanding under the Plan (whether or not vested or exercisable) or portion thereof pays to such Participant an amount in cash for each Share subject to such Option or portion thereof being terminated equal to the excess, if any, of (a) the value at which a Share received pursuant to the exercise of such Option would have been valued by the Company at that time for purposes of determining applicable withholding taxes or other similar statutory amounts, over (b) the Option Price, or, if the Committee permits and the Participant elects, accelerates the exercisability of such Participant’s Option or portion thereof (if necessary) and allows such Participant thirty (30) days to exercise such Option or portion thereof before the termination of such Option or portion thereof, or (ii) any Award other than an Option outstanding under the Plan or portion thereof pays to such Participant an amount in Shares or cash or a combination thereof (as determined by the Committee in its sole discretion) equal to the value of such Award or portion thereof being terminated as of the date of termination (assuming the acceleration of the exercisability of such Award or portion thereof, the lapsing of any restrictions on such Award or portion thereof or the expiration of any deferral or vesting period of such Award or portion thereof) as determined by the Committee in its sole discretion.

(b)	Notwithstanding any other provision of the Plan to the contrary (other than the provisos of Section 17.1 regarding shareholder approval), the Committee may authorize the repurchase of any Award by the Company at any time for such price and on such terms and conditions as the Committee may determine in its sole discretion, provided, however, that, without the prior approval of the Company’s shareholders, the Committee may not permit repurchase by the Company of Options or SARs with an Option Price or Grant Price, respectively, above the Fair Market Value of the Shares at the time of such repurchase.

Article 18. Withholding

18.1 Tax Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company, the minimum statutory amount to satisfy federal, state, and local taxes or similar charges, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of or in connection with the Plan or any Award.

18.2 Share Withholding. With respect to withholding required upon the exercise of Options or SARs, upon the lapse of restrictions on Restricted Stock and Restricted Stock Units, or upon the achievement of performance goals related to Performance Shares, or any other taxable event arising as a result of or in connection with an Award granted hereunder, Participants may elect, subject to the approval of the Committee, or the Committee may require the Participant, to satisfy the withholding requirement, in whole or in part, by having the Company withhold Shares having a Fair Market Value on the date the tax is to be determined equal to the minimum statutory total tax that could be imposed on the transaction. Any and all such Participant elections to withhold shall be irrevocable, made in writing, and signed by the Participant, and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate. Any and all such Committee requirements to withhold shall either be set forth in the Award Agreement or otherwise communicated to the Participant by notice subsequent to the time of grant and shall be subject to any restrictions or limitations that the Committee, in its sole discretion, deems appropriate.

Article 19. Successors

All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

Article 20. General Provisions

20.1 Forfeiture Events.

(a)	The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but shall not be limited to, termination of employment for cause (as determined by the Committee in its discretion), termination of the Participant’s provision of services as a Director or Third Party Service Provider to the Company, Affiliate, and/or Subsidiary, violation of material Company, Affiliate, and/or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Company, its Affiliates, and/or its Subsidiaries.

(b)	Failure by a Participant to comply with any of the terms and conditions of the Plan or any Award Agreement shall be grounds for the cancellation and forfeiture of such Award, in whole or in part, as the Committee, in its discretion, may determine.

(c)	Each Participant agrees to reimburse the Company with respect to any Award granted under the Plan (or any award granted under any Prior Plan) to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, as determined by the Board in its discretion, or as otherwise required by applicable law.

20.2 Legend. The certificates or book entry for Shares may include any legend or coding, as applicable, which the Committee deems appropriate to reflect any restrictions on transfer of such Shares.

20.3 Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

20.4 Severability. In the event any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

20.5 Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

20.6 Delivery of Title. The Company shall have no obligation to issue or deliver evidence of title for Shares issued under the Plan prior to:

(a)	Obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and

(b)	Completion of any registration or other qualification of the Shares under any applicable national or foreign law or ruling of any governmental body that the Company determines to be necessary or advisable.

20.7 Inability to Obtain Authority. The inability of the Company (after reasonable efforts) to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and/or sale of any Awards or Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue and/or sell such Awards or Shares as to which such requisite authority shall not have been obtained.

20.8 Investment Representations. The Committee may require any person receiving Shares pursuant to an Award under the Plan to represent and warrant in writing that the person is acquiring the Shares for investment and without any present intention to sell or distribute such Shares.

20.9 Participants Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company, its Affiliates, and/or its Subsidiaries operate or have Associates, Directors or Third Party Service Providers, the Committee, in its sole discretion, shall have the power and authority to:

(a)	Determine which Affiliates and Subsidiaries shall be covered by the Plan;

(b)	Determine which Associates, Directors and/or Third Party Service Providers outside the United States are eligible to participate in the Plan;

(c)	Modify the terms and conditions of any Award granted to Associates, Directors and/or Third Party Service Providers outside the United States to comply with applicable foreign laws;

(d)	Establish subplans and modify exercise procedures and other terms and procedures, to the extent such actions may be necessary or advisable. Any subplans and modifications to Plan terms and procedures established under this Section 20.9 by the Committee shall be attached to the Plan document as appendices; and

(e)	Take any action, before or after an Award is made, that it deems advisable to obtain approval or comply with any necessary local government regulatory exemptions or approvals.

Notwithstanding the above, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate applicable law.

20.10 Uncertificated Shares. To the extent that the Plan provides for issuance of certificates to reflect the transfer of Shares, the transfer of such Shares may be effected on a noncertificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange.

20.11 Unfunded Plan. Except as provided in Section 5.3 herein: (a) Participants shall have no right, title, or interest whatsoever in or to any investments that the Company, its Subsidiaries, and/or Affiliates may make to aid it in meeting its obligations under the Plan; (b) nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative, or any other person; (c) to the extent that any person acquires a right to receive payments from the Company, its Subsidiaries, and/or Affiliates under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company, a Subsidiary, or an Affiliate, as the case may be; and (d) all payments to be made hereunder shall be paid from the general funds of the Company, a Subsidiary, or an Affiliate, as the case may be and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended.

20.12 No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, Awards, or other property shall be issued or paid in lieu of fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

20.13 Retirement and Welfare Plans. Neither Awards made under the Plan nor Shares or cash paid pursuant to such Awards will be included as “compensation” for purposes of computing the benefits payable to any Participant under the Company’s or any Subsidiary’s or Affiliate’s retirement plans (both qualified and non-qualified) or welfare benefit plans unless such other plan expressly provides that such compensation shall be taken into account in computing a participant’s benefit or except as the Committee may otherwise determine in its discretion.

20.16 Nonexclusivity of the Plan. Neither the adoption of the Plan nor the grant of any Award shall be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

20.17 No Constraint on Corporate Action. Nothing in the Plan shall be construed to: (a) limit, impair, or otherwise affect the Company’s or a Subsidiary’s or an Affiliate’s right or power to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets; or, (b) limit the right or power of the Company, a Subsidiary or an Affiliate to take any action which such entity deems to be necessary or appropriate.

20.18 Governing Law. The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of the Plan to the substantive law of another jurisdiction. Unless otherwise provided in the Award Agreement, recipients of an Award under the Plan are deemed to submit to the exclusive jurisdiction and venue of the federal or state courts of Delaware to resolve any and all issues that may arise out of or relate to the Plan or any related Award Agreement.

APPENDIX B – PROPOSED AMENDMENTS TO CAPITAL ONE FINANCIAL CORPORATION’S RESTATED CERTIFICATE OF INCORPORATION TO REMOVE SUPERMAJORITY VOTING STANDARDS APPLICABLE TO CERTAIN ACTIONS

Set forth below is the text of the Company’s Restated Certificate of Incorporation proposed to be amended by Items 5(a)-(c). Proposed additions are indicated by double underlining and proposed deletions are indicated by strike-through.

Item 5(a):  Remove Supermajority Voting Standards for Future Amendments to the Bylaws and the Certificate

Proposed Amendment to Article V:

~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock (as defined below), voting together as a single class, shall be required to amend or repeal, or adopt any provisions inconsistent, with this Article V. For the purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.~~

Proposed Amendment to Article VI, Paragraph (C):

(C)        For purposes of this Certificate of Incorporation, “Voting Stock” shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of Directors.

Proposed Amendment to Article VI, Paragraph (B):

(B)        The Corporation may in its Bylaws confer powers upon the Board of Directors in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board of Directors by law. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, subparagraph (i) of paragraph (A) of this Article VI.~~

Proposed Amendment to Article VII:

Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances or to consent to specific actions taken by the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing in lieu of a meeting of such stockholders. ~~Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VII.~~

Proposed Amendment to Article VIII, Paragraph (E):

~~(E)        Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80 percent of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article VIII.~~

Proposed Amendment to Article VI, Paragraph (A)(i):

(A)        In furtherance and not in limitation of the powers conferred by law, the Board of Directors is expressly authorized and empowered:

(i)        to adopt, amend or repeal the Bylaws of the Corporation, provided, however, that the Bylaws adopted by the Board of Directors under the powers hereby conferred may be altered, amended or repealed by the Board of Directors or by the stockholders having voting power with respect thereto, provided further than in the case of amendments by stockholders, the affirmative vote of the holders of at least ~~80 percent~~a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to alter, amend or repeal, the Bylaws; and

Item 5(b): Remove Supermajority Voting Standard for Removing Any Director from Office

Proposed Amendment to Article VIII, Paragraph (D):

(D)        Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specific circumstances, (i) any director serving in a class of directors elected for a term expiring at the third annual meeting of stockholders following the election of such class shall be removable only for cause and all other directors shall be removable either for or without cause, and (ii) the removal of any director, whether for or without cause, requires the affirmative vote of the holders of at least ~~80 percent~~a majority of the voting power of the then outstanding Voting Stock, voting together as a single class.

Item 5(c): Remove Supermajority Voting Standards Related to Certain Business Combinations

Proposed Amendment to Article IX, Section 1, Paragraph (A):

(A)        Higher Vote for Certain Business Combinations. In addition to any affirmative vote required by law or this Certificate of Incorporation and except as otherwise expressly provided in Section 2 of this Article IX:

(i)         any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Stockholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or

(ii)         any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder, including all Affiliates of the Interested Stockholder, of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of $10,000,000 or more; or

(iii)         the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder, including all Affiliates of the Interested Stockholder, in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

(iv)         the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliates of an Interested Stockholder; or

(v)         any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not an Interested Stockholder is a party thereto) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which are directly or indirectly owned by any Interested Stockholder or one or more Affiliates of the Interested Stockholder;

shall require the affirmative vote of the holders of at least ~~75%~~a majority of the voting power of the then outstanding Voting Stock, voting together as a single class, including the affirmative vote of the holders of at least ~~75%~~a majority of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be permitted by law or in any agreement with any national securities exchange or otherwise.

Proposed Amendment to Article IX, Section 6:

Section 6. Amendment, Repeal, etc. Notwithstanding any other provisions of this Certificate of Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be permitted by law, this Certificate of Incorporation or the Bylaws of the Corporation), but in addition to any affirmative vote of the holders of any particular class of Voting Stock required by law or this Certificate of Incorporation, the affirmative vote of the holders of ~~80%~~a majority of the voting power of the shares of the then outstanding Voting Stock voting together as a single class, including the affirmative vote of the holders of ~~80%~~a majority of the voting power of the then outstanding Voting Stock not owned directly or indirectly by any Interested Stockholder or any Affiliate of any Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article IX of this Certificate of Incorporation.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Daylight Time on April 30, 2014. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Capital One in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until11:59 P.M. Eastern Daylight Time on April 30, 2014. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. CAPITAL ONE FINANCIAL CORPORATION 1680 CAPITAL ONE DR. MCLEAN, VA 22102-3491 M68081-P45408-Z62110 CAPITAL ONE FINANCIAL CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors The Board of Directors recommends you vote FOR proposals 2, 3 and 4, and FOR each item of proposal 5. Abstain Against For Against Abstain For 2. Ratification of selection of Ernst & Young LLP as independent auditors of Capital One for 2014. 1a. Richard D. Fairbank 3. Approval of Capital One’s Third Amended and Restated 2004 Stock Incentive Plan. 1b. Patrick W. Gross 4. Advisory approval of Capital One’s 2013 Named Executive Officer compensation. 1c. Ann Fritz Hackett 1d. Lewis Hay, III 5. Approval of amendments to Capital One’s Restated Certificate of Incorporation to remove supermajority voting standards applicable to the following actions: 1e. Benjamin P. Jenkins, III 5a. Future amendments to the Amended and Restated Bylaws and the Restated Certificate of Incorporation 1f. Pierre E. Leroy 1g. Peter E. Raskind 5b. Removing any director from office 5c. Certain business combinations 1h. Mayo A. Shattuck III The Board of Directors recommends you vote AGAINST proposal 6. 1i. Bradford H. Warner 1j. Catherine G. West 6. Stockholder proposal regarding an independent board chairman, if presented at the meeting. NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com. M68082-P45408-Z62110 CAPITAL ONE FINANCIAL CORPORATION Annual Stockholder Meeting Thursday, May 1, 2014 10:00 a.m. Capital One’s Headquarters 1680 Capital One Drive McLean, Virginia 22102 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints Richard D. Fairbank and John G. Finneran, Jr., and either of them, proxies of the undersigned, with full power of substitution, to vote all the shares of Common Stock of Capital One Financial Corporation, a Delaware corporation, held of record by the undersigned on March 6, 2014, at the Annual Stockholder Meeting to be held onMay 1, 2014 and at any postponement or adjournment thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ALL PORTIONS OF ITEMS (1), (2), (3), (4) AND (5), “AGAINST” ITEM (6), AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING. Continued and to be signed on reverse side